                                                                   Exhibit 10.20


                                  LEASE BETWEEN

            ARTHUR J. GUTIERREZ AND JOHN A. CATALDO, CLASS A TRUSTEES
              AND HOWARD STOCK AND MARC D. LEVY, CLASS B TRUSTEES,
              ALL AS TRUSTEES OF MICHELSON FARM-WESTFORD TECHNOLOGY
          PARK TRUST, UNDER DECLARATION OF TRUST DATED OCTOBER 1, 1984, RECORDED WITH THE MIDDLESEX NORTH DISTRICT REGISTRY OF DEEDS IN BOOK 2863,
                                    PAGE 235

                                       AND

                            UNISPHERE SOLUTIONS, INC.

                                       FOR

          150,000 SQUARE FEET - MICHELSON FARM-WESTFORD TECHNOLOGY PARK
                             WESTFORD, MASSACHUSETTS


                                      INDEX

REFERENCE DATA

Paragraph 1.1              Subject Referred To                                           1
Paragraph 1.2              Exhibits                                                      4

ARTICLE II - PREMISES AND TERM:

Paragraph 2.1              Premises                                                      4
Paragraph 2.2              Term                                                          6

ARTICLE III - CONSTRUCTION:

Paragraph 3.1              Initial Construction                                          6
Paragraph 3.1.1            Tenant's Work                                                10
Paragraph 3.1.2            Tenant's Construction Work                                   12
Paragraph 3.2              Preparation of Premises for Occupancy                        13
Paragraph 3.2.1            Partial Occupancy and Rent Commencement                      16
Paragraph 3.3              General Provisions Applicable to Construction                16
Paragraph 3.4              Representatives                                              16
Paragraph 3.5              Force Majeure                                                17
Paragraph 3.6              Arbitration by Architects                                    17
Paragraph 3.7              Warranty of Landlord's Work and Tenant's Work                18

ARTICLE IV - RENT:

Paragraph 4.1              Rent                                                         18
Paragraph 4.2              Operating Cost Escalation                                    19
Paragraph 4.3              Payments                                                     23

ARTICLE V - LANDLORD'S COVENANTS:

Paragraph 5.1              Landlord's Covenants during the Term                         24
Paragraph 5.1.1            Building Services                                            24
Paragraph 5.1.2            Additional Building Services                                 24
Paragraph 5.1.3            Repairs                                                      24
Paragraph 5.1.4            Quiet Enjoyment                                              25
Paragraph 5.1.5            Intentionally Deleted                                        25
Paragraph 5.1.6            Landlord's Insurance                                         25
Paragraph 5.1.7            Landlord's Indemnity                                         25
Paragraph 5.1.8            Hazardous Materials                                          26
Paragraph 5.1.9            Tenant's Costs                                               26
Paragraph 5.2              Interruptions                                                27

ARTICLE VI - TENANT'S COVENANTS:

Paragraph 6.1              Tenant's Covenants during the Term                           28
Paragraph 6.1.1            Tenant's Payments                                            28
Paragraph 6.1.2            Repairs and Yielding Up                                      29
Paragraph 6.1.3            Occupancy and Use                                            29
Paragraph 6.1.4            Rules and Regulations                                        29
Paragraph 6.1.5            Compliance with Laws and Safety Appliances                   29
Paragraph 6.1.6            Assignment and Subletting                                    30
Paragraph 6.1.7            Indemnity                                                    33
Paragraph 6.1.8            Tenant's Liability Insurance                                 33
Paragraph 6.1.9            Tenant's Workmen's Compensation Insurance                    33
Paragraph 6.1.10           Landlord's Right of Entry                                    33
Paragraph 6.1.11           Loading                                                      34
Paragraph 6.1.12           Landlord's Costs                                             34
Paragraph 6.1.13           Tenant's Property                                            34
Paragraph 6.1.14           Labor or Materialmen's Liens                                 34
Paragraph 6.1.15           Changes or Additions                                         34
Paragraph 6.1.16           Holdover                                                     36
Paragraph 6.1.17           Hazardous Materials                                          36
Paragraph 6.1.18           Signs                                                        37
Paragraph 6.1.19           Tenant's Authority                                           38
Paragraph 6.1.20           Confidentiality                                              38

ARTICLE VII - CASUALTY AND TAKING:

Paragraph 7.1              Casualty and Taking                                          38
Paragraph 7.2              Reservation of Award                                         41
Paragraph 7.3              Additional Casualty Provisions                               41

ARTICLE VIII - RIGHTS OF MORTGAGEE:

Paragraph 8.1              Priority of Lease                                            42
Paragraph 8.2              Limitation on Mortgagees Liability                           42
Paragraph 8.3              Mortgagee's Election                                         42
Paragraph 8.4              No Prepayment or Modification                                42
Paragraph 8.5              No Release or Termination                                    43
Paragraph 8.6              Continuing Offer                                             43
Paragraph 8.7              Submittal of Financial Statement                             43

ARTICLE IX - DEFAULT:

Paragraph 9.1              Events of Default                                            44
Paragraph 9.2              Tenant's Obligations After Termination                       44

ARTICLE X - MISCELLANEOUS:

Paragraph 10.1             Titles                                                       45
Paragraph 10.2             Notice of Lease                                              45
Paragraph 10.3             Notices from One Party to the Other                          45
Paragraph 10.4             Bind and Inure                                               46
Paragraph 10.5             No Surrender                                                 46
Paragraph 10.6             No Waiver, etc.                                              46
Paragraph 10.7             No Accord and Satisfaction                                   46
Paragraph 10.8             Cumulative Remedies                                          47
Paragraph 10.9             Partial Invalidity                                           47
Paragraph 10.10            Right to Cure                                                47
Paragraph 10.11            Estoppel Certificate                                         48
Paragraph 10.12            Waiver of Subrogation                                        48
Paragraph 10.13            Brokerage                                                    49
Paragraph 10.14            Parking/Traffic Personnel                                    49
Paragraph 10.15            Access                                                       50
Paragraph 10.16            Entire Agreement                                             50
Paragraph 10.17            Governing Law                                                50
Paragraph 10.18            Additional Representations                                   50
Paragraph 10.19            Rooftop Communication Equipment                              50

                     Date of Lease Execution: March 31, 2000


                                 REFERENCE DATA

1.1  SUBJECTS REFERRED TO:

     Each reference in this Lease to any of the following subjects shall incorporate the data stated for that subject in this Section 1.1.

     LANDLORD:                     Arthur J. Gutierrez and John A. Cataldo,
                                   Class A Trustees, and Howard Stock and Marc
                                   D. Levy, Class B Trustees, all as Trustees of
                                   Michelson Farm-Westford Technology Park
                                   Trust, under Declaration of Trust dated
                                   October 1, 1984, recorded with the Middlesex
                                   North District Registry of Deeds in Book
                                   2863, Page 235

     MANAGING AGENT:               The Gutierrez Company

     LANDLORD'S AND MANAGING       Burlington Office Park
     AGENT'S ADDRESS:              One Wall Street
                                   Burlington, Massachusetts 01803

     LANDLORD'S REPRESENTATIVE:    John A. Cataldo

     LANDLORD'S CONSTRUCTION       Arturo J. Gutierrez, John A. Cataldo
     REPRESENTATIVES:              or P. Agustin Rios

     TENANT:                       Unisphere Solutions, Inc.

     TENANT'S ADDRESS              Prior to Term Commencement Date:
     (FOR NOTICE & BILLING):       Unisphere Solutions, Inc.
                                   5 Carlisle Road
                                   Westford, MA  01886

                                   After Term Commencement Date:
                                   Unisphere Solutions, Inc.
                                   11 Technology Park Drive
                                   Westford, Massachusetts 01886

     TENANT'S REPRESENTATIVE(S):   Robert T. Curtin

     TENANT'S CONSTRUCTION
     REPRESENTATIVE(S):            Andrew Currie

     BUILDING:                     Three (3) story building consisting of
                                   150,000 rentable square feet constructed upon the land described on Exhibit A attached hereto (the "Lot") in accordance with the final Landlord's Plans and Tenant's Plans (as defined in Article III hereof, and any replacements thereof) and any alterations and additions thereto, including the Tenant's
                                   Work (as hereinafter defined), and including any expansion pursuant to Exhibit R. The legal description of the Lot is attached hereto as Exhibit A-1.

     RENTABLE FLOOR AREA OF        150,000 gross square feet, as further
     TENANT'S SPACE:               described in Exhibit A

     TOTAL RENTABLE FLOOR AREA     150,000 gross square feet, as may be
     OF THE BUILDING:              expanded pursuant to Exhibit R

     SCHEDULED TENANT'S DESIGN     July 15, 2000, subject to the
     COMPLETION DATE:              provisions of Section 3.1

     SCHEDULED TERM                January 31, 2001
     COMMENCEMENT DATE:

     OUTSIDE DELIVERY DATE:        Per Section 3.2

     TERM EXPIRATION DATE:         Ten (10) years following the Term
                                   Commencement Date determined in accordance with Section 3.2, subject to extension in accordance with Exhibit F.

     TERM:                         Ten (10) years, subject to extension in
                                   accordance with Exhibit F.

     FIXED RENT:                   Years 1-5: $2,386,080.00/Year;
                                   $198,840.00/Month; ($15.91/RSF)
                                   Years 6-10: $2,828,580.00/Year;
                                   $235,715.00/Month; ($18.86/RSF)
                                   [To Be Adjusted by Section 3.1.1, if
                                   Applicable]

     ANNUAL ESTIMATED OPERATING
     COSTS: (Including Real Estate
     Taxes)                        $638,580.00/Year; $53,215.00/Month;
                                   ($4.26/RSF)

     ESTIMATED COST OF ELECTRICAL
     SERVICE TO TENANT'S SPACE
     [Excluded from Fixed Rent]:   See Exhibit D, Paragraph VII

     FIRST FISCAL YEAR FOR TENANT'S
     PAYING OPERATING COSTS        December 31, first occurring twelve (12)
     ESCALATION YEAR ENDING:       months after the Term Commencement Date.

     SECURITY DEPOSIT:             Not Applicable

     GUARANTOR:                    Not Applicable

     PERMITTED USES:               General office, light industrial research and
                                   development, laboratory and such other uses that are ancillary and accessory thereto.

     REAL ESTATE BROKERS:          Cushman & Wakefield of Massachusetts, Inc.
                                   and CB Richard Ellis

     PUBLIC LIABILITY INSURANCE:
     BODILY INJURY AND PROPERTY DAMAGE:

                                   Each Occurrence:  $1,000,000.00
                                   Aggregate:        $2,000,000.00

     SPECIAL PROVISIONS:           Parking:                   Per Section 10.14
                                   Option to Extend:          Per Exhibit F
                                   Allowances:                Per Exhibit M
                                   Guaranty of Completion:    Per Exhibit O
                                   Market Rent:               Per Exhibit P
                                   Expansion Option:          Per Exhibit R
                                   Right of First Offer       Per Exhibit U

1.2  EXHIBITS

     The Exhibits listed below in this Section are incorporated in this Lease by reference and are to be construed as part of this Lease:

     EXHIBIT A      Plans Showing Tenant's Space, the Lot and the Park
                    (including the Building Parking Area and Common Areas)
     EXHIBIT A-1    Legal Description of the Lot
     EXHIBIT B-1    Preliminary Base Building Plans
     EXHIBIT B-2    Base Building Outline Specifications
     EXHIBIT C-1    Form of Certificate of Substantial Completion
     EXHIBIT C-2    Form of Certificate of Final Completion
     EXHIBIT D      Landlord's Services
     EXHIBIT E      Rules and Regulations
     EXHIBIT F      Option to Extend
     EXHIBIT G      Tenant Estoppel Certificate
     EXHIBIT H      Intentionally Deleted
     EXHIBIT I      Park Covenants
     EXHIBIT J      Subordination, Non-Disturbance and Attornment Agreement
     EXHIBIT K      Form of Work Change Order
     EXHIBIT L      Definition of Cost of the Work
     EXHIBIT M      Allowances
     EXHIBIT N      Proposed Expanded Building Footprint and Site Plan
     EXHIBIT O      Guaranty of Completion
     EXHIBIT P      Definition of Market Rent
     EXHIBIT Q      List of Existing Exclusives and Exclusions
     EXHIBIT R      Expansion Option
     EXHIBIT S      Schedule
     EXHIBIT T      Form of Notice of Lease
     EXHIBIT U      Right of First Offer

                               ARTICLE II
                            PREMISES AND TERM

2.1  PREMISES

     Subject to and with the benefit of the provisions of this Lease, Landlord hereby leases to Tenant and Tenant leases from Landlord, the Rentable Floor Area of Tenant's Space in the Building (hereinafter, the "Tenant's Space") all as more particularly shown on Exhibit A attached hereto and made a part hereof, as the same may be expanded pursuant to Exhibit R, together with the appurtenances described below and in Section 10.14 of this Lease. Tenant's Space as the same may be expanded pursuant to Exhibit R, with such appurtenances, is hereinafter collectively referred to as "the Premises".

     Tenant shall have, as appurtenant to the Premises, the right to use the areas shown on the Plan attached as Part of hereto as Exhibit A as "Building Parking Area", all subject to and as further provided in Section 10.14 hereof and the Landlord's reserved expansion rights set forth in Exhibit R.

     Tenant shall also have, as appurtenant to the Premises, the right to use in common with others entitled thereto, subject to reasonable rules of general applicability to tenants and owners of other lots in the park, commonly known and referred to as the Michelson Farm-Westford Technology Park and shown on the Plan of the Park attached hereto as part of Exhibit A (the "Park") from time to time made by Landlord in accordance with Section 6.1.4 of which Tenant is given written notice: (a) the common areas now or hereafter located at the Park (the "Common Areas"), including, without limitation, the Common Areas shown on the Plan of the Park attached hereto as part of Exhibit A, as such Common Areas may be amended or modified by Landlord from time to time during the Term hereof (b) all rights to access, all service areas, drainage of surface water runoff, including, without limitation, storm drainage systems and detention areas, (c) all grades, driveways, roadways, sidewalks and footways, lighting systems and traffic flow patterns, (d) all parking areas designated as common or visitors parking areas for use of the entire Park, if any, (e) all other rights appurtenant to the Lot and the Building, (f) all means of access to and from the Building to the Common Areas, including, without limitation, all sidewalks, roads, driveways and the like, and (g) all utility lines, electricity, water and sewage disposal.

     The Landlord and the Tenant acknowledge and agree that as a condition of the Tenant's obligations under the Lease, the Tenant shall require a leasehold title insurance policy insuring the Tenant's leasehold interest in the Premises. Inasmuch as the lot plans, easements and related matters are being finalized coterminously with the execution of the Lease, the Landlord covenants with the Tenant that it shall cooperate with the Tenant during the construction of the Premises to finalize a leasehold title insurance policy in form and content reasonably acceptable to the Tenant. A loan policy will be generated by the Landlord in connection with the construction financing to be secured by Landlord and the Tenant's leasehold title policy shall be generated simultaneously therewith. The cost of the Tenant's leasehold title insurance policy shall be the sole responsibility of the Tenant.

The Tenant's leasehold title insurance policy shall insure Tenant's right of access to the Premises and all easements required for drainage, utilities and other matters necessary for the Tenant's operations in the Premises. It shall also provide that the improvements to be located on the Lot, including without limitation the parking, shall not interfere with, encroach upon, be prohibited by or cause a violation of any easements which encumber the Lot.

2.2  TERM

     To have and to hold for a period (the "Term") commencing on the Term Commencement Date determined in accordance with Section 3.2 (which said date is at times being hereafter referred to as the "Commencement Date") and continuing until the Term Expiration Date, unless sooner terminated as provided in Sections
3.2 or 7.1 or in Article IX, or unless extended pursuant to Exhibit F.

                                   ARTICLE III
                                  CONSTRUCTION

3.1  INITIAL CONSTRUCTION

     Landlord shall fully construct the base Building in accordance with the preliminary base building plans, including, without limitation, floor plans, elevations and site plan(s) (collectively, the "PBBP") and Base Building Outline Specifications attached hereto as Exhibits B-1 and B-2, respectively (all of such work being collectively referred to as the "Landlord's Work"). In the event of differences between the PBBP or the Landlord's Plans (as hereinafter defined) and the Base Building Outline Specifications, the Base Building Outline Specifications shall govern and control until the Landlord's Plans (as hereinafter defined) are prepared.

     A complete set of final base Building plans and construction drawings and specifications, such drawings and specifications to include a detail schedule of core base Building finish items such as, but not limited to, carpets, doors, hardware, ceiling grids/tiles, lavatory fixtures, light fixtures, window blinds, lobby finishes and paint/wall coverings (collectively, the "Landlord's Plans") shall be prepared by Landlord, at its sole cost and expense. Landlord and Tenant agree to work together with Landlord's architect, Symmes Maini and McKee Associates, Inc. in order to achieve a design that meets the standard set forth below. Furthermore, Landlord agrees to use good faith and diligent efforts to deliver the Landlord's Plans to Tenant on or before May 1, 2000. Upon receipt, Tenant shall have seven (7) business days to comment upon the Landlord's Plans. Landlord and Tenant shall use reasonable efforts to reach agreement on the Landlord's Plans as soon thereafter as possible. In reaching agreement, Landlord and Tenant shall each approve portions of the Landlord's Plans that are in acceptable form and shall note their respective objections to the portions that are unacceptable to each of them so as to enable Landlord to continue construction and order materials in a timely manner. In the event that Landlord's Plans conform with the PBBP, but Tenant does not approve the Landlord's Plans within seven (7) business days of receipt thereof from Landlord, then the Outside Delivery Date (as hereinafter defined) shall be extended for a number of days equal to the number of Tenant Plan Delay Days, as such term is hereinafter defined. The number of Tenant Plan Delay Days are defined as and shall be calculated by determining the actual number of days as certified by Landlord and its architect that the Term Commencement Date was delayed by such Tenant's failure to approve the Landlord's Plans within the required seven (7) business days. Landlord agrees to provide Tenant with written notice of such determination, such notice to include reasonable detail describing the cause of the delay and the number of Tenant Plan Delay Days as certified by Landlord and its architect. If Tenant and Tenant's Architect (as hereinafter defined) disagree with the existence or calculation of Tenant Plan Delay Days as determined by Landlord and its architect, then Tenant shall, within seven (7) business days of receipt of Landlord's notice, notify Landlord of its disagreement, whereupon the dispute shall be determined pursuant to the arbitration procedures described in Section 3.6 hereof.

     Landlord and Tenant hereby acknowledge and agree that, except as otherwise set forth herein, following approval by Landlord and Tenant (which shall be in writing as hereinafter provided), no amendments, modifications or changes shall be made to the Landlord's Plans without Tenant's prior written approval in each instance, which such approval shall not be unreasonably withheld or delayed; provided, however, no such prior approval of Tenant shall be required if the proposed amendments, modifications or changes are, in Landlord's reasonable opinion (i) non-material in nature, (ii) replaced by substantially equivalent or better items and at all times equal to or better than that of the building located at 7 Technology Park Drive, Westford, Massachusetts, and (iii) do not adversely affect the Premises. Without limiting the foregoing, Landlord shall exercise reasonable efforts to provide Tenant with prior written notice of all proposed amendments, modifications or changes to the Landlord's Plans.

     A complete set of construction plans and specifications for Tenant's Work (as hereinafter defined) shall be prepared by Tenant's Architect, as hereinafter defined (collectively, the "Tenant's Plans"). The Tenant's Plans shall be furnished to Landlord as herein provided. Landlord and Tenant hereby acknowledge and agree that Tenant has selected Symmes Maini and McKee Associates, Inc. to be "Tenant's Architect" for preparation of Tenant's Plans, and the costs of services of such Tenant's Architect shall be borne solely by Tenant (other than such portion of the cost to be paid by Landlord pursuant to Exhibit M). Tenant's Architect (and Tenant's Representatives) shall be actively involved in the design decisions and shall be allowed reasonable access to the Lot and the Premises during construction to monitor Landlord's compliance with the terms and provisions of this Lease. Landlord and Tenant hereby further agree that Tenant shall be solely responsible for coordinating with Tenant's Architect for the timely preparation of Tenant's Plans in accordance with the terms and provisions of this Section 3.1. Attached as Exhibit S is a schedule (the "Schedule") setting forth the respective dates by which Landlord and Tenant anticipate that
(i) Landlord's Plans shall have been delivered to and approved by Tenant, (ii) Tenant's Plans shall have been delivered to and approved by Landlord, and (iii) certain portions of Landlord's Work and Tenant's Work shall be substantially completed. The parties agree to cooperate with each other and to exercise reasonable efforts to complete the tasks described in the Schedule by the respective dates set forth therein, Landlord and Tenant hereby further agreeing that, unless otherwise expressly set forth herein, failure to meet any of such dates on the Schedule shall not constitute a default or a delay of any type hereunder.

     Tenant shall deliver the Tenant's Plans to the Landlord by not later than the Scheduled Tenant's Design Completion Date, provided, however, that (i) Tenant furnishes to Landlord by not later than April 14, 2000 all information relating to changes in the structural steel (i.e. rooftop equipment, floor and roof openings, and other equipment exceeding 100 psf live load), and (ii) Tenant furnishes to Landlord by not later than May 1, 2000 all information relating to any added doors at the first floor exterior wall and relating to proposed changes to or additions to the elevators and all information relating to any proposed changes or additions to the base building rooftop HVAC equipment and to the electrical service and switchgear. Tenant shall permit Landlord to review and provide input during the preparation of Tenant's Plans. Upon receipt, Landlord shall have five (5) business days to comment upon the Tenant's Plans. Landlord and Tenant shall use reasonable efforts to reach agreement on the Tenant's Plans within ten (10) days of Tenant's receipt of Landlord's comments thereto. In reaching such agreement, Landlord and Tenant shall each approve portions of Tenant's Plans that are acceptable and shall note their respective objections to the portions that are unacceptable to each of them so as to enable Landlord to continue construction and order materials in a timely manner. In connection with Landlord's review of the Tenant's Plans, or if Tenant fails to deliver Tenant's Plans (or any modifications thereto) by the date set forth above, Landlord may require by prompt written notice to Tenant (i) modifications in Tenant's Plans (i.e. if Tenant's Plans are not compatible with Landlord's Plans), and/or (ii) an adjustment in the Outside Delivery Date (such adjustment to be determined by Landlord in its reasonable judgment). Landlord's notice to Tenant shall include reasonable detail describing the cause of the adjustment and/or the extent of the incompatibility with reasonable specificity. Any such extension in time, whether mutually agreed to by Landlord and Tenant or determined by their respective architects in the event of dispute pursuant to Section 3.6, shall result in Tenant's Plan Delay Days as hereinbefore determined. In addition, Landlord will not approve Tenant's Plans which involve any construction, alterations or additions requiring unusual expense to readapt the Premises to normal office use on the Term Expiration Date, unless Tenant first gives assurances acceptable to Landlord that such readaptation shall be made prior to such termination without expense to Landlord. Notwithstanding the preceding sentence, Landlord hereby acknowledges and agrees that such cafeterias, laboratories and other initial Tenant improvements described in Landlord's Plans or Tenant's Plans shall not require removal by Tenant at the expiration of the Term and such initial Tenant improvements shall be allowed to remain without additional cost to Tenant. All revisions and modifications to the Tenant's Plans shall be made promptly by Tenant and revised sets of Tenant's Plans shall be forthwith furnished to Landlord upon Tenant's receipt thereof, Landlord hereby agreeing to inform Tenant during the plan approval process and, in any event, prior to the installation thereof, of any such items that may require unusual expense to readapt the Premises as aforesaid. All revisions and modifications to the Tenant's Plans shall be made promptly by Tenant and revised sets of Tenant's Plans shall be forthwith furnished to Landlord upon Tenant's receipt thereof. Landlord and Tenant hereby further agree to acknowledge in writing when final approval by Landlord and Tenant of Tenant's Plans (and Landlord's Plans) has occurred. No changes or modifications to Tenant's Plans or Tenant's Work being constructed by Landlord pursuant thereto shall be made without Tenant's consent, such consent not to be unreasonably withheld or delayed by Tenant.


     Landlord shall have fifteen (15) days after final approval of Tenant's Plans and Landlord's receipt of final and complete sets of approved Tenant's Plans, which such final approval has been acknowledged in writing by Landlord and Tenant as aforesaid, to price the cost of Tenant's Work (as hereinafter defined) in accordance with the last paragraph of Section 3.1.1.

     Landlord and Tenant shall cooperate during the above time periods so that each party makes the other aware of their progress with respect to the foregoing plans, selections and pricing, as well as timing, availability or cost constraints of Tenant's selections or specifications and proposed alternates.

     Landlord shall cause the Premises to be completed in accordance with Landlord's Plans and Tenant's Plans, all of such work to be performed by Landlord's general contractor, Gutierrez Construction Co., Inc. After final approval of Landlord's Plans and Tenant's Plans by Landlord and Tenant, the Tenant may request changes to Landlord's Work or Tenant's Work (as applicable) by altering, adding to, or deducting from Landlord's Work or Tenant's Work (as applicable) as set forth in the agreed form of Landlord's Plans or Tenant's Plans, as applicable (each such requested change is referred to herein as a "Change Order"). A Change Order requested by Tenant in Landlord's Work (or in Tenant's Work as such term is defined in Section 3.1.1 hereof) which affects Landlord's Work may also necessitate an adjustment in the Outside Delivery Date (as defined in Section 3.2 hereof) and may result in Tenant Alteration Delay Days (as hereinafter defined), in accordance with and subject to the terms and conditions set forth below. Landlord shall notify Tenant in writing if such requested Change Order shall result in Tenant Alteration Delay Days, and therefore an adjustment in the Outside Delivery Date. In addition, Landlord agrees to provide Tenant, upon Tenant's request, with sufficient itemization and back-up documentation to facilitate analysis and to confirm the cost of any such changes in the Landlord's Work or the Tenant's Work initiated by Tenant. Tenant shall pay to Landlord an amount equal to the actual cost (as defined in Section
3.1.1 hereof) of Landlord's Work, including the costs of any such changes initiated by Tenant, less any appropriate credits for any Landlord's Work deleted, (hereinafter, the "Net Additional Cost of Landlord's Work"). The Net Additional Cost of Landlord's Work shall be due and payable to Landlord in the manner provided for in Section 3.1.1 hereof.

     In the event that Tenant requests a Change Order which would, due to materials or equipment having long delivery times or due to resulting sequencing delays, and notwithstanding Landlord's diligent efforts, result in a delay in the Term Commencement Date, then Tenant shall be deemed to have agreed that it will pay Fixed Rent (as hereinafter provided in Section 4.1) and additional rent hereunder for a number of days equal to the actual number of days (the "Tenant Alteration Delay Days") as certified by Landlord and its architect, and agreed to by Tenant and Tenant's Architect as hereinafter provided, by which the Term Commencement Date would be delayed by such alterations or additions, giving due consideration to Landlord's obligation to use diligent efforts to accelerate construction to make up for lost time due to delays. Landlord agrees to promptly provide Tenant with written notice of such determination, such notice to include reasonable detail describing the cause of the delay and the number of Tenant Alteration Delay Days as certified by Landlord and its architect. Should Tenant and Tenant's Architect disagree with the calculation of Tenant Alteration Delay Days as hereinabove determined, then such disagreement shall be resolved pursuant to the provisions of Section 3.6 hereof.

     All Tenant improvements, changes and additions shall be part of the Premises (and shall remain therein at the end of the Term), except for Tenant's business fixtures, equipment and personal property (which such personal property shall include, without limitation, demountable partitions, equipment and telephone or computer systems), all of which fixtures, equipment and personal property shall remain the property of the Tenant and shall be removed at the expiration of the Term; and such other items shall be removed or left as the Landlord and Tenant agree in writing at the time of Landlord's approval of the plans and specifications therefor. Tenant agrees to repair, at its sole cost and expense, any damage to the Premises caused by any such removal by Tenant in accordance with this paragraph. As aforesaid, notwithstanding the foregoing provisions on this paragraph, Tenant shall not be required to remove cafeterias, laboratories or other initial Tenant improvements described in Landlord's Plans or Tenant's Plans upon expiration of the Term and such initial Tenant improvements shall be allowed to remain without additional cost to Tenant.

3.1.1 TENANT'S WORK.

     Landlord and Tenant agree that Gutierrez Construction Co., Inc. will construct the tenant improvements set forth on the Tenant's Plans (hereinafter "Tenant's Work") with respect to the Premises at cost (as hereinafter defined), plus an amount for general conditions of seven percent (7%) (not to exceed $420,000.00) and a Landlord's contractor's fee of six percent (6%) of such aggregate cost, less an amount equal to the allowance set forth on Exhibit M attached hereto and made a part hereof. In order to provide for payment by Tenant of the cost of Tenant's Work, the Net Additional Cost of Landlord's Work, and any additional costs due to Change Orders provided for hereunder, less said allowance, Tenant expressly covenants with Landlord that Tenant agrees to deposit into an interest-bearing account to be established and maintained by Landlord's mortgagee (or such other escrow agent mutually agreed upon by the parties), (i) by April 1, 2000, $3,000,000.00 (i.e. forty-three percent (43%) of the Total Estimated Cost set forth below), and (ii) by October 1, 2000, an additional $4,000,000.00 (i.e. fifty-seven percent (57%) of the Total Estimated Cost as set forth below). Tenant's deposits into escrow shall be released by Landlord's construction mortgagee, as escrow agent, to Landlord, or its contractors, as the case may be, upon Substantial Completion of Landlord's Work and Tenant's Work, as provided in Section 3.2 hereof. Tenant shall be responsible for payment of escrow fees, if any, incurred by Landlord or Tenant in connection with such escrow account. In addition, Tenant shall be responsible for interest costs and one-half percent (1/2 %) commitment fee incurred by Landlord in connection with its financing of the cost of Tenant's Work and Change Orders, as applicable. Any and all interest earned on the escrowed funds shall be payable to Tenant at such time as the escrow is released by Landlord's mortgagee, or such other mutually agreed upon escrow agent as aforesaid. It is acknowledged and agreed by Landlord and Tenant that Landlord's mortgagee shall have no right to set off such escrow account against any of Landlord's obligations with its mortgagee. In the event that this Lease is terminated by Tenant pursuant to the provisions of Section 3.2, Landlord's mortgagee shall release all amounts in the escrow account (including interest) to Tenant.

     The total estimated cost to complete the Tenant's Work under this Lease is seven million dollars ($7,000,000.00) or forty dollars ($46.67) per square foot (hereinafter, the "Total Estimated Cost"). To the extent that the actual cost of the Tenant's Work, Net Additional Cost of Landlord's Work and/or Change Orders, as determined by this Article, is greater than the Total Estimated Cost, Landlord shall provide Tenant with written notice of such fact together with reasonable supporting information. In such event Landlord shall provide Tenant with monthly construction requisitions for the construction of the portion of the Tenant's Work, Net Additional Cost of Landlord's Work and/or Change Orders in excess of the Total Estimated Cost, and Tenant agrees to deposit into said escrow account monthly the total amount of any such monthly requisitions based on a percentage of completion basis within five (5) business days of receipt thereof, and any such additional deposits made by Tenant shall be released to Landlord at the time and in the manner as the two (2) deposits noted above.

     Notwithstanding the foregoing, it is hereby acknowledged and agreed that Landlord shall, at Tenant's option, use good faith efforts to obtain third party permanent non-recourse financing for the financing of the foregoing costs due from Tenant hereunder, which shall be subject to the financability of Tenant. If such financing is obtained, Landlord agrees to notify Tenant and to amortize the amount so financed into the Rent due hereunder on such terms to be mutually agreed to by the parties, each acting reasonably and in good faith. Landlord and Tenant hereby further agree (i) to amend this Lease so as to reflect any amount so financed by Landlord hereunder and (ii) the amount so deposited into escrow by Tenant hereunder shall be offset proportionately by the amount financed by Landlord as aforesaid.

     Landlord and Tenant hereby further acknowledge and agree to enter into a formal escrow agreement with Landlord's mortgagee or such other escrow agent as aforesaid, to implement the foregoing arrangements prior to April 1, 2000, such date being the first date upon which Tenant is required to deposit funds into escrow. A proposed draft of such escrow agreement has been forwarded to Tenant for review and approval.

     Each requisition shall include copies of all subcontractor's and supplier's applications for payment and satisfactory evidence of payment of all previous invoices submitted by subcontractors and suppliers. In addition, Landlord's architect shall certify that the subject work specified in each of such monthly requisitions has been substantially completed, and a copy of such certification shall accompany each requisition furnished to Tenant hereunder. In no event shall any of such costs due and payable hereunder remain unpaid by Tenant as of the Term Commencement Date. Tenant and Tenant's Architect shall have the opportunity to inspect the subject work and to confirm the foregoing certification by Landlord's architect, and any disputes following such inspection(s) shall be determined pursuant to Section 3.6 hereof.

     For purposes hereof, Landlord and Tenant further agree that the certification of cost by Gutierrez Construction Co., Inc. shall be based on the definition of cost as more particularly set forth in Exhibit L hereto. Any changes to the Tenant's Plans after the approval of the Tenant's Plans (and any changes to Landlord's Plans after the approval thereof as set forth in Section
3.1 above) shall be in accordance with the form of Work Change Order attached hereto as Exhibit K.

     If Tenant informs Landlord in writing of its election to require that Landlord bid out the major contracts in the pricing of the cost of Tenant's Work (specifically excluding Landlord's Work hereunder), Landlord agrees to obtain three (3) qualified bids from subcontractors selected from a master list of subcontractors mutually prepared and agreed upon by Landlord and Tenant prior to the soliciting of bids for any item of Tenant's Work exceeding twenty-five thousand dollars ($25,000.00). The subcontractor selected for the performance of the work shall be, subject to Tenant's right to select the final bidder as hereinafter provided, the subcontractor with the lowest bid price; provided, however, that if Landlord, in its reasonable judgment, determines that due to changed conditions (such as increased work commitments on the part of the respective subcontractor, or other pertinent factors) the selection of such low bidder could result in Subcontractor Delay Days (as hereinafter defined), then Landlord shall provide written notice (a "Landlord's Subcontractor Notice") thereof to Tenant, which notice shall identify the low bidder and next lowest bidder and indicate the number of Subcontractor Delay Day(s) that would result from selection of the low bidder (giving due consideration of Landlord's obligations to use diligent efforts to accelerate construction to make up for lost time to delays). Tenant shall have four (4) business days upon receipt of such Landlord's Subcontractor Notice to notify Landlord that either (i) Landlord should proceed with the original low bidder (in which event the Outside Delivery Date shall be extended for the number of days (the "Subcontractor Delay Day(s)") equal to the number of Subcontractor Delay Days indicated in Landlord's Subcontractor Notice), or (ii) Landlord's selection of the next lowest bidder is acceptable to Tenant (in which event the Outside Delivery Date shall not be extended), or (iii) Landlord shall select the third bidder if Tenant, in its reasonable discretion, determines that the third bidder should be the one selected for performance of the work (in which event Landlord shall notify Tenant if such selection shall result in Subcontractor Delay Days and if so, the number of delay days, whereupon Tenant shall have an additional four (4) business days to advise Landlord as to its selection). If Tenant so selects such third bidder, then Landlord shall proceed with such bidder and the Outside Delivery Date shall be extended for the number of Subcontractor Delay Days indicated in Landlord's notice. Failure by Tenant to respond within either of said four (4) day periods shall be deemed to constitute acceptance by Tenant of Landlord's selection of the next lowest bidder. Landlord agrees to use reasonable efforts to notify Tenant simultaneously or forthwith upon Tenant's notification to Landlord as to its election set forth in (i), (ii) or (iii) above, if Landlord has knowledge or a reasonable basis to believe that a Subcontractor Delay Day(s) will likely result due to Landlord's notification requirements hereunder, regardless of whether or not Tenant elects to proceed with the original lowest bidder or not. In addition, in the event that Landlord and Tenant are unable to agree on the cost of any portion of said work, any disagreement shall be resolved pursuant to the provisions of Section 3.6 hereof.

     Upon commencement of the Tenant's Work, Landlord and Tenant hereby further agree, each acting reasonably and in good faith, to attend and participate in weekly construction meetings with Landlord's general contractor's construction manager(s) during such construction process.

3.1.2 TENANT'S CONSTRUCTION WORK.

     Tenant agrees that any construction included in Tenant's Plans which Tenant specifies to be done by itself or its contractors (hereinafter referred to as "Tenant's Construction Work"), which shall include, for example, Tenant's installation of furnishings, lab equipment, IT/MIS, security and later changes or additions, shall be completed by and coordinated with any work being performed by Landlord in such manner as to maintain harmonious labor relations and not materially damage the Premises or Lot or materially interfere with the operation of the Building or with any of Landlord's construction work hereunder, including but not limited to the construction of the Landlord's Work and Tenant's Work. Tenant (including its contractors, agents or employees) shall have access to the Premises and may perform Tenant's Construction Work prior to the Scheduled Term Commencement Date and prior to the commencement of the Term so as to prepare the Premises for occupancy by Tenant ("Pre-Occupancy"), provided that (i) Tenant's contractors, agents or employees work in a harmonious labor relationship with Landlord's general contractor, (ii) reasonable prior written notice is given to Landlord's general contractor specifying the work to be done, and (iii) no work, as reasonably determined by Landlord, shall be done or fixtures or equipment installed by Tenant in such manner as to materially interfere with the completion of Landlord's Work and the Tenant's Work being done by or for Landlord on the Premises. During the period of preoccupancy of the Premises by Tenant in connection with Tenant's Construction Work prior to the commencement of the Term, no Fixed Rent or additional rent or other charges shall accrue or be payable, but otherwise such preoccupancy shall be subject to all the terms, covenants and conditions contained in this Lease.

3.2  PREPARATION OF PREMISES FOR OCCUPANCY.

     Landlord shall perform the construction work set forth in the Landlord's Plans and the Tenant's Plans, and, therefore, Landlord agrees to use diligent efforts to have the Premises ready for occupancy on the Scheduled Term Commencement Date.

     Landlord and Tenant agree that time is of the essence, and Landlord agrees to use diligent efforts to accelerate construction to make up for time lost due to any delay. Unless sooner terminated by Tenant pursuant to the provisions of
Section 3.2, the Term of this Lease shall commence on the date the Premises are deemed ready for occupancy as set forth below (the "Term Commencement Date").

     The Premises shall be deemed "ready for occupancy" on the earlier of:

     (a) the date on which Tenant occupies all or any portion of the Premises for the Permitted Uses (except this shall not include periods of Pre-Occupancy by Tenant as set forth in Section 3.1.2); or

     (b) (1) the date on which the construction of all of the Landlord's Work and the Tenant's Work is Substantially Completed, as defined below, and (2) Landlord has delivered to Tenant copies of all permits and approvals (the "Permits") required to be obtained from any governmental agency either in connection with the (i) construction of the Building or the Park, or any part thereof, or (ii) prior to occupancy of the Premises by Tenant, including, without limitation, a permanent certificate of occupancy from the Town of Westford or a temporary certificate of occupancy from the Town of Westford which allows Tenant to use and occupy the Premises, including in all cases use of the elevator(s), and which temporary certificate of occupancy is not conditional on the performance of any work other than the Punch List Work as defined below, except that such Permits shall not be required as a condition of Substantial Completion if Landlord is unable to secure the same due solely to Tenant's failure to complete Tenant's Construction Work as specified in Section 3.1.2 above (which such date, subject to additional terms and provisions of this Section 3.2, shall hereinafter be referred to as the date of "Substantial Completion" or which such work shall hereinafter be referred to as "Substantially Completed"). In any event, notwithstanding the achievement of Substantial Completion, all Punch List Work shall be completed by no later than thirty (30) days after the date of Substantial Completion, except as hereinafter provided.

     An AIA Certificate of Substantial Completion by the Landlord's architect and approved by Tenant's Architect (which such Certificate shall be in the form attached hereto as Exhibit C-1), shall evidence the Landlord's determination that it has performed all such obligations, except for completing the landscaping work and completing the final paving course, and minor items stated in such Certificate to be incomplete or not in conformity with such requirements, or will not materially interfere with Tenant's use or occupancy of the Premises and all of which work shall be identified and specified in the Certificate of Substantial Completion (collectively such landscaping work, finish paving course work and minor items are referred to herein as the "Punch List Work") shall be promptly completed. Tenant shall have the right within fifteen (15) days after Tenant's receipt of said Certificate of Substantial Completion to notify Landlord of its disagreement with said Certificate and to identify additional items of Punch List Work, all of which shall be completed by Landlord within thirty (30) days after notice thereof from Tenant.

     If weather materially and adversely interferes with Landlord's ability to finish the final course of paving and outside work or such other Punch List Work, which such work does not materially interfere with Tenant's occupancy, and the operation of Tenant's business therein, said work can be completed by Landlord reasonably thereafter, so long as such delay does not and will not interfere with or prevent Landlord from obtaining a certificate of occupancy upon completion of all other work herein described.

     Notwithstanding the foregoing, in the event that the Punch List Work is not completed by Landlord on or before such date which is six (6) months following the date of Substantial Completion, then Tenant shall have the right, but not the obligation, to complete the Punch List Work and charge the Landlord the difference, if any, between the costs reasonably incurred by Tenant in completing the same, provided that at least thirty (30) days prior written notice has been provided to Landlord, its mortgagee (of whose address Tenant has been given written notice) and The Gutierrez Company (as guarantor under the Guaranty of Completion to be furnished to Tenant upon execution of this Lease, such guaranty to be in the form attached hereto as Exhibit O) and Landlord shall have not cured (or commenced to cure and is not prosecuting curing of the same to completion with due diligence) the same. Landlord agrees to reimburse Tenant pursuant to the provisions of 10.10(b) hereof and shall be entitled to such offset rights as set forth therein.

     After Landlord has completed all Landlord's Work and Tenant's Work, including all Punch List Work, Landlord's architect shall forward to Tenant its Certificate of Final Completion, such Certificate to be in the form attached hereto as Exhibit C-2. In addition, promptly after completion of all such work, including all Tenant's Construction Work by Tenant, Landlord shall forward to Tenant a final certificate of occupancy from the Town of Westford.

     The phrase "Tenant's Delay" shall mean the aggregate number of days (excluding any days of delay caused by or resulting from Force Majeure) equal to the actual number of days that, notwithstanding its diligent and good faith efforts to complete construction by the Scheduled Term Commencement Date, the Landlord is delayed in completing its construction by the Scheduled Term Commencement Date due to (i) the failure of the Tenant to deliver the Tenant's Plans (or modifications thereto) to Landlord on the dates established pursuant to Section 3.1 hereof, or (ii) a delay caused by Tenant performing the Tenant's Construction Work pursuant to Section 3.1.2 hereof, or (iii) the number of Subcontractor Delay Days pursuant to Section 3.1.1 hereof, or (iv) a delay or stoppage requested in writing by Tenant, or (v) the number of Tenant Alteration Delay Days resulting from Change Orders requested by Tenant pursuant to Section
3.1 hereof, or (vi) the number of Tenant Plan Delay Day(s) pursuant to Section
3.1 hereof, then the Term Commencement Date shall be deemed to have occurred on the date, as certified by Landlord and its architect, and agreed upon by Tenant's Architect, that Substantial Completion would have occurred had there not occurred such Tenant's Delay, calculated by determining the number of days of Tenant's Delay as aforesaid, giving consideration to Landlord's obligation under the second paragraph of this Section 3.2 to accelerate to make up for time lost due to any delays. Landlord agrees to promptly provide Tenant with written notice of such Tenant's Delay promptly after the occurrence of such Tenant's Delay, such notice to include reasonable detail describing the cause of the delay as certified by Landlord's architect.

     Notwithstanding the foregoing provisions, if the Premises are not deemed ready for occupancy on or before the Outside Delivery Date (as defined below) for whatever reason, Tenant may elect (i) to cancel this Lease at any time thereafter while the Premises are not deemed ready for occupancy by giving notice to Landlord of such cancellation which shall be effective ten (10) days after such notice, unless within such ten (10) day period Landlord delivers the Premises ready for occupancy as defined herein, in which event such notice of cancellation shall be rendered null and void and of no further force or effect, or (ii) to enforce Landlord's covenants to construct the Premises in accordance with the terms of this Lease. In the event Tenant elects to enforce Landlord's agreement to construct the Premises in accordance with this Lease, Tenant shall also have the right to terminate this Lease if Landlord fails to complete the Premises within the period of time set by any court of competent jurisdiction for such work to be completed, or within such additional period of time from the date of Landlord's default as may be mutually agreed to by Landlord and Tenant. Notwithstanding any provisions of this Lease to the contrary, in the event that the Premises are not deemed ready for occupancy on or prior to such date which is ninety (90) days following the Scheduled Term Commencement Date (as such date may be extended for reasons due to Force Majeure and/or to Tenant's Delay), then Tenant may elect to receive from Landlord as liquidated damages an abatement of Fixed Rent, less the Annual Estimated Operating Costs (following commencement of rental obligations pursuant to Section 4.1) equal to one hundred percent (100%) of the Fixed Rent, less the Annual Estimated Operating Costs, for each day the Tenant's Work and Landlord's Work is not Substantially Completed ninety (90) days beyond the Scheduled Term Commencement Date (as such date may be extended as aforesaid). The foregoing remedies shall be Tenant's sole and exclusive remedies for not having the Premises completed on or before the Outside Delivery Date.

     For purposes hereof, the Outside Delivery Date shall be deemed to refer to that certain date which is sixty (60) days following the Scheduled Term Commencement Date, as such date may be extended for a period equal to that of
(i) any delays due to Force Majeure as defined in Section 3.5 hereof, (ii) the number of delay days caused by a Tenant's Delay as hereinbefore determined; provided, however, that there shall be no extensions for the matters set forth in clause (i) above (specifically excluding the matters set forth in clause (ii) above) for more than forty-five (45) days in the aggregate.

3.2.1 PARTIAL OCCUPANCY AND RENT COMMENCEMENT.

     If the entire Premises are not ready for occupancy on the Scheduled Term Commencement Date, the Tenant may elect, but shall have no obligation to, occupy any portion or portions of the Premises which are ready for occupancy when, in Landlord's opinion, it can be done without material interference with remaining work. In such event, Tenant agrees not to materially interfere with Landlord's construction of the Premises. In the event Tenant elects to take occupancy of a portion of the Premises, that portion shall be deemed ready for occupancy as to said portion on the date of occupancy of such portion and Tenant's obligation to pay Fixed Rent and additional rent shall commence on said date pro rata based on the square footage occupied compared to the total square footage in the Premises. The foregoing provisions of this Section 3.2.1 shall not apply to the rights of Tenant set forth in Section 3.1.2 hereof.

3.3  GENERAL PROVISIONS APPLICABLE TO CONSTRUCTION

     All construction work required or permitted by this Lease, whether by Landlord or by Tenant (or their respective subcontractors), shall be done in a good and workmanlike manner and in compliance with Landlord's Plans and Tenant's Plans and all applicable laws and all lawful ordinances, regulations and orders of governmental authority and insurers of the Building. Either party may inspect the work of the other at reasonable times and shall promptly give notice of observed defects. Notice of said defects shall be in writing and shall be rectified by Landlord or Tenant, as the case may be, within thirty (30) days of the original date of notice. Except as otherwise provided in Section 3.7 hereof, failure to provide notice hereunder shall not be the basis for any liability or for injury or damage caused by such defect of or waiver of right to cause any defect to be corrected.

3.4  REPRESENTATIVES

     Landlord hereby acknowledges and agrees that only the following persons, Robert T. Curtin, Andrew Currie or Stephen Hassell, or any successors to either of them holding the same title or any other person delegated the authority from either of them in writing (hereinafter "Tenant's Construction Representatives") have the authority to act on Tenant's behalf and represent Tenant's interest with respect to all matters requiring Tenant's action in this Article. No consent, authorization or other action by Tenant with respect to matters set forth in this Article shall bind Tenant unless in writing and signed by one of the aforementioned persons. Landlord hereby expressly recognizes and agrees that no other person claiming to act on behalf of Tenant is authorized to do so. If Landlord complies with any request or direction presented to it by anyone claiming to act on behalf of Tenant who does not have the title and position mentioned above, such compliance shall be at Landlord's sole risk and responsibility and shall not in any way alter or diminish the obligations and requirements created and imposed by this Article, and Tenant shall have the right to enforce compliance with this Article without suffering any waiver or abrogation of any of its rights hereunder.

     Tenant hereby acknowledges and agrees that only the following persons, Arturo J. Gutierrez, John A. Cataldo or P. Agustin Rios or any successors to either of them holding the same title or any other person delegated the authority from either of them in writing (hereinafter "Landlord's Construction Representatives") have the authority to act on Landlord's behalf and represent Landlord's interests with respect to all matters requiring Landlord's action in this Article. No consent, authorization or other action by Landlord with respect to matters set forth in this Article shall bind Landlord unless in writing and signed by one of the aforementioned persons. Tenant hereby expressly recognizes and agrees that no other person claiming to act on behalf of Landlord is authorized to do so. If Tenant complies with any request or direction presented to it by anyone claiming to act on behalf of Landlord who does not have the title and position mentioned above, such compliance shall be at Tenant's sole risk and responsibility and shall not in any way alter or diminish the obligations and requirements created and imposed by this Article, and Landlord shall have the right to enforce compliance with this Article without suffering any waiver or abrogation of any of its rights hereunder.

3.5  FORCE MAJEURE.

     As used in this Article and elsewhere in the Lease, "Force Majeure" shall mean a time extension equal to that of any delays when the party required to perform the respective obligation is prevented from doing so, despite the exercise of reasonable diligence, and such delay is caused by: (i) Acts of God,
(ii) changes in government regulations, (iii) casualty, (iv) strike or other such labor difficulties, (v) unusual weather conditions, (vi) unusual scarcity of or inability to obtain supplies, parts or employees to furnish such services, or (vii) other acts reasonably beyond Landlord's control, but in no event shall the term include economic or financing difficulties. Landlord shall provide Tenant with written notice of the occurrence of a Force Majeure event promptly after the occurrence thereof, and shall comply with its respective obligation(s) as soon as the cause for the delay has (have) been eliminated. As hereinbefore provided in Section 3.2, extensions due to Force Majeure shall be limited to forty-five (45) days in the aggregate.

3.6  ARBITRATION BY ARCHITECTS.

     Whenever there is a disagreement between the parties with respect to construction by Landlord of Landlord's Work or Tenant's Work, such disagreement shall be definitively determined by the following procedure: Each of Landlord and Tenant shall appoint one (1) independent architect (which such architect may be Landlord's Architect and Tenant's Architect referenced in section 3.1 above), such two (2) architects will then (within five (5) days of their appointment) appoint a third independent architect licensed in the Commonwealth of Massachusetts with not less than ten (10) years experience. Each architect shall establish within ten (10) days of their appointment the matter in dispute. In case of any dispute with respect to dollar amounts or lengths of time or dates such as the date of Substantial Completion, the dollar amount or length of time or date shall be the average of the two closest determinations by the three (3) architects, with the determination of the architect which was not closest to another architect's determination excluded from such calculation. In case of any dispute not involving dollar amounts or lengths of time or dates (i.e. the approval of plans) the determination by at least two (2) of the three (3) architects shall be required in order to resolve the matter in dispute. Landlord and Tenant shall each bear the cost of the architect selected by them respectively and shall share equally the cost of the third architect. During such arbitration period, the parties agree to cooperate with one another so as to proceed with construction and with their respective obligations hereunder in a timely manner. Each determination under this Section 3.6 shall be binding upon Landlord and Tenant.

3.7  WARRANTY OF LANDLORD'S WORK AND TENANT'S WORK.

     Notwithstanding the provisions of Section 3.3, Landlord hereby warrants and guarantees that the Landlord's Work and the Tenant's Work shall be free from defects in workmanship and materials for a period of one (1) year after the Term Commencement Date or such later date upon which all such work has been completed (including Punch List Work). Upon the expiration of said one (1) year period, Landlord shall assign to Tenant any and all warranties and guarantees with respect to Landlord's Work and Tenant's Work and, to the extent that any such warranties and guarantees are not assignable, Landlord agrees to enforce the same for the benefit of Tenant, at Tenant's sole cost and expense. Tenant shall not be responsible to pay for any such warranties of less than one (1) year duration or enforcement by Landlord against its own employees or against Gutierrez Construction Co., Inc. or against any of its other affiliates (including their respective employees). Landlord agrees to repair, at its sole cost and expense any latent defects in Landlord's Work or Tenant's Work promptly after receipt of notice therefrom from Tenant, provided that such notice from Tenant is received by Landlord on or before such date which is three (3) years after the Term Commencement Date or such later date upon which all such work has been completed (including Punch List Work). In connection therewith, Tenant shall notify Landlord promptly after it becomes aware of any such latent defects. Any repairs or replacements or alterations to Landlord's Work or Tenant's Work after said initial one (1) year period, and any work required because of latent defects after said three (3) year period, shall be chargeable to Tenant in accordance with and subject to the provisions of Section 4.2 hereof.

                                   ARTICLE IV
                                      RENT

4.1  RENT

     Tenant agrees to pay, without any offset or reduction, except as expressly set forth herein, Fixed Rent equal to 1/12th of the annual Fixed Rent set forth in Section 1.1 in equal installments in advance on the first day of each calendar month included in the Term; and for any portion of a calendar month occurring at the beginning or end of the Term, at the rate payable for such portion in advance. Landlord hereby further agrees to credit the option funds paid by Tenant totaling Four Hundred Eighty Five Thousand ($485,000.00) and interest earned thereon (commencing on April 1, 2000) against Tenant's rental obligations due hereunder.

4.2  OPERATING COST ESCALATION

     With respect to the First Fiscal Year for Tenant's Paying Operating Cost Escalation, or fraction thereof, and any Fiscal Year or fraction thereafter during the Term, Tenant shall pay to Landlord, as additional rent, Operating Cost Escalation (as defined below), if any, on or before the thirtieth day following receipt by Tenant of Landlord's Statement (as defined below). As soon as practicable after the end of each Fiscal Year ending during the Term and after Lease termination, Landlord shall render a statement ("Landlord's Statement") in reasonable detail and according to generally accepted accounting principles, consistently applied, certified by Landlord, and showing for the preceding Fiscal Year or fraction thereof, as the case may be, "Landlord's Operating Costs,"

     EXCLUDING the interest and amortization on mortgages for the Building and Lot or leasehold interests therein and the cost of special services rendered to tenants (including Tenant) for which a special charge is made,

     BUT INCLUDING, without limitation: real estate taxes on the Building, the Lot and the Common Areas of the Park (including without limitation the sewer treatment plant servicing the Park); installments and interest on assessments for public betterments or public improvements; expenses of any proceedings for abatement of taxes and assessments with respect to any Fiscal Year or fraction of a Fiscal Year; premiums for insurance required to be maintained by Landlord pursuant to this Lease; compensation and all fringe benefits, workmen's compensation, insurance premiums and payroll taxes paid by Landlord to, for or with respect to all persons engaged in the operating, maintaining, or cleaning of the Building and Lot; steam, water, sewer, electric, gas, telephone, and other utility charges not billed directly to tenants by Landlord or the utility, but not including the cost to Landlord of electricity furnished for lighting, electrical facilities, equipment, machinery, fixtures and appliances used by Tenant in Tenant's Space (other than Building heating, ventilating and air conditioning equipment) as set forth in Paragraph VII of Exhibit D; costs of building and cleaning supplies and equipment (including rental); cost of maintenance, cleaning and repairs; cost of snow plowing or removal, or both, and care of landscaping; payments to independent contractors under service contracts for cleaning, operating, managing, maintaining and repairing the Building and Lot (which payments may be to affiliates of Landlord provided the same are at reasonable rates consistent with similar contracts with unaffiliated third parties); the Building's pro rata share (as hereinafter defined) of the cost of operating, maintaining and repairing the Common Areas of the Park (such as, but not limited to, snow plowing, sanding, landscaping, common area and street lighting, security, management and sewer treatment plant maintenance); and all other reasonable and necessary expenses paid in connection with the operation, cleaning, maintenance, and repair of the Building and Lot, or either, and properly chargeable against income, it being agreed that if Landlord installs a new or replacement capital item for the purpose of reducing Landlord's Operating Costs, the costs thereof as reasonably amortized by Landlord over the useful life in years of the capital item so installed in accordance with generally accepted accounting principles ("GAAP"), consistently applied, with legal interest on the unamortized amounts, shall be included in Landlord's Operating Costs. Landlord agrees that all of such services to be included in Landlord's Operating Costs shall be obtained by Landlord at commercially reasonable, competitive market rates consistent with the operation and management of comparable "Class A" office buildings in the suburban Boston area.

     Notwithstanding anything to the contrary contained herein, in no event shall Landlord's Operating Costs include (nor shall Tenant have any obligation to pay any Operating Cost Escalation on account of) the following:

     (a) Costs, expenses and fees relating to solicitation of, advertising for and entering into leases and other occupancy arrangements for space in the Park, including but not limited to legal fees, space planners' fees, real estate brokers' leasing commissions and advertising expenses.

     (b) Costs of defending any lawsuits with any mortgagee , costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord's interest in the Park (or any part thereof), costs of any disputes between Landlord and its employees, disputes of Landlord with building management, or outside fees paid in connection with disputes with other tenants or adjacent property owners.

     (c) Costs of correcting defects in the Building or the Building equipment or replacing defective equipment at any time during the three (3) year period described in Section 3.7, subject to the provisions of said
          Section 3.7, and thereafter solely to the extent such costs relate to items covered by warranties of manufacturers, suppliers or contractors or are otherwise borne by parties other than Landlord and for which Landlord receives reimbursement.

     (d) Costs of installations or improvements of any type paid by or constructed for specific tenants or other occupants.

     (e) Interest, points, other finance charges and principal payments on mortgages, and other costs of indebtedness, if any.

     (f) All amounts which are specifically charged to or otherwise paid by any other tenant or other occupant of the Building or the Park, or for items or services which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement.

     (g)  Any bad debt loss, rent loss or reserves for bad debts or rent loss.

     (h) The salary and indirect compensation (including, without limitation, all fringe benefits, workmen's compensation, insurance premiums and payroll taxes) of any employee above the trade of building manager, and the wages and indirect compensation of any employee to the extent such employee devotes his or her time to property other than the Building.

     (i)  Amounts, if any, paid as ground rental by Landlord.

     (j)  Expenses related to landlord-tenant disputes.

     (k) Management fees in excess of five percent (5%) of gross collected rents.

     (l) Costs related to hazardous material clean-up, remediation and other expenses (unless due to Tenant's actions), Landlord and Tenant hereby agreeing that in no way shall this exclusion limit or impair Tenant's obligations set forth in Section 6.1.17 hereof.

     (m) Costs of capital improvements, except for such capital improvements specifically provided for in this Section 4.2.

     Notwithstanding any language to the contrary contained herein, Landlord's Operating Costs shall be reduced by reimbursements, credits, discounts, reductions or other allowances received or receivable by Landlord for items of cost included in Landlord's Operating Costs (except for reimbursements to Landlord by tenants under the additional rent provisions of their respective leases), including any tax refunds realized as a result of any abatement proceeding or otherwise.

     Tenant shall be responsible to pay its share of Operating Cost Escalation (as defined below) for the Building based upon the proportion that the Rentable Floor Area of Tenant's Space bears to the Total Rentable Floor Area of the Building as the same may be expanded pursuant to the terms of Exhibit R hereto. Landlord and Tenant hereby acknowledge and agree that the Building's pro rata share of Park-related costs shall be allocated by Landlord in a commercially reasonable manner based upon the following: upon the ratio of the square footage of the Premises to the aggregate square footage of all completed buildings in the Park, as such buildings are completed from time to time, and, with respect to sewer treatment plant expenses, connected for service from time to time to the sewer treatment plant, and upon factors such as usage of a particular tenant in the Park and/or such other pertinent factors as reasonably determined by Landlord.

     "Operating Cost Escalation" shall be equal to the difference, if any, between:

     (a) the product of Landlord's Operating Costs per rentable square foot as indicated in Landlord's Statement times the Rentable Floor Area of Tenant's Space; and

     (b) the product of the Annual Estimated Operating Costs per rentable square foot times the Rentable Floor Area of Tenant's Space.

     If, with respect to any Fiscal Year or fraction thereof during the Term, Tenant is obligated to pay Operating Cost Escalation, then Tenant shall pay, as additional rent, on the first day of each month of each ensuing Fiscal Year thereafter, until Landlord's Statement for an ensuing Fiscal Year reflects that Tenant is not obligated to pay Operating Cost Escalation, Estimated Monthly Escalation Payments equal to 1/12th of the annualized Operating Cost Escalation for the immediately preceding Fiscal Year, Estimated Monthly Escalation Payments for each ensuing Fiscal Year shall be made retroactively from the first day of such Fiscal Year and on account of the payment to be made pursuant to the first sentence of this Section 4.2 for such Fiscal Year, with an appropriate additional payment or refund to be made at the time such payment is due.

     The term "Fiscal Year" as used in this Article shall mean the period of twelve (12) consecutive months commencing on January 1 and ending on December 31.

     The term "real estate taxes" as used above shall mean all ad valorem real estate taxes assessed by any governmental authority on the Lot, the Building and improvements, or both, and the Common Areas of the Park, subject to the following: There shall be excluded from such taxes (i) any governmental or business park "special assessments" (i.e. roads and sewers) not considered to be "property" taxes hereunder, and (ii) all income taxes, excess profits taxes, excise taxes, franchise taxes, estate, succession, inheritance and transfer taxes, provided, however, that if at any time during the Term the present system of ad valorem taxation of real property shall be changed so that in lieu of the whole or any part of the ad valorem tax on real property, there shall be assessed on Landlord a capital levy or other tax on the gross rents received with respect to the Lot, Building and improvements, or both, and the Common Areas of the Park, a federal, state, county, municipal, or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any now in effect) measured by or based, in whole or primarily, upon any such gross rents, then any and all of such taxes, assessments, levies or charges, to the extent so measured or based, shall be deemed to be included within the term "real estate taxes".

     If the total of the monthly payments paid by Tenant with respect to any Fiscal Year exceeds the actual Operating Cost Escalation for such Fiscal Year, then, at Landlord's option, such excess shall be either (i) credited against payments on account of Operating Cost Escalation next due hereunder, or (ii) refunded by Landlord to Tenant.

     The amount of any refund of real estate taxes shall be credited against real estate taxes for the Fiscal Year in which such refund is received; provided, however, in the event that Landlord receives a refund on account of real estate taxes after the expiration of the Term, which refund relates to a Fiscal Year during the Term, the amount of such refund fairly allocable to Tenant shall be refunded to Tenant by Landlord. All references to real estate taxes "for" a particular Fiscal Year shall be deemed to refer to real estate taxes due and payable during such Fiscal Year without regard to when such impositions are assessed or levied.

     All records that the Landlord is required to maintain hereunder shall be maintained by the Landlord for a period of two (2) years following the expiration of the Fiscal Year to which such records relate. Tenant shall have the right, through its representatives, but not an obligation, to examine, copy and audit such records at reasonable times, but no more than once per Fiscal Year, upon not less than thirty (30) days prior written notice. Such records shall be maintained at Landlord's Address set forth in Section 1.1, or such other place within the Commonwealth of Massachusetts as Landlord shall designate from time to time for the keeping of such records. The costs of such audits shall be borne by Tenant; provided, however, that if such audit establishes that the actual Operating Cost Escalation for the Fiscal Year in question is less than the Landlord's final determination of the Operating Cost Escalation as set forth in the Landlord's Statement submitted to Tenant by at least ten (10%) percent, then Landlord shall pay the reasonable cost of such audit. If, as a result of such audit, it is determined that Tenant must pay additional amounts to Landlord on account of the Operating Cost Escalation, or that Tenant has overpaid Landlord on account of the Operating Cost Escalation, then the undercharged or overpaid party shall reimburse the other party for the payment due, together with interest thereon from the date of Landlord's Statement at the interest rate set forth in Section 4.3 hereof. In no event shall the provisions of this paragraph require Tenant to complete any such audit.

     Notwithstanding anything contained to the contrary in this Lease, the initial responsibility for the payment of all real estate taxes with respect to the Building and the Park shall be upon the Landlord and the Landlord agrees to pay the same as required by law. Landlord shall provide Tenant with a computation of Tenant's pro rata share thereof, and upon Tenant's request, copies of all tax bills.

     Landlord shall have the right from time to time to change the periods of accounting under this Section 4.2 to any annual period other than the Fiscal Year and upon any such change all items referred to in this Section shall be appropriately apportioned. In all Landlord's Statements, rendered under this Section, amounts for periods partially within and partially without the accounting periods shall be appropriately apportioned, and any items which are not determinable at the time of a Landlord's Statement shall be included therein on the basis of Landlord's estimate, and with respect thereto Landlord shall render promptly after determination a supplemental Landlord's Statement, and appropriate adjustment shall be made according thereto. All Landlord's Statements shall be prepared in accordance with GAAP.

     Notwithstanding any other provision of this Section 4.2, if the Term expires or is terminated as of a date other than the last day of a Fiscal Year at the end of the Term, Tenant's last payment to Landlord under this Section 4.2 shall be made on the basis of Landlord's best estimate of the items otherwise includable in Landlord's Statement and shall be made on or before the later of
(a) ten (10) days after Landlord delivers such estimate to Tenant, or (b) the last day of the Term, with an appropriate payment or refund to be made upon submission of Landlord's Statement. Without limitation, the obligation of Tenant to pay the Operating Cost Escalation with respect to any Fiscal Year during the Term (or portion thereof) shall survive the expiration or earlier termination of the Term.

4.3  PAYMENTS

     All payments of Fixed Rent and additional rent shall be made to Managing Agent, or to such other person as Landlord may from time to time designate in writing. If any installment of rent, Fixed Rent or additional, or on account of leasehold improvements is paid more than five

(5) business days after the due date thereof, at Landlord's election, it shall bear interest at the rate of eighteen percent (18%) per annum (or, if lower, the maximum rate permitted by law).

                                    ARTICLE V
                              LANDLORD'S COVENANTS

5.1  LANDLORD'S COVENANTS DURING THE TERM

     Landlord covenants during the Term:

     5.1.1 Building Services - To furnish, through Landlord's employees or independent contractors, the services listed in Exhibit D;

     5.1.2 Additional Building Services - To furnish, through Landlord's employees or independent contractors, reasonable additional Building operation services upon reasonable advance request of Tenant at reasonable and competitive rates from time to time established by Landlord to be paid by Tenant;

     5.1.3 Repairs - Except as otherwise provided in Article VII, except as resulting from Tenant's negligence or misuse, except as resulting from settling or sagging within standard engineering tolerance (provided that the settling or sagging does not affect the surface or structural integrity of the Building or in any way materially affect the ordinary and customary use of the Premises, or any part thereof by Tenant), or except for damage or deterioration resulting from reasonable wear and damage, Landlord shall keep in good order, condition and repair, the roof of the Building, all gutters and downspouts, foundations, exterior (including exterior painting and finish) and structural portions of the Building, all Building systems serving the Building, and all plumbing and utility lines serving the Premises, whether located within or outside of the Premises. The Landlord's obligations shall include, without limitation, the obligation to make all necessary repairs, replacements or alterations to the roof, the exterior walls, the foundation, the floor slabs and all other structural elements of the Building, to maintain the Building Parking Area and to maintain in good order and condition the Lot and the other lots, buildings and improvements located within the Park, including but not limited to the Common Areas of the Park (e.g. parking areas, passageways, driveways, sidewalks, roadways, and sewer treatment plant). Landlord shall maintain in good operating condition throughout the Term, reasonable wear and tear excepted, repair and replace the HVAC equipment in the Building, in accordance with the requirements of the Landlord's Plans (expressly excluding the HVAC system(s), if any, not specifically described in Landlord's Plans,
           (i) unless otherwise mutually agreed upon by Landlord and Tenant in writing or (ii) unless the parties determine that it is difficult or in practical to maintain the HVAC system(s) separately, the parties hereby agreeing in such event that Landlord shall maintain all HVAC systems and shall charge Tenant the incremental cost thereof pursuant to Section 4.2 hereof), and shall assign (to the extent assignable) all warranties and guarantees with respect thereto to Tenant. Tenant may elect, at its cost and expense and upon the prior consent of Landlord (which such consent shall not be unreasonably withheld or delayed), to bring actions to enforce remedies under said warranties or guarantees in the name of the Landlord or jointly with Landlord, at no expense to Landlord;

     5.1.4 Quiet Enjoyment - That Landlord has the right to make this Lease and that Tenant, on paying the rent and performing its obligations hereunder, shall peacefully and quietly have, hold and enjoy the Premises throughout the Term without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject, however, to all the terms and provisions hereof;

     5.1.5 Intentionally Deleted.

     5.1.6 Landlord's Insurance - Beginning with the commencement of Landlord's Work and thereafter throughout the Term, Landlord shall purchase and keep in force, broad-form commercial general liability insurance, or the equivalent then-customary form providing comparable coverages, written out on an occurrence basis containing provisions adequate to protect the Landlord from and against claims for bodily injury, including death and personal injury and claims for property damage occurring within the Park and/or the Building, such insurance having body injury and property damage combined limits of not less than five million dollars ($5,000,000) per occurrence. In addition, Landlord shall procure and continue in force during the Term, as the same may be extended hereunder, fire and extended coverage insurance, including vandalism, sprinkler leakage and malicious mischief, upon the Building on a full replacement cost basis, agreed cost value endorsement with agreed values for the Building and other tenant improvements and alterations, as determined annually by the Landlord's insurer. Landlord shall also procure and continue in force during the Term, as the same may be extended hereunder, rental interruption insurance for twelve (12) months or the maximum amounts permitted. Copies of certificates of insurance evidencing the foregoing shall be furnished to Tenant, upon Tenant's reasonable request. All insurance required of Landlord pursuant to this Section shall be effected under policies issued by insurers or recognized responsibility (which are rated A or A+ by Best's Rating Service or a comparable rating by an equivalent service). The coverages required by this Section 5.1.6 may be provided by a single "package policy";

     5.1.7 Landlord's Indemnity - Landlord covenants and agrees to defend, with counsel reasonably acceptable to Tenant, save harmless and indemnify Tenant from any liability for injury, loss, accident or damage to any person or property on the Premises or the Park, and from any claims, actions, proceedings and reasonable expenses and costs in connection therewith (including, without implied limitation, reasonable counsel fees), arising directly from the negligent acts and/or willful misconduct of Landlord not caused directly by the negligent acts or willful misconduct of Tenant. In no event shall Landlord be obligated to indemnify Tenant for any willful or negligent act or omission of Tenant or of any of Tenant's employees, agents, contractors or licensees;

     5.1.8 Hazardous Materials - Landlord represents and warrants that, to the best of Landlord's knowledge as of the date of this Lease and as of the date of Substantial Completion (i) there does not exist (and will not exist as of the date of Substantial Completion) any leak, spill, release, discharge, emissions or disposal of Hazardous Materials on the Lot (including the Building to be located thereon), and (ii) the Premises do not (and will not as of the date of Substantial Completion) contain any Hazardous Materials, except as may be contained in customary cleaning supplies or in such other supplies (e.g. paint) that are necessary for Landlord to perform its obligations hereunder. In the event that any such leak, spill, release, discharge, emission or disposal of Hazardous Materials shall occur on the Lot or (apart from DE MINIMIS amounts of such materials used for cleaning and maintenance purposes or in connection with the operation of loading docks) the Park not caused by Tenant or its officers, employees, agents, contractors or licensees, Landlord shall take any and all actions necessary to bring the Premises, the Park and/or the Building (excluding all portions thereof leased or leasable to tenants) into compliance with applicable law and other governmental requirements relating thereto.

           Landlord agrees to notify Tenant immediately upon discovery of any Hazardous Materials on the Premises or in the Park and to indemnify, defend and hold harmless Tenant and its officers, employees and agents from and against any claims, judgments, damages, penalties, fines, costs, liabilities or loss (including without limitation reasonable attorneys' fees) which arise during or after the date hereof from or in connection with the presence or suspected presence of Hazardous Materials on the Premises or in the Park caused directly by the negligent acts or willful misconduct of Landlord. Notwithstanding any language to the contrary set forth in this Lease, in no event shall Landlord be obligated to indemnify Tenant for any Hazardous Materials which arise, as a result of the negligent acts or willful misconduct of Tenant, its officers, employees, agents, contractors or licensees. The covenants and indemnifications set forth in this Section 5.1.8 shall survive the expiration or earlier termination of this Lease; and

     5.1.9 Tenant's Costs - In case Tenant shall, without any fault on its part, be made party to any litigation commenced by or against Landlord or by or against any parties in possession of the Premises or any part thereof claiming under Landlord, Landlord agrees to reimburse Tenant for all reasonable costs, including without implied limitation, reasonable counsel fees, incurred by or imposed upon Tenant in connection with such litigation and to pay all such reasonable costs and fees incurred in connection with the successful enforcement by Tenant of any obligations of Landlord under this Lease.

     Except as specifically provided to the contrary in Section 4.2, Landlord shall charge Tenant under the provisions of Section 4.2 for the costs incurred by Landlord in connection with the services and/or repairs set forth in Sections 5.1.1, 5.1.2, 5.1.3 and 5.1.6 above; provided, however, Landlord shall be responsible to pay the following, at its sole cost and expense: (i) repairs or replacements which are necessary to maintain the structural integrity of the Building and the roof during the Term of this Lease (expressly including any renewal terms hereunder), and (ii) maintenance and repairs (and replacements, if necessary) during the initial one (1) year period (or three (3) year period as to latent defects) described in Section 3.7 or otherwise covered by Landlord's or manufacturers warranties described in Section 3.7 above.

5.2  INTERRUPTIONS

     Except as otherwise set forth below in this Section 5.2, Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from power losses or shortages or from the necessity of Landlord's entering the Premises for any of the purposes in this Lease authorized, or for repairing the Premises or any portion of the Building or Lot. In case, notwithstanding Landlord's diligent efforts in connection therewith (which such efforts shall never obligate Landlord to pay for overtime and/or premium time work, or to pay a premium for expedited delivery, except as such additional costs are so authorized and paid for by Tenant), Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any service or performing any other covenant or duty to be performed on Landlord's part, by reason of any cause reasonably beyond Landlord's control (expressly excluding Landlord's financial inability), Landlord shall not be liable to Tenant therefore, nor, except as expressly otherwise provided in Article III or Article VII, shall Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in Tenant's favor that such failure constitutes, actual or constructive, total or partial, eviction from the Premises.

     Landlord reserves the right to stop any service or utility system when necessary by reason of accident or emergency or until necessary repairs have been completed. Except in case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof.

     Notwithstanding any language to the contrary, if, due solely to any act or omission on the part of Landlord, electricity, heat, air conditioning, water or any other service or utility that Tenant is entitled to receive under this Lease is interrupted, and such interruption renders the Premises untenantable, or any portion thereof is reasonably inaccessible by Tenant, or makes it impracticable for Tenant to conduct its business in the Premises, then if such interruption or cessation shall continue for a period of thirty (30) consecutive days after notice thereof from Tenant to Landlord that the Premises are untenantable, or reasonably inaccessible, or Tenant cannot conduct its business as a result thereof, then the Fixed Rent and additional rent shall be proportionately abated for each successive day such interruption or cessation continues based upon that certain portion of the Premises that are affected by such interruption (other than for reasons of casualty or eminent domain where the provisions of Article VII shall govern). In addition, in the event that any such interruption or cessation shall continue for more than ninety (90) successive days, after notice thereof from Tenant to Landlord that the Premises are untenantable, or reasonably inaccessible, or Tenant cannot conduct its business as a result thereof, then Tenant shall have the right to cancel this Lease by giving written notice to Landlord and its mortgagee(s) (of which Tenant has received written notice) of such cancellation, provided that at least ten (10) days prior written notice to Landlord and thirty (30) days prior written notice to Landlord's mortgagee has been given (which such notice may be given prior to or after the expiration of said ninety (90) day period), unless within such ten (10) day period Landlord repairs or restores such interruption as herein required, in which event such notice of cancellation from Tenant shall be rendered null and void and of no further force or effect. For purposes of this Section, Landlord and Tenant hereby acknowledge and agree that if the Premises (or portion thereof) is rendered inaccessible by elevator, but accessible by stairway(s), then the Premises (or such portion) will not be deemed "reasonably inaccessible" for the purposes hereof.

     Notwithstanding anything to the contrary contained in this Section 5.2, in no event shall Tenant be entitled to any such abatement or reduction of rent or to any such right of termination if such interruption resulting in the Premises being untenantable or unfit for Tenant's business operations therein is due to an event of default by Tenant as set forth in Section 9.1 hereof or is not due to any act or omission on the part of Landlord. Except as set forth in this
Section 5.2 or in Article VII, the foregoing rights shall be Tenant's sole remedy at law or in equity for any interruptions described in this Section 5.2.

                                   ARTICLE VI
                               TENANT'S COVENANTS

6.1  TENANT'S COVENANTS DURING THE TERM

     Tenant covenants during the Term:

     6.1.1 Tenant's Payments - To pay when due (a) all Fixed Rent and additional rent, (b) all taxes which may be imposed on Tenant's personal property in the Premises (including, without limitation, Tenant's fixtures and equipment) (c) directly to the utility provider (if not payable to Landlord), subject however, to Tenant's right to contest and seek abatement thereof, all charges by public utility for telephone and other utility services (including service inspections therefor and the charges as may be imposed pursuant to Exhibit D hereof including all electric and gas consumed on the Premises) rendered to the Premises not otherwise required hereunder to be furnished by Landlord without charge and not consumed in connection with any services required to be furnished by Landlord without charge, and (d) as additional rent, all reasonable charges of Landlord for services rendered pursuant to Section 5.1.1, 5.1.2, 5.1.3, and 5.1.6 hereof, except as set forth in the last paragraph of
           Section 5.1.

     6.1.2 Repairs and Yielding Up - Except as otherwise provided in Article VII and Section 5.1.3, to keep the interior, non-structural and non-building system elements of the Premises in good order, repair and condition, reasonable wear and damage or destruction by casualty or eminent domain excepted, and at the expiration or termination of this Lease peaceably to yield up the Premises and all changes and additions therein in such order, repair and condition, first removing all goods and effects of Tenant and any items, the removal of which is required by agreement or specified therein to be removed at Tenant's election and which Tenant elects to remove, Landlord and Tenant hereby acknowledging and agreeing, however, that the initial improvements constructed by Landlord pursuant to Article III and described in Landlord's Plans and Tenant's Plans referenced therein (including without limitation any cafeteria(s) and laboratories) shall not be required to be removed by Tenant upon expiration of the Term, as hereinbefore provided in Section 3.1, and repairing all damage caused by such removal and leaving them clean and neat; any property not so removed shall be deemed abandoned and may be removed and disposed of by Landlord, in such manner as Landlord shall determine, and Tenant shall pay Landlord the entire reasonable cost and expense incurred by it by effecting such removal and disposition;

     6.1.3 Occupancy and Use - To use and occupy the Premises only for the Permitted Uses; and not to injure or deface the Premises, Building or Lot; and not to permit in the Premises any auction sale, nuisance, or the emission from the Premises of any objectionable noise or odor, nor to permit any use thereof which is improper, offensive, contrary to law or ordinances, or liable to invalidate or increase the premiums for any insurance on the Building or its contents or liable to render necessary any alteration or addition to the Building, unless Tenant agrees to pay such increased premiums and/or costs, and such use (if other than Permitted Uses) is approved by Landlord in advance;

     6.1.4 Rules and Regulations - To comply with the Rules and Regulations set forth in Exhibit E and all other reasonable Rules and Regulations hereafter made by Landlord, of which Tenant has been given notice, for the care and use of the Building, Lot and Common Areas of the Park (and their facilities and approaches as further described in the Park Covenants attached hereto as Exhibit I), it being understood that Landlord shall not be liable to Tenant for the failure of other tenants of the Building or Park to conform to such Rules and Regulations; provided that (i) such Rules and Regulations are enforced in a non-discriminatory fashion, (ii) such Rules and Regulations do not materially interfere with or otherwise diminish Tenant's use of the Premises and the Building Parking Area or Tenant's rights under this Lease, (iii) result in no additional cost or expense to Tenant, and (iv) do not impose any additional obligation on Tenant.

     6.1.5 Compliance with Laws and Safety Appliances - To keep, from and after the initial installation thereof by Landlord, subject to the provisions of Section 10.18 (c), the

           Premises equipped with all safety appliances required by law or ordinance or any other regulation of any and public authority because of any particular manner of use made by Tenant and to procure and comply with all licenses and permits so required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way Tenant's Permitted Uses. Tenant shall have the right, upon giving notice to the Landlord, to contest any obligation imposed upon it pursuant to the provisions of this Section 6.1.5, and provided the enforcement of such requirement or law is stayed during such contest and such contest will not subject the Landlord to penalty or jeopardize the title to the Premises or otherwise affect the Premises in any adverse way. Landlord shall cooperate with Tenant in such contest and shall execute any documents reasonably required in the furtherance of such purpose. Notwithstanding the foregoing or any other provision of this Lease, however, Tenant shall not be responsible for compliance with any such laws, regulations, or the like requiring (i) structural repairs or modifications or (ii) repairs or modifications to the utility or building service equipment located outside of and not exclusively serving the Premises or (iii) installation of new building service equipment, such as fire detection or suppression equipment, unless such repairs, modifications, or installations shall (a) be due to Tenant's Construction Work, alterations, or repairs in the Premises or Tenant's particular manner of use of the Premises (as opposed to commercial office operations, generally), or (b) be due to the negligence or willful misconduct of Tenant's or any agent, employee, or contractor of Tenant.

     6.1.6 Assignment and Subletting -Tenant shall have the right, subject to the requirement of obtaining Landlord's prior written consent, such consent not to be unreasonably withheld or delayed by Landlord, to assign this Lease or sublet the whole or any portion of the Premises, which assignment or sublease shall be only for the Permitted Uses, it being understood that Tenant shall, as additional rent, reimburse Landlord promptly for reasonable legal and other expenses incurred by Landlord in connection with any request by Tenant for consent to assignment or subletting. No assignment or subletting shall affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee). Such consent by Landlord to any of the foregoing in a specific instance
           (i) shall be reasonable, subject to the provisions hereinafter provided, and (ii) shall be subject to the prior written approval of Landlord's mortgagee(s). Landlord's consent shall not be treated as having been withheld unreasonably if, in connection with any such proposed assignment or subletting: (i) the terms of the proposed assignment or subletting do not prohibit further assignments of the Lease or subletting of the Premises without the written consent of Landlord, the granting of which consent shall be subject to the terms and conditions hereof, and in any event shall not be unreasonably withheld or delayed; and/or (ii) in connection with an assignment of this Lease, the assignee does not agree directly with Landlord, by written instrument in form reasonably satisfactory to Landlord, to be bound by all the obligations of Tenant hereunder including, without limitation, the covenant against further assignment and subletting without the written consent of Landlord; and/or (iii) the proposed assignment or subletting violates any exclusive use restrictions or exclusions of the Building or Park as set forth in Exhibit Q. Tenant hereby acknowledges and agrees that the foregoing is not intended to be an exclusive list of the reasons for which Landlord may reasonably withhold consent to a proposed request by Tenant for consent to assignment or subletting. No consent to any of the foregoing in a specific instance shall operate as waiver in any subsequent instance.

          If an assignment or subletting is proposed to be made and Landlord's consent is required as hereinabove provided, Tenant shall give Landlord prior notice of such proposal, which such notice shall include such information as Landlord may reasonably request relative to facts which would bear upon the factors entering into the determination whether Landlord's approval is to be granted, and it is understood that Landlord shall use diligent efforts within a period of thirty (30) days after the submission of such information by Tenant to make its determination whether Landlord's approval is to be granted hereunder. If Tenant requests Landlord's consent to assign this Lease or sublet more than sixty percent (60%) of the Premises, Landlord shall have the option, exercisable by written notice to Tenant given within thirty (30) days after receipt of such request, to recapture the portion of the Premises proposed to be assigned or sublet as of a date specified in such notice which shall be not less than forty-five
          (45), or more than sixty (60) days after the date of such notice, in such event the recaptured area of the Premises shall be removed from the Premises and Tenant shall have no further liabilities or obligations with respect thereto, including obligations to pay Fixed Rent, additional rent or other charges with respect thereto; and any rental received by Tenant from sub-tenant must be remitted to Landlord; provided, however, upon Tenant's receipt of any such written notice from Landlord exercising its right of recapture hereunder, Tenant shall have the option, exercisable by written notice to Landlord given within ten (10) days after receipt of such Landlord's notice, to withdraw its request to assign or sublet all or a portion of the Premises, whereupon Landlord's notice to Tenant exercising its right of recapture hereunder shall become null and void and of no force or effect as to Tenant's particular request for Landlord's consent hereunder.

          Notwithstanding any provision contained in this Lease, no consent of Landlord shall be required for the assignment of this Lease or the subletting of any portion (or the whole) of the Premises for the Permitted Uses, (i) to a subsidiary of Tenant, (ii) to a corporation or other entity into or with which Tenant has merged or consolidated or to which substantially all of Tenant's stock or assets are transferred, (iii) to any corporation or other entity which controls, is controlled by, or is under common control with Tenant, or (iv) to any corporation or other entity with which Tenant is otherwise affiliated (collectively, the "Permitted Transferees"); provided that, in any of such events, Tenant shall remain directly and primarily liable and any such sublessee or assignee agrees directly with Landlord by written instrument reasonably satisfactory to Landlord and such assignee or sublessee to be bound by all of the obligations of Tenant. In the event of any such assignment or subletting for which no consent by Landlord is required hereunder, Tenant shall not be obligated to share Rent Differential as hereinafter set forth, nor shall the recapture rights of Landlord set forth in the preceding paragraph be applicable.

          If this Lease shall be assigned, or if the Premises or any part hereof shall be sublet or occupied by any person other than Tenant, Landlord may, at any time and from time to time, collect rent from the assignee, subtenant or occupant and apply the net amount collected to the annual Fixed Rent, additional rent and all other charges herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of the provisions of this Section 6.1.6, or acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance of the terms, covenants and conditions of this Lease on the part of Tenant to be performed. Further, no liability hereunder of Tenant shall be discharged, reduced, released or impaired in any respect by any waiver, indulgence or extension of time which Landlord may grant to the then owner of Tenant's interest in this Lease, whether or not notice thereof has been given or consent from Tenant has been obtained.

          Landlord shall have the option to require that any portion of rental received by Tenant from subtenant or assignee to which Landlord is entitled pursuant to this Section 6.1.6 be remitted directly to Landlord, provided that such amounts are credited pro tanto against Tenant's rental obligations.

          If Landlord approves a sublease or assignment, and said sublease or assignment is for a total rental amount which on an annualized basis is greater than the Fixed Rent and additional rent due from Tenant to Landlord under this Lease, Tenant shall pay to Landlord, forthwith upon Tenant's receipt of each installment of such excess rent, during the term of any approved sublease or assignment, as additional rent hereunder, in addition to the Fixed Rent and other payments due under this Lease, an amount equal to fifty percent (50%) of the positive excess between all fixed rent and additional rent received by Tenant under the sublease or assignment and the Fixed Rent and the additional rent due hereunder after Tenant has recouped its reasonable out-of-pocket expenses with respect to such sublease or assignment, including without limitation, reasonable real estate brokerage commissions, reasonable legal fees, reasonable free rent, reasonable marketing costs and the reasonable costs of refurbishment of the Premises for such sublease or assignment (the "Rent Differential"). In the event the sublease is for less than the full Premises hereunder, the above rent adjustment shall be equitably pro rated on a square foot basis. Anything contained in the foregoing provisions of this section to the contrary notwithstanding, neither Tenant nor any other person having interest in the possession, use, occupancy or utilization of the Premises shall enter into any lease, sublease, license, concession or other agreement for use, occupancy or utilization of space in the Premises which provides for rental or other payment for such use, occupancy or utilization based, in whole or primarily on the net income or profits derived by any person from the Premises leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession use, occupancy or utilization of any part of the Premises;

     6.1.7 Indemnity - To defend, with counsel reasonably acceptable to Landlord, save harmless, and indemnify Landlord from any liability for injury, loss, accident or damage to any person or property occurring on the Premises, in the Building, or elsewhere in the Park, and from any claims, actions, proceedings and expenses and costs in connection therewith or elsewhere in the Park (including, without implied limitation, reasonable counsel fees): (i) arising from the negligent acts or gross misconduct of Tenant or any of Tenant's employees, agents, contractors, licensees or invitees and not caused directly by the negligent acts or gross misconduct of Landlord, or (ii) resulting from the failure of Tenant to perform and discharge its covenants and obligations under this Lease. In no event shall Tenant be obligated to indemnify Landlord for any willful or negligent act or omission of Landlord or any of Landlord's employees, agents, contractors or licensees. The covenants and indemnifications set forth in this Section 6.1.7 shall survive the expiration or earlier termination of this Lease;

     6.1.8 Tenant's Liability Insurance - To maintain public liability insurance in the Premises in amounts which shall, at the beginning of the Term, be at least equal to the limits set forth in Section
            1.1 and from time to time during the Term, shall be for such higher limits, if any, as are customarily carried in the area in which the Premises are located on property similar to the Premises and used for similar purposes and, upon written request therefor, to furnish Landlord (and/or its mortgagees) with certificates thereof;

     6.1.9 Tenant's Workmen's Compensation Insurance - To keep all Tenant's employees working in the Premises covered by workmen's compensation insurance in statutory amounts and to furnish Landlord with certificates thereof;

     6.1.10 Landlord's Right of Entry - Upon not less than twenty-four (24) hours advance notice (except in the event of emergencies), at times reasonably acceptable to Landlord and Tenant, to permit Landlord and Landlord's agents entry; to examine the Premises at reasonable times and, if Landlord shall so elect, to make repairs or replacements; to remove, at Tenant's expense, any changes, additions, signs, curtains, blinds, shades, awnings, aerials, flagpoles, or other improvements visible outside the Building not consented to in writing by Landlord (Landlord hereby acknowledging that the initial improvements constructed by Landlord pursuant to Article III shall be permitted and may remain upon expiration of the Term as hereinbefore provided in Sections 3.1 and 6.1.2); and to show the Premises to prospective tenants during the twelve (12) months preceding expiration of the Term and to prospective purchasers and mortgagees at all reasonable times;

     6.1.11 Loading - Not to place a load upon the Premises exceeding an average rate of one hundred (100) pounds of live load per square foot of floor area; and not to move any safe, vault or other heavy equipment in, about or out of the Premises except in such a manner and at such times as Landlord shall in each instance approve; Tenant's business machines and mechanical equipment which cause vibration or noise that may be transmitted to the Building structure shall be placed and maintained by Tenant in settings of cork, rubber, spring, or other types of vibration eliminators sufficient to eliminate such vibration or noise;

     6.1.12 Landlord's Costs - In case Landlord shall, without any fault on its part, be made party to any litigation commenced by or against Tenant or by any party claiming under Tenant, to pay, as additional rent, all actual third party reasonable costs including, without implied limitation, reasonable counsel fees incurred by or imposed upon Landlord in connection with such litigation, and, as additional rent, also to pay all such reasonable costs and fees incurred by Landlord in connection with the successful enforcement by Landlord of any obligations of Tenant under this Lease;

     6.1.13 Tenant's Property - All the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises or on the Lot shall be at the sole risk and hazard of Tenant, except for Landlord's gross negligence or willful act or omission, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft, or from any other cause, no part of said loss or damage is to be charged to or to be borne by Landlord, except if caused directly by Landlord's gross negligence or willful misconduct;

     6.1.14 Labor or Materialmen's Liens - To pay promptly when due the entire cost of any work done on the Premises by Tenant, its agents, employees, or independent contractors; not to cause or permit any liens for labor or material performed or furnished in connection therewith to attach to the Premises; and within ten (10) days after Tenant's receipt of notice thereof, to discharge or bond over any such liens which may so attach;

     6.1.15 Changes or Additions - Not to make any material changes or additions to the Premises without Landlord's prior written consent, which such consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Tenant may, from time to time, at its own cost and expense and without the consent of Landlord, make non-structural alterations, additions or improvements to the

          Premises, so long as they do not affect any of the mechanical, electrical or plumbing systems of the Building (collectively herein called "Alterations") whose cost in any one instance is Twenty-Five Thousand Dollars ($25,000.00) or less, provided that Tenant first notifies Landlord in writing of any such Alterations. If Tenant desires to make any Alterations costing in excess of Twenty-Five Thousand Dollars ($25,000.00) in any one instance or any other alteration, including any structural alteration or alteration affecting any of the mechanical, electrical or plumbing systems of the Building, Tenant must first obtain the consent of Landlord thereto, which consent shall not be unreasonably withheld or delayed. If Landlord reasonably concludes that the Alterations involve any construction, alterations or additions requiring unusual expense to readapt the Premises to normal office use on the Term Expiration Date, Landlord shall notify Tenant in writing at the time of approval that such readaptation will be required to be made by Tenant prior to such Term Expiration Date without expense to Landlord.

          Any and all such alterations, including, Alterations may be done by any contractor chosen by Tenant provided any such contractor is reputable, bondable by reputable bonding companies, carries the kind of insurance and in the amounts set forth herein, and will work in harmony with Landlord's contractors and laborers in the Building;

          Tenant in making any alterations, including Alterations, shall cause all work to be done in a good and workmanlike manner using materials substantially equal to or better than those used in the construction of the Premises or original Tenant's Work and shall comply with or cause compliance with all laws and with any direction given by any public officer pursuant to law. Tenant shall obtain or cause to be obtained and maintain in effect, as necessary, all building permits, licenses, temporary and permanent certificates of occupancy and other governmental approvals which may be required in connection with the making of the alterations, including the Alterations. Landlord shall cooperate with Tenant in the obtaining thereof and shall execute any documents reasonably required in furtherance of such purpose, provided any such cooperation shall be without expense and/or liability to Landlord.

          At least annually if such Alterations or any other alterations hereunder have occurred during the past calendar year, Tenant shall furnish to Landlord as-built sepias and, if applicable, operating manuals, or, at Landlord's option and only if Tenant's computer system is compatible with that of Landlord's, computer disk specifications compatible with Landlord's computer system of the work done by Tenant during such past year and copies of all permits issued in connection therewith.

          Tenant shall have its contractor procure and maintain in effect during the term of such alterations, including Alterations, satisfactory insurance coverages with an insurance company or companies authorized to do business in the Commonwealth of Massachusetts, and shall, upon Landlord's request, furnish Landlord with certificates thereof;

     6.1.16 Holdover - To pay to Landlord two hundred percent (200%) the total of the Fixed and additional rent then applicable for each month or portion thereof Tenant shall retain possession of the Premises or any part thereof after the termination of this Lease, whether by lapse of time or otherwise and, also to pay all damages sustained by Landlord on account thereof; provided, however (i) Tenant shall be responsible to pay to Landlord only one hundred fifty percent (150%), and not two hundred percent (200%) as aforesaid, of the total Fixed Rent and additional rent then applicable for the first thirty (30) days Tenant retains possession of the Premises or any part thereof after termination of this Lease, and (ii) during such initial thirty (30) day period only, Landlord hereby acknowledges and agrees that no consequential damages shall be due from Tenant hereunder. The provisions of this subsection shall not operate as a waiver by Landlord of any right of re-entry provided in this Lease;

     6.1.17 Hazardous Materials - Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically or chemically active or other hazardous substances or materials onto the Premises or the Lot, except in accordance with the requirements of applicable laws and regulations. Tenant shall not allow the storage or use of such substances or materials in any manner not permitted by law, nor allow to be brought into the Premises any such materials or substances except to use in the ordinary course of Tenant's business. Upon Landlord's written request, Tenant shall furnish to Landlord an inventory of the identity of such substances or materials used in the ordinary course of Tenant's business. Without limitation, hazardous substances and materials shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., the Massachusetts Hazardous Waste Management Act, as amended, M.G.L. c.21C, the Massachusetts Oil and Hazardous Material Release Prevention and Response Act, as amended, M.G.L. c.21E, any applicable local ordinance or bylaw, and the regulations adopted under these acts, as amended (collectively, the "Hazardous Waste Laws"). If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of hazardous substances or materials, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional charges if and only if the following conditions are satisfied; (i) if such requirement applies to the Premises and (ii) if an independent, reputable third party engineer employed by Landlord or persons acting under Landlord conclusively determines that such release had been or is likely to have been solely and exclusively caused by Tenant or persons acting under Tenant. If Tenant receives from any federal, state or local governmental agency any notice of violation or alleged violation of any Hazardous Waste Law, or if Tenant is obligated to give any notice under any Hazardous Waste Law, Tenant agrees to forward to Landlord a copy of any such notice within three (3) days of Tenant's receipt or transmittal thereof. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord's request concerning Tenant's best knowledge of belief regarding the presence of hazardous substances or materials on the Premises. In all events, Tenant shall indemnify Landlord in the manner provided in Section
            6.1.7 of this Lease from any release of hazardous substances or materials on the Premises or elsewhere in the Park to the extent caused by Tenant or persons acting under Tenant. Landlord retains the right to inspect the Premises at all reasonable times, upon reasonable notice to Tenant, to ensure compliance with this paragraph. The within covenants shall survive the expiration or earlier termination of the Lease Term;

     6.1.18 Signs - Tenant shall not, without prior written consent of Landlord (which such consent shall not be unreasonably withheld or denied but may be withheld in Landlord's sole discretion if Tenant is not then leasing (including subleasing) one hundred percent (100%) of the initial Building, expressly excluding any expansion hereunder), (a) place any exterior signs visible outside the Building, on the Lot or the Premises or anywhere on the exterior of the Building, or (b) place any curtains, blinds (other than standard vertical blinds), shades, awnings, or flagpoles, or the like, in the Premises or anywhere on or in the Building visible from outside the Premises, except as otherwise expressly set forth below in this Section 6.1.18 or elsewhere in this Lease. Tenant shall pay the expenses involved in the erection of any sign and of obtaining all necessary permits and approvals therefor. Except as otherwise provided below with respect to the initial Building signage, Tenant warrants that it shall obtain (and furnish copies thereof to Landlord) all necessary permits and approvals in compliance with local codes and ordinances prior to erecting any such sign(s). Tenant shall remove any of such sign(s) erected by Tenant or on behalf of Tenant upon the termination of this Lease.

            In connection with Tenant's initial Building signage, Landlord shall use reasonable efforts to obtain, on Tenant's behalf, all necessary permits and approvals required pursuant to local codes and ordinances for the building and site signage (i.e., two exterior signs on the Building and a monument sign consistent with the other signs in the Park). Tenant's signage on the Building shall be exclusive until such time as Tenant fails to lease (including subleasing) at least one hundred percent (100%) of the Building. Tenant shall reimburse Landlord for the actual third-party reasonable costs and expenses incurred by Landlord in connection with obtaining said permits and approvals, including reasonable attorneys fees and disbursements. Tenant agrees to cooperate with Landlord during the permitting process by (i) promptly executing the necessary documentation reasonably requested by Landlord, and (ii) by furnishing the same to Landlord promptly upon Landlord's request, but in no event later than seven (7) days following Landlord's request. Further, the construction and erection of any such signage shall be Tenant's sole responsibility and at Tenant's sole cost and expense;

     6.1.19 Tenant's Authority - Tenant has the power and authority to enter into this Lease and perform the obligations of Tenant hereunder. This Lease and all other documents executed and delivered by Tenant in connection herewith constitute legal, valid, binding and enforceable obligations of Tenant; and

     6.1.20 Confidentiality - This Lease document is a confidential document by and between Landlord and Tenant and Tenant agrees that this Lease shall not be copied and distributed or circulated to any person(s) other than to such parties, and their respective mortgagees, successors or assigns, their legal counsel or their accountants or to any prospective sublessees and assignees or affiliates of Tenant, or to any prospective acquirers, investors, or lenders of Tenant, or to regulatory authorities, or to the directors, shareholders or officers of Tenant, or as required by law, without the prior written consent of Landlord. Nothing contained in this Section shall prohibit the disclosure by Tenant of the essential terms of this Lease.

                                   ARTICLE VII
                               CASUALTY AND TAKING


7.1  CASUALTY AND TAKING

     In case during the Term all or any substantial part of the Premises, and/or the Building Parking Area, or any part thereof, or both (i.e. in the case of a fire or casualty, requiring greater than twelve (12) months to rebuild in Landlord's reasonable judgment; or in the case of a condemnation or a taking, more than thirty-five percent (35%) of the floor area of the Premises or any material part of the means of access thereto or more than twenty-five percent (25%) of Building Parking Area) are damaged by fire or any other casualty or by action of public or other authority in consequence thereof or are taken by eminent domain Landlord shall give prompt notice, (i.e. within thirty (30) days thereof) to Tenant (the "Landlord's Notice") and this Lease shall terminate at Tenant's election, which may be made by notice given to Landlord within thirty
(30) days after the date of Landlord's Notice, which termination shall be effective (i) in the event of a casualty, not less than thirty (30) nor more than sixty (60) days after the date of notice of such termination, and (ii) in the event of eminent domain event, as of the date on which such taking becomes effective and Tenant is deprived of the use and enjoyment of the Premises, or part thereof, and/or the Building Parking Area, or part thereof. If in any such case the Lease is not so terminated, Landlord shall proceed promptly and use due diligence to put the Premises, or part thereof, and/or the Building Parking Area, or part thereof, or in case of taking, what may remain thereof (excluding any items installed by Tenant which Tenant may be permitted to remove upon the expiration of the Term) into as near as possible to the condition and character thereof prior to such damage or taking, and in any event shall apply all insurance proceeds or eminent domain awards received by it toward such work, for use and occupation to the extent permitted by the net award of insurance plus any deductibles and such amounts as Tenant may elect to make available for such work as hereinafter provided, or the amount of the eminent domain award, and an equitable proportion of the Fixed Rent and additional rent according to the nature and extent of the injury shall be abated until the Premises or such remainder and the Building Parking Area shall have been put by Landlord in such condition; and in case of a taking which permanently reduces the area of the Premises, an equitable proportion of the Fixed Rent and additional rent shall be abated for the remainder of the Term and an appropriate adjustment shall be made to the Annual Estimated Operating Costs and other additional rent payable hereunder.

     However, in the case of a casualty, if such damage is not repaired and the Premises, or portion thereof, and/or Building Parking Area or part thereof, restored to the same condition as they were prior to such damage within twelve
(12) months from the date of Landlord's Notice, then Tenant, within thirty (30) days from the expiration of such twelve (12) month period or from the expiration of any extension thereof by reason of any Tenant's Delay (as defined in Section
3.2 hereof) and/or Force Majeure (as defined in Section 3.5 hereof and subject to the provisions set forth below) as hereinafter provided, may terminate this Lease by notice to Landlord and Landlord's mortgagee(s), given in accordance with Section 10.3 hereof, specifying a date not more than thirty (30) days after the giving of such notice on which the Term of this Lease shall terminate. Notwithstanding such termination notice by Tenant, in the event that Landlord repairs such damage and restores the Premises to the same condition prior to such casualty during such period, not to exceed thirty (30) days, as specified in Tenant's notice, then such notice of termination given by Tenant to Landlord hereunder shall be null and void and of no further force or effect. The period within which the required repairs may be accomplished hereunder shall be extended by (a) the number of days lost as a result of a Tenant's Delay, as defined in and subject to the provisions of Section 3.2, with such term, however, relating to restoration or repair as referenced herein and not to the initial construction of the Building, and (b) the number of days lost as a result of Force Majeure, as defined in Section 3.5 (up to a maximum of forty-five (45) days in the aggregate as aforesaid).

     If less than a substantial part of the Premises or Lot, or portion thereof, and/or the Building Parking Area, or portion thereof (i.e. in the case of a fire or casualty, requiring less than twelve (12) months to rebuild in Landlord's reasonable judgment; or in the case of a condemnation or taking thirty-five percent (35%) or less of the floor area of the Premises or any part of the means of access thereto or twenty-five percent (25%) or less of the Building Parking
Area) are damaged by fire or any other casualty or are taken by eminent domain, then Landlord shall give prompt notice (i.e. within thirty (30) days) thereof to Tenant, which notice shall specify Landlord's estimation of the time period within which such repairs shall be completed, and thereafter Landlord shall proceed promptly and with due diligence to the extent permitted by the net award of insurance plus any deductible amounts and such amount as Tenant may elect to make available for such work as hereinafter provided, or the amount of the eminent domain award. In the event that Landlord fails to repair such damage and restore the Premises to substantially the same condition prior to such fire and other casualty within the time period as reasonably estimated by Landlord, but in no event greater than such twelve (12) month period from the date of such Landlord's notice to Tenant, or any extension thereof permitted for delays lost due to any Tenant's Delay and/or Force Majeure (as hereinbefore provided), then Tenant may terminate this Lease by written notice to Landlord and to Landlord's mortgagee(s), as provided in Section 10.3 hereof, specifying a date not more than thirty (30) days after the giving of such notice on which the Term of this Lease shall terminate. Notwithstanding such termination notice by Tenant, in the event that Landlord repairs such damage and restores the Premises to substantially the same condition prior to such fire or other casualty during such period, not to exceed thirty (30) days, as specified in Tenant's notice, then such notice of termination given by Tenant to Landlord hereunder shall be null and void and of no further force and effect. If less than a substantial part of the Premises and/or the Building Parking Area shall be so damaged, then Fixed Rent and additional rent due hereunder shall be equitably abated until the Premises and/or the Building Parking Area are so restored as set forth hereunder.

     Landlord's architect's certificate, given in good faith, shall be deemed conclusive statements therein contained and binding upon Tenant with respect to the performance and completion of any repair or restoration work undertaken by Landlord pursuant to this Section, except in the event of disagreement between Landlord and Tenant relating to this Section, in which event the dispute resolution provisions of Section 3.6 shall apply.

     Notwithstanding any language to the contrary, Landlord may construct "Replacement Parking" pursuant to the following: If not more than thirty-five percent (35%) of the Building Parking Area shall be so damaged, taken, appropriated, or condemned as aforesaid, then Landlord or Tenant may elect to provide Replacement Parking and render Tenant's notice of termination nugatory (if applicable) by, within thirty (30) days following the effective date of such destruction, taking, appropriation or condemnation, giving to Tenant notice in writing that Landlord will, at Landlord's expense, construct replacement parking spaces of the same quantity and quality and convenience as the parking spaces so taken, appropriated or condemned (i.e., Landlord using best efforts to locate the replacement parking spaces as close to the Building as possible). Any of such Replacement Parking shall be constructed by Landlord within a reasonable time period following the effective date of such destruction, taking, appropriation or condemnation, but in no event later than thirty (30) days after the occurrence of such destruction, taking, appropriation or condemnation, it being agreed by Landlord and Tenant that such time period shall be extended to include weather-related delays as aforesaid, in which event such Replacement Parking will be completed as reasonably possible thereafter, Landlord agreeing to proceed promptly and with due diligence to complete construction of any Replacement Parking. Landlord and Tenant acknowledge that if Landlord is prevented from performing the final paving for said Replacement Parking on account of weather, such final paving may be performed as soon thereafter as is feasible. Such notice shall be accompanied by (A) a site plan showing (i) the location of the Replacement Parking spaces, and (B) an opinion from counsel for Landlord that such Replacement Parking may be constructed as-of-right under then applicable zoning and land use regulations.

     In the event of any other taking of the Premises, or any part thereof, for temporary use or for less than one (1) year, (i) this Lease shall be and remain unaffected thereby; and (ii) Landlord shall pay to Tenant its pro rata share of any such use, provided that if any taking is for a period extending beyond the Term of this Lease, such award shall be appointed between Landlord and Tenant as of the Term Expiration Date.

     Tenant has the option but not the obligation, in any fire or other casualty which creates a Landlord repair obligation in accordance with the terms of this Section to make available for such reconstruction all or a portion of the amount by which the cost of repair as certified by Landlord's architect exceeds the amount of proceeds received by Landlord.

7.2  RESERVATION OF AWARD

     Landlord reserves to itself any and all rights to receive awards made for damages to the Premises or Lot and the leasehold hereby created, or any one or more of them, accruing by reason of exercise of eminent domain or by reason of anything lawfully done in pursuance of public or other authority. Tenant hereby releases and assigns to Landlord all Tenant's rights to such awards, and covenants to deliver such further assignments and assurances thereof as Landlord may from time to time request. It is agreed and understood, however, that Landlord does not reserve to itself, and Tenant does not assign to Landlord, any damages payable for (i) movable trade fixtures installed by Tenant or anybody claiming under Tenant, at its own expense, or (ii) relocation expenses recoverable by Tenant from such authority in a separate action, or (iii) the value of Tenant's improvements installed in the Premises by or on behalf of Tenant, but not by Landlord.

7.3  ADDITIONAL CASUALTY PROVISIONS

     (a) Landlord shall not be required to repair or replace any of Tenant's business machinery, equipment, cabinet work, furniture, personal property or other installations not originally installed by Landlord.

     (b) In the event of any termination of this Lease pursuant to this Article VII, the Term of this Lease shall expire as of the effective termination date as fully and completely as if such date were the date herein originally scheduled as the Term Expiration Date, and Landlord shall assist Tenant to the extent necessary to secure Tenant's share of any insurance award relative to the Tenant's Work hereunder. Tenant shall have access to the Premises at Tenant's sole risk for a period of thirty (30) days after the date of termination in order to remove Tenant's personal property except as prohibited by any applicable governmental agency or official.

     (c) Notwithstanding any language to the contrary contained in this Article VII, if all or any substantial part of the Premises and/or the Building Parking Areas or any part thereof (as hereinabove defined), shall be damaged by fire or other casualty or taken by eminent domain during the last two (2) years of the Term of this Lease or the last two (2) years of either of the Extended Terms, as the case may be, then either Landlord or Tenant may terminate this Lease effective as of the date of such fire or other casualty or taking upon notice to the other as aforesaid, except that Tenant may render Landlord's notice of termination nugatory by exercising early its option to extend the initial Term, or the applicable Extended Term, as the case may be, of this Lease for five (5) additional years in accordance with Exhibit F. In the event of such early exercise, Landlord and Tenant agree to determine the Fixed Rent for the applicable Extended Term at least nine (9) months prior to the commencement date of the applicable Extended Term in accordance with and in the manner set forth in said Exhibit F.

                                  ARTICLE VIII
                               RIGHTS OF MORTGAGEE

8.1  PRIORITY OF LEASE

     Landlord shall have the option to subordinate this Lease to any mortgagee or deed of trust of the Lot or Premises, or both ("the mortgaged premises"), provided that the holder thereof enters into a Subordination, Non-Disturbance and Attornment Agreement substantially in the form attached hereto as Exhibit J (or such other form mutually agreeable to Landlord, Tenant and Landlord's mortgagee, each party agreeing to reasonably cooperate with each other in reaching mutual agreement on the content of any such other form, so long as such other form does not substantially reduce or alter Tenant's rights or obligations thereunder).

8.2  LIMITATION ON MORTGAGEE'S LIABILITY

     Upon entry and taking possession of the mortgaged premises for any purpose other than foreclosure, the holder of a mortgage shall have all rights of Landlord, and during the period of such possession, the duty to perform all Landlord's obligations hereunder. Except during such period of possession, no such holder shall be liable, either as mortgagee or as holder of a collateral assignment of this Lease, to perform, or be liable in damages for failure to perform any of the obligations of Landlord unless and until such holder shall enter and take possession of the mortgaged premises for the purpose of foreclosing a mortgage. Upon entry for the purpose of foreclosing a mortgage, such holder shall be liable to perform all of the obligations of Landlord, subject to the provisions of Section 8.3 provided that a discontinuance of any foreclosure proceeding shall be deemed a conveyance under the provisions of
Section 10.4 to the owner of the equity of the mortgaged premises. From and after making entry and taking possession of the Premises, any such mortgagee shall be fully and completely liable for the obligations hereunder.

8.3  MORTGAGEE'S ELECTION

     Intentionally Deleted.

8.4  NO PREPAYMENT OR MODIFICATION, ETC.

     No Fixed Rent, additional rent, or any other charge shall be paid more than thirty (30) days prior to the due dates thereof, and payments made in violation of this provision shall (except to the extent that such payments are actually received by a mortgagee in possession or in the process of foreclosing its mortgage) be a nullity as against such mortgagee. No assignment of this Lease (excepting only in accordance with the provisions of this Lease) and no agreement to make or accept any surrender, termination or cancellation of this Lease (excepting only in accordance with the provisions of this Lease) and no agreement to modify so as to reduce the rent, change the Term, or otherwise materially change the rights of Landlord under this Lease, or to relieve Tenant of any obligations or liability under this Lease, shall be valid unless consented to in writing by Landlord's mortgagees of which Tenant has received notice.

8.5  NO RELEASE OR TERMINATION

     No act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenant's obligations hereunder or to terminate this Lease, shall result in a release or termination of such obligations or a termination of this Lease unless (i) Tenant shall have first given thirty (30) days prior written notice of Landlord's act or failure to act to Landlord's mortgagees of which Landlord has provided written notice to Tenant, if any, specifying the act or failure to act on the part of Landlord which could or would give basis to Tenant's rights, and (ii) such mortgagees, after receipt of such notice, have failed or refused to correct or cure the condition complained of within a reasonable time thereafter, but nothing contained in this Section 8.5 shall be deemed to impose any obligation on any such mortgagee to correct or cure any such condition. "Reasonable time" as used above means and includes a reasonable time to obtain possession of the mortgaged premises, if the mortgagee elects to do so, and a reasonable time to correct or cure the condition if such condition is determined to exist, however, in no event shall such time extend beyond sixty (60) days from the date Tenant provides notice to Landlord's mortgagee(s) as aforesaid.

8.6  CONTINUING OFFER

     The covenants and agreements contained in this Lease with respect to the rights, powers and benefits of a mortgagee (particularly, without limitation thereby, the covenants and agreements contained in this Article VIII) constitute a continuing offer to any person, corporation or other entity, which by accepting or requiring an assignment of this Lease or by entry or foreclosure assumes the obligations herein set forth with respect to such mortgagee, and such mortgagee shall be entitled to enforce such provisions in its own name. Tenant agrees on request of Landlord to execute and deliver from time to time any agreement which may reasonably be deemed necessary to implement the provisions of this Article VIII.

8.7  SUBMITTAL OF FINANCIAL STATEMENT

     At any time, but not more than annually during the Term of this Lease, and only to the extent Tenant becomes a publicly traded company, within fifteen (15) days after request therefor by Landlord (i.e. if requested by Landlord' mortgagee(s)), Tenant shall supply to Landlord and/or any mortgagee of Landlord a current financial statement, which such financial statement may be given by Tenant to Landlord in the form of Tenant's current annual report, or such other financial information as may be reasonably required by any such party. Landlord agrees to use diligent efforts to keep such information confidential and to request Landlord's mortgagee to keep such information confidential.

                                   ARTICLE IX
                                     DEFAULT

9.1  EVENTS OF DEFAULT BY TENANT

     It shall be an Event of Default under this Lease, if (i) Tenant fails to pay Fixed Rent or additional rent for more than ten (10) days, after notice thereof specifying such failure and that such failure may be an Event of Default hereunder; (ii) Tenant fails to perform its other non-monetary obligations hereunder for more than thirty (30) days after notice thereof from Landlord, together with such additional time, if any, as is reasonably required to cure the default if the default is of such a nature that it cannot reasonably be cured in thirty (30) days; or (iii) if Tenant makes any assignment for the benefit of creditors, or files a petition under any bankruptcy or insolvency law; or (iv) if such a petition is filed against Tenant and is not dismissed within sixty (60) days; or (v) if a receiver becomes entitled to Tenant's leasehold hereunder and it is not returned to Tenant within ninety (90) days; or
(vi) such leasehold is taken on execution or other process of law in any action against Tenant; then, and in any such cases, Landlord and the agents and servants of Landlord may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any time thereafter while such default continues and without further notice, enter into and upon the Premises or any part thereof in the name of the whole or mail a notice of termination addressed to Tenant at the Premises and repossess the same as of Landlord's former estate and expel Tenant and those claiming through or under Tenant and remove its and their effects without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or prior breach of covenant, and upon such entry or mailing as aforesaid, this Lease shall terminate, but Tenant shall remain liable as hereinafter provided. After the occurrence of an Event of Default as aforesaid, Tenant hereby waives all statutory rights of redemption, if any to the extent such rights may be lawfully waived, and Landlord, without notice to Tenant, may store Tenant's effects and those of any person claiming through or under Tenant at the expense and risk of Tenant and, if Landlord so elects, may sell such effects at public auction or private sale and apply the net proceeds to the payment of all sums due to Landlord from Tenant, if any, and pay over the balance, if any, to Tenant.

9.2  TENANT'S OBLIGATIONS AFTER TERMINATION

     In the event that this Lease is terminated under any of the provisions contained in Section 9.1, Tenant covenants to pay forthwith to Landlord, as compensation, a single lump-sum payment equal to the excess of the net present value of the total rent reserved for the residue of the Term (exclusive of any unexercised Extended Term(s) remaining at the time of termination) over the fair market rental value of the Premises (including additional rent) for said residue of the Term estimated as of the date of termination. If Landlord does not receive a single lump-sum payment from Tenant as aforesaid, Tenant covenants and agrees to pay punctually to Landlord all the sums and perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by Tenant under the foregoing covenants,

Tenant shall be credited with any amount paid to Landlord as compensation as provided in the first sentence of this Section 9.2 and also with the net proceeds of any rents obtained by Landlord by reletting the Premises, after deducting all Landlord's expenses in connection with such reletting, including, without implied limitation, all repossession costs, brokerage commissions, reasonable fees for legal services and reasonable expense of preparing the Premises for such reletting, it being agreed by Tenant that Landlord may (i) relet the Premises or any part or parts thereof for a term or terms which may, at Landlord's option, be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term and may grant such concessions and free rent as Landlord in its sole judgment considers advisable or necessary to relet the same, and (ii) make such alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable or necessary to relet the same, and no action of Landlord in accordance with the foregoing on failure to relet or to collect rent under reletting shall operate or be construed to release or reduce Tenant's liability as aforesaid. Landlord hereby agrees in all events to use reasonable efforts and due diligence to mitigate the foregoing damages and to relet the Premises.

     Nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to prove and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

                                    ARTICLE X
                                  MISCELLANEOUS

10.1 TITLES

     The titles of the Articles are for convenience and are not to be considered in construing this Lease.

10.2 NOTICE OF LEASE

     Concurrently with the executing of this Lease, Landlord and Tenant have executed and recorded a notice of lease in the form attached hereto as Exhibit
T. If this Lease is terminated before the Term expires the parties will execute an instrument in such form acknowledging the date of termination.

10.3 NOTICES FROM ONE PARTY TO THE OTHER

     No notice, approval, consent requested or election required or permitted to be given or made pursuant to this Lease shall be effective unless the same is in writing. Communications shall be addressed, if to Landlord, at Landlord's Address with a copy to Paul A. Hedstrom, Esq., Hinckley, Allen & Snyder LLP, 28 State Street, Boston, Massachusetts 02109, or at such other address as may have been specified by prior notice to Tenant and, if to Tenant, at Tenant's

Address with a copy to Diane M. McDermott, Esq., Gadsby & Hannah, LLP, 225 Franklin Street, Boston, Massachusetts 02110 and to Suzanne M. Zabitchuck, Esq., c/o Siemens Corporation, 200 Wheeler Road, Burlington, Massachusetts 01803 or at such other place as may have been specified by prior notice to Landlord. Any communication so addressed shall be deemed duly served if actually received or delivery is refused at the foregoing addresses mailed by registered or certified mail, return receipt requested, delivered by hand, or by overnight express service by a carrier providing a receipt of delivery.

10.4 BIND AND INURE

     The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns, except that the Landlord named herein and each successive owner of the Premises shall be liable only for the obligations accruing during the period of its ownership, said liability terminating as to future liability upon termination of such ownership and passing to the successor in ownership. Neither the Landlord named herein nor any successive owner of the Premises whether an individual, trust, a corporation or otherwise shall have any personal liability beyond their equity interest in the Premises.

10.5 NO SURRENDER

     The delivery of keys to any employees of Landlord or to Landlord's agent or any employee thereof shall not operate as a termination of this Lease or a surrender of the Premises.

10.6 NO WAIVER, ETC.

     The failure of Landlord or of Tenant to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this Lease or, with respect to such failure of Landlord, any of the Rules and Regulations or Park Covenants referred to in Section 6.1.4, whether heretofore or hereafter adopted by Landlord, shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation, nor shall the failure of Landlord to enforce any of said Rules and Regulations or Park Covenants against any other tenant in the Park be deemed a waiver of any such Rules or Regulations or Park Covenants, as applicable. The receipt by Landlord of Fixed Rent or additional rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach by Landlord, unless such waiver shall be in writing signed by Landlord. No consent or waiver, express or implied, by Landlord or Tenant to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same agreement or duty in a previous or subsequent instance, or any other agreement or duty.

10.7 NO ACCORD AND SATISFACTION

     No acceptance by Landlord of a lesser sum than the Fixed Rent and additional rent then due shall be deemed to be other than on account of the earliest installment of such rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed as accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy in this Lease provided.

10.8 CUMULATIVE REMEDIES

     The specific remedies to which Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of this Lease. In addition to the other remedies provided in this Lease, Landlord shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.

10.9 PARTIAL INVALIDITY

     If any term of this Lease, or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Lease shall be valid and enforceable to the fullest extent permitted by law.

10.10 RIGHT TO CURE

     (a) If Tenant shall at any time fail to perform its obligation in accordance with the provisions of this Lease and Tenant does not commence the cure of such failure within thirty (30) days of notice thereof (except in the event of emergencies), and thereafter diligently prosecute such cure to completion, then Landlord shall have the right, but shall not be obligated, to enter upon the Premises and to perform such obligation, notwithstanding the fact that no specific provision for such substituted performance by Landlord is made in this Lease with respect to such default. In performing such obligation, Landlord may make any payment of money or perform any other act. All sums so paid by Landlord (together with interest at the rate set forth in Section 4.3 hereof), and all necessary incidental reasonable third party costs and expenses in connection with the performance of any such acts by Landlord, shall be deemed to be additional rent under this Lease and shall be payable to Landlord immediately on demand. Landlord may exercise the foregoing rights without waiving any other of its rights or releasing Tenant from any of its obligations under this Lease.

     (b) If Landlord shall have failed to perform any of Landlord's covenants hereunder relating to the Premises (Landlord and Tenant hereby agreeing, however, that, except as otherwise provided in Section 3.2 relating to Tenant's right to complete the Punch List Work for its own behalf if Landlord fails to do so, Tenant shall have no self-help rights with respect to any (i) common areas or facilities of the Building or any other tenant's space in the Building, if applicable, upon any such expansion of the Building pursuant to Exhibit R hereof, or (ii) the Building Parking Area, the Lot or the Common Areas of the
Park) within the time periods set forth herein and Landlord does not commence the cure of such failure within thirty (30) days of notice thereof (except in the event of emergencies), and thereafter diligently prosecute such cure to completion, then Tenant shall have the right, but not the obligation, to cure any such covenants for the account of Landlord. If Tenant shall undertake such performance, Landlord shall reimburse Tenant for all costs and expenses reasonably incurred by Tenant in connection with such performance within twenty
(20) days after receipt of an invoice therefor from Tenant (together with any such back up documentation reasonably requested by Landlord). If Landlord fails to reimburse Tenant within said twenty (20) day period, then interest at the rate set forth in Section 4.3 hereof, shall accrue on any amounts due from Landlord hereunder until such costs have been reimbursed in full. If there remains any amounts unpaid by Landlord to Tenant hereunder after interest has commenced to accrue for at least thirty (30) days, then Tenant shall be entitled to offset the unreimbursed costs together with interest thereon as aforesaid, against fifteen percent (15%) of the monthly Fixed Rent due hereunder until such costs due to Tenant hereunder have been reimbursed in full.

10.11 ESTOPPEL CERTIFICATE

     Tenant agrees on the Commencement Date, and from time to time thereafter, upon not less than thirty (30) days' prior written request by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing in substantially the form attached hereto as Exhibit G, certifying if true (and where not true, indicating where not true), as follows: that this Lease is unmodified and in full force and effect; that except as set forth in this Lease, Tenant has no defenses, offsets or counterclaims against its obligations to pay the Fixed Rent and additional rent and to perform its other covenants under this Lease; that there are no uncured defaults of Landlord or Tenant under this Lease (or, if there are any defenses, offsets, counterclaims, or defaults, setting them forth in reasonable detail); and the dates to which the Fixed Rent, additional rent and other charges have been paid. Any such statements delivered pursuant to this Section 10.11 may be relied upon by any prospective purchaser or mortgage of premises which include the Premises or any prospective assignee of any such mortgagee.

10.12 WAIVER OF SUBROGATION

     Landlord and Tenant mutually agree, with respect to any hazard which is covered by casualty or property insurance then being carried by them, or required to be carried hereunder (whether or not such insurance is then in effect) to release each other from any and all claims with respect to such loss; and they further mutually agree that their respective insurance companies shall have no right of subrogation against the other on account thereof. If extra premium is payable by either party as a result of this provision, the other party shall reimburse the party paying such premium the amount of such extra premium. The parties further agree that if said waiver of subrogation shall be unobtainable or unenforceable or shall void the respective policies, then their respective insurance policies shall not be invalidated, and said waiver shall become null and void and of no further force and effect.

10.13 BROKERAGE

     Tenant represents and warrants to Landlord, and Landlord represents and warrants to Tenant, that it has dealt with no broker, other than such brokers listed in Section 1.1, in connection with this transaction and agrees to defend, indemnify and save the other party harmless from and against any and all claims for a commission arising out of this Lease made by anyone, other than such brokers in Section 1.1. Landlord shall be responsible for, and hold Tenant harmless with respect to, all fees and commissions payable to such brokers specified in Section 1.1.

10.14 PARKING/TRAFFIC PERSONNEL

     Tenant's occupancy of the Premises shall include the use of four (4) parking spaces per 1,000 square feet of rentable floor area of the Premises. Tenant's parking spaces shall be known and referred to in this Lease as the "Building Parking Area" (excluding any Expansion Space as may be hereinafter included pursuant to Exhibit R), and shall be shown as such on the Landlord's Plans. The Building Parking Area shall be used by Tenant in common with other tenants of the Building (which may be expanded pursuant to Exhibit R hereto), if applicable. Tenant hereby acknowledges that the initial Building Parking Area includes seventy-two (72) additional spaces not required to be provided to Tenant pursuant to this Lease. In the event that the Expansion Space is constructed by Landlord pursuant to the provisions of Exhibit R, then, subject to the provisions of Exhibit R, the Building Parking Area shall (i) be relocated to an area designated by Landlord within the cross-hatched parking area (or expanded in such area(s)) as shown on Exhibit A attached hereto, Tenant hereby agreeing that such relocation area designated by Landlord on said Exhibit A is acceptable to Tenant, and (ii) be increased by two hundred twenty-two (222) parking spaces. However, in the event that the Expansion Space is not constructed by Landlord, on Tenant's behalf, then Landlord reserves the right to reduce the initial Building Parking Area shown on Exhibit A by said seventy-two
(72) spaces, or to grant an exclusive easement of such seventy-two (72) spaces to an affiliate of Landlord, if necessary for Landlord's future development and operation of the Park, Landlord and Tenant hereby acknowledging and agreeing to work together, each acting reasonably and in good faith to identify the seventy-two (72) spaces at such time, if applicable. In no event, however, shall the foregoing reduce Landlord's obligation to provide Tenant with the use of four (4) parking spaces per 1,000 square feet of rentable floor area of the Premises as aforesaid.

     Upon Tenant giving Landlord at least SIXTY (60) days prior written notice, Landlord agrees to provide traffic control personnel at peak hours, subject to approval of the Massachusetts Highway Department and the Town of Westford, and the cost thereof shall be reimbursable to Landlord pursuant to Sections 4.2 and
5.1.2 hereof.

10.15 ACCESS

     Subject to the terms and provisions of this Lease, Tenant shall have twenty-four (24) hours, seven (7) days per week, access to the Premises.


10.16 ENTIRE AGREEMENT

     This instrument contains the entire and only agreement between the parties as to the Premises, and no oral statements or representations or prior written matter not contained in this instrument shall have any force or effect. This Lease shall not be modified in any way except by a writing subscribed by both parties.

10.17 GOVERNING LAW

     This Lease shall be governed by and construed and enforced in accordance with the laws and courts of the Commonwealth of Massachusetts.

10.18 ADDITIONAL REPRESENTATIONS

     Landlord represents and warrants to Tenant as follows:

     (a) that Landlord has the right and authority to enter into this Lease and grant Tenant possession of the Premises and other rights set forth herein;

     (b) that Landlord is the fee simple owner of the Lot and that Landlord (or its affiliate(s) or an affiliate(s) of The Gutierrez Company) are the fee simple owners of the Park; and

     (c) that the Building (including all common areas, entrances, restrooms, elevators, water fountains and signage), the Building Parking Area and the Lot will, upon Substantial Completion and issuance of all necessary permits and approvals required to be obtained from any and all necessary governmental agencies prior to occupancy of the Premises by Tenant, including without limitation, a certificate of occupancy from the Town of Westford which allows Tenant to use and occupy the Building as specified in Article III hereof, comply with all dimensional, use, parking, loading and other zoning requirements of the Town of Westford, and all applicable building codes and governmental requirements, including without limitation the regulations of the Americans with Disabilities Act (ADA), and the Park Covenants attached hereto as Exhibit I.

10.19 ROOFTOP COMMUNICATION EQUIPMENT

     Subject to the provisions hereinafter provided, Tenant shall have the right from time to time during the Term hereof to install rooftop communication equipment (i.e. satellite or antenna devices) on the roof of the Building. Subject to applicable law, matters of title, and the consent of Landlord (which consent shall not be unreasonably withheld or delayed), Tenant, at its sole cost and expense, has the right to install such equipment on the roof of the Building. The size and location of the installation shall be at a site acceptable to Landlord, and the approval of any such size and location shall not be unreasonably withheld or delayed by Landlord. Tenant shall install the equipment in accordance with sound construction practices, and in accordance with all applicable laws, rules, codes and ordinances, and in a good and workmanlike manner. Tenant shall use such roofing contractor required to comply with the existing roof warranties, as designated by Landlord. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all liability or loss arising from or out of the installation or removal of such rooftop communication equipment. Upon expiration of the Term, Tenant shall be responsible for the removal of the same and for repairing any damage caused therefrom.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Lease as of this __ day of March, 2000.


                                         LANDLORD:
                                         MICHELSON FARM-WESTFORD
                                         TECHNOLOGY PARK TRUST


                                         By: /s/ Arthur J. Gutierrez
                                             -----------------------------------
                                                  __________________, Class A
                                                  Trustee of Michelson
                                                  Farm-Westford Technology Park
                                                  Trust, on behalf of himself
                                                  and his co-Class A Trustee in
                                                  their capacities as said
                                                  trustees and not individually

                                         Dated: 3/30/00
                                                --------------------------------


                                         By:
                                             -----------------------------------
                                                  __________________, Class B
                                                  Trustee of Michelson
                                                  Farm-Westford Technology Park
                                                  Trust, on behalf of himself
                                                  and his co-Class B Trustee in
                                                  their capacities as said
                                                  trustees and not individually

                                         Dated:
                                                --------------------------------
and location of the installation shall be at a site acceptable to Landlord, and the approval of any such size and location shall not be unreasonably withheld or delayed by Landlord. Tenant shall install the equipment in accordance with sound construction practices, and in accordance with all applicable laws, rules, codes and ordinances, and in a good and workmanlike manner. Tenant shall use such roofing contractor required to comply with the existing roof warranties, as designated by Landlord. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all liability or loss arising from or out of the installation or removal of such rooftop communication equipment. Upon expiration of the Term, Tenant shall be responsible for the removal of the same and for repairing any damage caused therefrom.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Lease as of this __ day of March, 2000.


                                         LANDLORD:
                                         MICHELSON FARM-WESTFORD
                                         TECHNOLOGY PARK TRUST


                                         By: /s/ Arthur J. Gutierrez
                                             -----------------------------------
                                                  __________________, Class A
                                                  Trustee of Michelson
                                                  Farm-Westford Technology Park
                                                  Trust, on behalf of himself
                                                  and his co-Class A Trustee in
                                                  their capacities as said
                                                  trustees and not individually

                                         Dated:
                                                --------------------------------


                                         By: /s/ illegible signature
                                             -----------------------------------
                                                  __________________, Class B
                                                  Trustee of Michelson
                                                  Farm-Westford Technology Park
                                                  Trust, on behalf of himself
                                                  and his co-Class B Trustee in
                                                  their capacities as said
                                                  trustees and not individually

                                         Dated: 3/31/00
                                                --------------------------------

                                         TENANT:
                                         UNISPHERE SOLUTIONS, INC.


                                         By: /s/ James A. Dolce, Jr.
                                             -----------------------------------

                                         Its: President
                                              ----------------------------------

                                         Dated: 3/30/00
                                                --------------------------------


                                         AS TO EXHIBIT "R" ONLY:

                                         Michelson Farm-Westford Technology Park
                                         V and VIII Limited Partnership (Current
                                         Owner of a Portion of Lot 10E to be
                                         Created), a Massachusetts Limited
                                         Partnership

                                         By: The Gutierrez Company, sole general
                                             partner

                                             By: /s/ Arthur J. Gutierrez
                                                 ------------------------------
                                                 Arthur J. Gutierrez, President

                                         AS TO EXHIBIT "U" ONLY:

                                         Michelson Farm-Westford Technology Park
                                         IV Limited Partnership (as Owner of
                                         Building 4) and Michelson Farm-Westford
                                         Technology Park VI Limited Partnership
                                         (as Owner of Building 6), both
                                         Massachusetts Limited Partnerships

                                         By: The Gutierrez Company, sole general
                                             partner

                                             By: /s/ Arthur J. Gutierrez
                                                 ------------------------------
                                                 Arthur J. Gutierrez, President

                                   EXHIBIT "A"

               PLANS SHOWING TENANT'S SPACE, THE LOT AND THE PARK
                      (INCLUDING THE BUILDING PARKING AREA)


Phase I as shown on Plans entitled A1.1, A1.2 and A1.3, prepared by Symmes, Maini & McKee Associates, Inc., Sheet C3 "Layout Materials Plan (Phase I)" prepared by Symmes, Maini & McKee Associates, Inc., and Easement Plan, Sheets 1
- 5, prepared by Howe Surveying for Westford Technology Park, dated June 13, 1996, as revised, and recorded in Plan Book 199, Plan 2.

                                  EXHIBIT "A-1"

                          LEGAL DESCRIPTION OF THE LOT


     A certain parcel of land located on Technology Park Drive in Westford, Middlesex County, Massachusetts shown as Lot 10D on that certain plan entitled "Subdivision Plan of Land Technology Park Drive, Westford, Mass." prepared by Harry R. Feldman, Inc., scale 1" = 100' dated March 3, 2000 and to be recorded with the Middlesex North Registry of Deeds. Lot 10D contains 11.397 acres according to said plan (a copy of which is attached hereto and made a part hereof). Landlord and Tenant hereby acknowledge and agree that this Exhibit A-1 shall be replaced by an amendment to this Lease upon creation of the Lot and the recording of said plan.

                                EXHIBIT "B-1"

                      Preliminary Base Building Plans


- Phase I as shown on Plans entitled A1.1, A1.2 and A1.3, prepared by Symmes, Maini & McKee Associates, Inc. (Please see plans attached to Exhibit "A")

- Exterior Elevations Plan A2.1, prepared by Symmes, Maini & McKee Associates, Inc.

- Sheet C3 "Layout & Materials Plan (Phase I)" prepared by Symmes, Maini & McKee Associates, Inc. (Please see plan attached to Exhibit "A")

                                  EXHIBIT "B-2"



                        GUTIERREZ CONSTRUCTION CO., INC.

                             OUTLINE SPECIFICATIONS
                                       FOR
                            WESTFORD TECHNOLOGY PARK
                                   BUILDING 10
                             WESTFORD, MASSACHUSETTS

                                 JANUARY 7, 2000
                             REVISED JANUARY 19,2000
                            REVISED FEBRUARY 9, 2000

                             OUTLINE SPECIFICATIONS

                                      INDEX

                                                                                                         PAGE NO.
                                                                                                         --------
DIVISION 1 - GENERAL REQUIREMENTS                                                                           3
                   Section 1A - Scope of the Work
                   Section 1B - Assumptions
                   Section 1C - Area Summary

DIVISION 2 - SITE WORK                                                                                      4
                   Section 2A - Site Preparation and Earthwork
                   Section 2B - Site Improvements
                   Section 2C - Lawns and Plantings
                   Section 2D - Site Drainage
                   Section 2E - Site Utilities
                   Section 2F - Irrigation

DIVISION 3 - CONCRETE                                                                                       6
                   Section 3A - Concrete
                   Section 3B - Precast Concrete

DIVISION 5 - METALS                                                                                         7
                   Section 5A - Structural Steel
                   Section 5B - Miscellaneous and Ornamental Iron

DIVISION 6 - CARPENTRY                                                                                      8
                   Section 6A - Rough Carpentry
                   Section 6B - Millwork

DIVISION 7 - MOISTURE PROTECTION                                                                            9
                   Section 7A - Roofing and Flashing
                   Section 7B - Waterproofing, Dampproofing and Caulking

DIVISION 8 - DOORS, WINDOWS AND GLASS                                                                       10
                   Section 8A - Wood Doors
                   Section 8B - Metal Door Frames
                   Section 8C - Finish Hardware
                   Section 8D - Aluminum Entrance
                   Section 8E - Glass and Glazing
                   Section 8F - Overhead Doors

Outline Specifications - Index


DIVISION 9 - FINISHES                                                                                       12
                   Section 9A - Resilient Base
                   Section 9B - Acoustical
                   Section 9C - Painting and Vinyl Wallcovering
                   Section 9D - Gypsum Drywall
                   Section 9E - Exterior Soffits
                   Section 9F - Insulation
                   Section 9G - Carpeting
                   Section 9H - Ceramic Tile

DIVISION 10 - SPECIALTIES                                                                                   14
                   Section 10A - Toilet Partitions
                   Section 10B - Toilet Accessories
                   Section 10C - Dock Equipment

DIVISION 12 - FURNISHINGS                                                                                   15
                   Section 12A - Blinds

DIVISION 14 - CONVEYING SYSTEM                                                                              16
                   Section 14A - Elevator

DIVISION 15 - MECHANICAL                                                                                    17
                   Section 15A - Plumbing
                   Section 15B - Heating, Ventilating and Air Conditioning
                   Section 15C - Sprinklers

DIVISION 16 - ELECTRICAL                                                                                    21
                   Section 16A - Electrical Work

DIVISION 17 - EXCLUSIONS                                                                                    23

                                   DIVISION 1

                              GENERAL REQUIREMENTS


SECTION 1A - SCOPE OF THE WORK

1A-01 Gutierrez Construction Co., Inc. will provide all labor, material and equipment necessary to complete the construction of the subject building in accordance with these Outline Specifications dated February 9, 2000, the preliminary drawings as prepared by Symmes, Maini & McKee Associates, Inc. dated __________________________, and the Site Plan of Land dated ___________________, as prepared by Symmes, Maini & McKee Associates, Inc.

SECTION 1B - ASSUMPTIONS

1B-01 All required utilities of adequate size and capacity will be available at the property line or in the Subdivision Road immediately adjacent to the property line.

1B-02 This proposal is based on Class II-C construction as specified in the Massachusetts State Building Code.

SECTION 1C - AREA SUMMARY

1C-01 The building is a three (3) story, "open shell" office building for a total of 150,000 square feet.

1C-02 Parking spaces to be provided for four (4) spaces per 1,000 square feet of building area.

1C-03 Provide two (2) truck docks and a dumpster pad with a provision to add a third truck dock in this building or in the expansion.

                                   DIVISION 2

                                    SITE WORK


SECTION 2A - SITE PREPARATION AND EARTH WORK

2A-01 The building site, including landscaped areas, shall be graded to "+"0.1' elevations with positive drainage, free of pockets, using existing granular materials. All grading is to be done in accordance with the site plan developed from the preliminary drawings adjusted so as to produce a balanced site.

2A-02 The building pad shall be graded and compacted with six inches (6") of suitable granular material to an elevation of minus five inches (-5") from finished floor elevation. Compaction shall be 95% proctor method, ASTM D 1557.

2A-03 All paved areas shall receive a minimum of eight inches (8") of suitable granular material compacted to 92% of its maximum density.


SECTION 2B - SITE IMPROVEMENTS

2B-01 Parking areas shall be paved with two and one half inches (2 1/2") of bituminous concrete to consist of one and one-half inches (1 1/2") binder coarse and one inch (1") finish. Material and workmanship shall be based on State Highway Department specifications.

2B-02    Roads shall be paved as specified for parking areas.

2B-03 Sidewalks shall be paved with four inches (4") of concrete around the building and 2 1/2" bituminous paving at parking lots.

2B-04 All necessary curbing shall be granite or bituminous berm as shown on the drawings.


SECTION 2C - LAWNS AND PLANTINGS

2C-01    Lawns and planting will be similar to Westford Technology Park Building
         #1.


SECTION 2D - SITE DRAINAGE

2D-01 Parking areas, roadways and trucking areas shall be surface drained and underground drainage shall be installed as required.

SECTION 2E - SITE UTILITIES

2E-01 Domestic water service and fire sprinkler shall be from a water main at the property line. The water meter and piping shall be sized to suit the building requirements. Fire sprinkler service will be sized per NFPA 13 for light hazard.

2E-02 Sanitary sewer shall be connected to the existing Park sewer treatment system as indicated on the site plan.

2E-03 Electrical service shall be provided by the electric UTILITY COMPANY'S pad-mounted transformer.

2E-04 Telephone service entrance conduit shall be provided as specified by the local telephone company.

2E-05    Gas service will be provided by the local utility company.


SECTION 2F - IRRIGATION

2F-01 An automatic, underground lawn irrigation system will be provided for all lawn areas adjacent to the building and at the main entrance.

                                   DIVISION 3

                                    CONCRETE

SECTION 3A - CONCRETE

3A-01 Provide all plain and reinforced concrete work, including all necessary form work, sleeves, inserts, etc. Concrete material shall be 3,000 p.s.i.

3A-02 Floor slab-on-grade shall be five inch (5") thick concrete reinforced with welded wire fabric for a live load rating of 200 p.s.f. Second and third floor slabs shall be designed for a load of 100 p.s.f. with live load reduction allowed by the Massachusetts State Code.

3A-03 Foundations shall be continuous reinforced concrete footings and walls and individual spread reinforced concrete footings under columns. All foundations shall bear on engineered fill, natural soil or ledge.

3A-04 Floors shall meet the following level and flatness criteria. Slab on grade shall be within FF (flatness) 25 and F1 (level) 20. Suspended slabs shall be within FF (flatness) = 20.


SECTION 3B - PRECAST CONCRETE

3B-01 Precast concrete exterior spandrel panels shall be designed to meet wind loading as required by the governing code(s) and shall have an exposed aggregate finish as approved by the Architect and Owner.

                                   DIVISION 5

                                     METALS

SECTION 5A - STRUCTURAL STEEL

5A-01 All structural steel work shall conform to the "Specifications for Design, Fabrication and Erection of Structural Steel for Buildings" of the American Institute of Steel Construction and the requirements of the local building code. All steel shall be ASTM-A-36.

5A-02 The structure shall be steel columns, beams or trusses, and bar joists. The building shall be designed in accordance with the building code requirements.

5A-03 The roof construction shall be 22 gauge, prime-painted metal roof decking. Roof shall be designed to support a live load of 35 p.s.f. plus the loading required for a rubber or EPDM ballasted roofing system.

5A-04 Second and third floor framing systems shall be designed to support a total (live) load of 100 p.s.f. with live load reduction allowed by the Massachusetts State Code. Floor decking shall be 28 gauge Fab-Form metal deck or equal.

5A-05 Provide thirteen feet (13'-0") from first floor slab to second floor slab. Provide thirteen feet (13'-0") from second floor slab to the third floor slab. Provide thirteen feet six inches (13'-6") from third floor slab to the top of the roof steel.

5A-06    Provide wind framing and attachment for precast concrete.

5A-07    Provide framing and supports for roof top equipment as may be required.


SECTION 5B - MISCELLANEOUS AND ORNAMENTAL IRON

5B-01    Provide manhole and catch basin frames and covers where required.

5B-02 Stairs shall be metal pan, concrete filled type. Stairs shall be provided with integral nosings. Handrails shall be tubular steel, except as otherwise indicated on the drawings. One stair will service the roof.

5B-03 All necessary channel iron supports and hanging rods for toilet partitions and glass entrances shall be provided.

5B-04    Provide elevator sill angles.

5B-05 Provide one ornamental stair from the first to the second floor at the Atrium.

                                   DIVISION 6

                                    CARPENTRY

SECTION 6A - ROUGH CARPENTRY

6A-01    Provide all wood blocking and rough carpentry required.

6A-02    Install wood doors, metal door frames and finish hardware.

6A-03    Install toilet partitions.


SECTION 6B - MILLWORK

6B-01 All men's and women's toilet rooms shall have Corian lavatory counter tops with integral bowls, backsplash, endsplash and apron.

6B-03 Provide a four inch (4") oak base at the walls of the lobbies and toilet room vestibule areas, or alternate type base as selected.

6B-04    Provide a plastic laminate sill at all perimeter wall office windows.

6B-05 Provide a plastic laminate backsplash at the mop sink in the janitor's closet.

                                   DIVISION 7

                               MOISTURE PROTECTION

SECTION 7A - ROOFING AND FLASHING

7A-01 The roof shall be insulated to yield a "U" factor of .06. Roof loading is to be in accordance with the building code requirements. The roofing shall be a ballasted rubber or EDPM roofing system as manufactured by Carlysle, Firestone, General Tile or approved equal. A ten (10) year labor and material and an additional ten (10) years on material, manufacturer's standard guarantee is included.

7A-02 Flashing at the precast concrete parapets and HVAC equipment shall be provided.

7A-03    Vent pipe flashings shall be provided as necessary.


SECTION 7B - WATERPROOFING, DAMPPROOFING AND CAULKING

7B-01    Interior caulking shall be the type appropriate for the application.

7B-02 Caulk perimeter of all exterior doors and windows with monolastic, meric Thiokol caulking or approved equal.

7B-03 All precast concrete joints shall be caulked with monolastomeric Thiokol caulking or approved equal.

7B-04    Waterproof and/or dampproof the elevator pit as required.

                                   DIVISION 8

                            DOORS, WINDOWS AND GLASS

SECTION 8A - WOOD DOORS

8A-01 Interior base building wood doors shall be 3'0" x 8'-0" by 1 3/4" solid core, plain sliced, red oak and/or 3'0" x 7'0" by 1 3/4" solid core, stain grade oak. Provide fire rated doors as required by code. All oak doors are to have matching edges.


SECTION 8B - METAL DOORS AND FRAMES

8B-01 All interior base building door frames shall be welded type or three piece, pressed metal, single and/or double rabbet door frames with proper anchors for partitions. Provide fire rated frames as required by code.


SECTION 8C - FINISH HARDWARE

8C-01 Finish hardware shall be heavy duty grade Russwin, Schlage, or approved equal.

8C-02    Key schedule shall be per the Owner's requirements.

8C-03    Lockset to have removable cores.

8C-04    Provide electric strikes at exterior doors.


SECTION 8D - ALUMINUM ENTRANCE

8D-01 Aluminum door frame assemblies, including window trim, shall be anodized aluminum as indicated on the drawings.

8D-02 Aluminum entrances shall be complete with all hardware (pivot hinges, push/pulls, closers, etc.) except cylinder, which is to be furnished under Section 8C, Finish Hardware.

8D-03    Provide electric strikes at exterior doors.


SECTION 8E - GLASS AND GLAZING

8E-01 Glass for entrances shall be 1/4" tinted. Entrance doors shall be 3'0" x 7'O" with glass transom.

8E-02 Mirrors shall be provided over each lavatory at the men's and women's toilet rooms. In addition, women's toilet rooms shall be provided with a full height mirror located on the wall opposite the lavatories.

8E-03 The exterior glass shall be 7" insulating, tinted as manufactured by LOF, PPG or approved equal. Glass area shall be kept under 50% of the exterior wall area. Includes Manufacturer's Standard ten (10) year warranty for the insulated glass units.

8E-04 The aluminum framing for glass shall be anodized aluminum with a thermal break as manufactured by Alumiline, Kawneer or approved equal. All windows are to be the fixed type.


SECTION 8F - OVERHEAD DOORS

8F-01 Provide two (2) electrically operated, 8' x 8', insulated overhead door with weather seal for the truck dock.

                                   DIVISION 9

                                    FINISHES

SECTION 9A - RESILIENT BASE FOR THE BASE BUILDING

9A-01    Resilient base shall be 4" high, vinyl cove or straight as applicable.


SECTION 9B - ACOUSTICAL WORK FOR THE BASE BUILDING

9B-01 All base building toilet rooms, stairways and main lobby shall have lay-in, reveal edge units of 3/4" x 24" x 24", mineral acoustic tile. Suspension system shall be exposed grid "T" suspension system. Ceiling height shall be 9'-0", except toilet rooms shall be 7'6". Tile and suspension system shall be white.


SECTION 9C - PAINTING FOR THE BASE BUILDING

9C-01 All exposed ferrous metals shall receive a primer coat and one coat of enamel.

9C-02 Interior painted walls are to receive two coats of latex paint. The lobby will be painted with Zolatone, polymix or approved equal.

9C-03 Interior, base building doors shall receive two coats of semi-gloss enamel paint, or one coat of sealer and two coats of polyurethane.

9C-04 Toilet room walls that are not to receive ceramic tile shall be painted with Zolatone, polymix or approved equal, or shall receive vinyl wall covering at the contractor's option.


SECTION 9D - GYPSUM DRYWALL FOR THE BASE BUILDING

9D-01 Interior, ceiling high partitions shall be 25 ga., 2 1/2" galvanized metal studs, 24" O.C. with 5/8" gypsum wallboard on each side, taped, sanded and ready for paint. All full-height partitions shall be 25 ga., 3 5/8" galvanized metal studs, 24" O.C. with 5/8" gypsum wallboard on each side, taped, sanded and ready for paint. Insulation in partitions shall be as indicated on the drawings. Provide fire rating as required by code. All required fire rated walls shall be constructed with approved fire rated drywall assembly systems.

9D-02 The interior of the exterior walls shall be furred with metal studs, insulated and covered with drywall in all finished areas. The interior face of all precast concrete will be insulated with a minimum of 3 1/2" of fiberglass insulation.

9D-03 Interior steel columns will be tubular type, or "H" columns covered with drywall, taped, sanded and prepared for finish or exposed tube type.


SECTION 9E - EXTERIOR SOFFITS

9E-01    All exposed exterior soffits shall be synthetic plaster.


SECTION 9F - INSULATION

9F-01 Fiberglass blanket type insulation shall be provided behind all exterior walls, except behind the spandrel panels where rigid insulation may be used.

9F-02    Rigid insulation shall be provided at the perimeter foundation walls.


SECTION 9G - CARPETING

9G-01 An allowance of twenty-four dollars ($24.00) per square yard has been included for all carpet at the base building areas.


SECTION 9H - CERAMIC TILE

9H-01 Toilet rooms and showers shall have 1" x 1", unglazed, ceramic floor tile and 4 1/4" x 4 1/4" glazed, ceramic tile, full height, at wet walls.

                                   DIVISION 10

                                   SPECIALTIES

SECTION 10A - TOILET PARTITIONS

10A-01 Partitions shall be ceiling hung with a baked enamel finish. Provide toilet partitions as indicated on the drawings.


SECTION 10B - TOILET ACCESSORIES

10B-01 Provide brushed stainless steel accessories as indicated on the drawings. Accessories shall include double roll toilet paper holders, recessed paper towel dispenser/disposals, liquid soap dispensers, sanitary napkin vendors and disposals and grab bars at handicap toilets. Also, provide mop hooks at janitor's closets.


SECTION 10C - DOCK EQUIPMENT

10C-01 Provide two (2) mechanical 20,000 pound capacity dock levelers. Dock bumper integral with the dock leveler shall be provided. Provide space next to truck dock for the compactor. Truck dock will be standard 48" height. Also, provide seals and/or shelters, swivel dock lights and bollards.

                                   DIVISION 12

                                   FURNISHINGS

SECTION 12A - BLINDS

12A-01 Vertical blinds shall be LouverDrape, Model EL (Elite) or approved equal, both traversing and rotating types.

12A-02 Blinds shall have top track only with manufacturer's standard baked enamel finish.

12A-03 Vertical blind blades are to be PVC solid core, 3 1/2" wide, .03" thickness. Color shall be manufacturer's standard color as selected by the Owner and Architect.

12A-04   Blinds shall be installed at all exterior wall windows.

                                   DIVISION 14

                                CONVEYING SYSTEM

SECTION 14A - ELEVATOR

14A-01 Two (2) standard package, 3,500 pound capacity hydraulic passenger elevators shall be provided at the main entrance lobby and one (1) standard package 4,500 pound capacity hydraulic passenger/material elevator near the truck dock. Speed shall be 125 feet per minute. Cab finish shall be stainless steel on front panels and doors, plastic laminate walls, and baked enamel frame and entrance doors on hall side. Include protective pads and hooks, handrail at rear, telephone box and cable, removable ceiling, certificate frame, emergency car lighting, exhaust fan, handicapped code requirements and 36" center opening doors. Includes an allowance of $20,000.00 to upgrade the finishes of the two elevators in the main lobby. Upgrade finishes shall be selected from the manufacturer's upgrade finish options.

                                   DIVISION 15

                                   MECHANICAL

DIVISION 15A - PLUMBING

15A-01   CODES, ORDINANCES AND PERMITS

         1. All material and workmanship shall be in strict accordance with the following codes:

              A.   MASSACHUSETTS STATE PLUMBING CODE
              B.   MASSACHUSETTS STATE BUILDING CODE
              C.   NATIONAL FIRE CODES
              D.   REQUIREMENTS OF THE TOWN OF WESTFORD, MASSACHUSETTS
              E.   DEPARTMENT OF PUBLIC HEALTH

15A-02   SANITARY WASTE AND VENT SYSTEM
         1. Interior waste and vent piping shall convey wastes to the underground sanitary waste system and shall be vented through the roof as required by code.

         2. Exterior sanitary waste shall be connected to the existing Park sewer treatment system as indicated on the site plan.

15A-03   ROOF DRAINAGE SYSTEM
         1. Interior roof drains shall be adequately sized and installed to drain all roof surfaces and shall be connected to the storm drain outside the building line.

15A-04   COLD AND HOT WATER-SYSTEMS
         1. Cold and hot water systems shall be installed to service all fixtures and equipment indicated on the drawings requiring cold and hot water.

         2. Cold and hot water shall be sized in accordance with the latest requirements of the applicable plumbing code.

         3.   Provide isolation valves at each toilet room by floor.

15A-05   GAS PIPING
         1.   Provide gas piping from the meter to the rooftop HVAC Units.

15A-06   PIPING AND FITTINGS
         1. Piping and fittings shall be cast iron for sanitary and storm, and copper for water - all conforming to the latest ASTM and/or F.S. standards.

15A-07   PIPING AND DRAINAGE ACCESSORIES
         1. Roof drains, wall/ground hydrants, cleanouts, and fixture carriers shall be as manufactured by J.R. Smith, Josam, Zurn or approved equal. Pressure-reducing valves and back flow preventors shall be as manufactured by Watts or approved equal.

15A-08   INSULATION
         1. All above-ground cold water piping, valves and fittings shall be insulated, including the air chamber. Horizontal rain leaders and all roof drains shall be insulated.

15A-09   WATER METER
         1. Water meter and piping shall be furnished and installed in accordance with the Town of Westford, Massachusetts' requirements.

15A-10   PLUMBING FIXTURES
         1. Water closets shall be wall-hung, elongated, flush valved closets with 1 1/2" top spuds and exposed valves as manufactured by Kohler Company or approved equal, with white, open front seats, no cover.
         2. Urinals shall be wall-hung, white with 1 1/2" top spuds, exposed valves as manufactured by Kohler Company or approved equal.
         3.   Lavatories shall be drop-in, counter type.
         4. Drinking fountains (one on each floor) shall be electric, semi-recessed, wall-mounted type as manufactured by Halsey Taylor or approved equal.
         5. Electric hot water heater(s), sized to suit the base building requirements, shall be provided.
         6. Handicap type fixtures will be provided in the toilet rooms as required by applicable codes.

15A-11   TESTING
         1. All piping systems shall be tested in accordance with the applicable codes.



SECTION 15B - HEATING, VENTILATING AND AIR CONDITIONING

15B-01 Provide rooftop, variable volume, heating, ventilating and air conditioning to provide comfort heating and cooling on a year-round basis with controlled night set back and economizing features, and shall meet all applicable code requirements. Capacity will be based on 325 S.F./Ton. Equipment shall be as manufactured by Carrier, Trane or approved equal as selected by Gutierrez Construction Co., Inc. A low voltage, automatic temperature control system will also be provided. Include an override switch for each rooftop unit to allow after hours operation. Includes HVAC distribution for the base building areas. Does not include HVAC distribution at tenant areas. The rooftop HVAC Units will provide gas fired morning warm-up to meet the requirements of the Massachusetts Energy Code. The rooftop HVAC Units will be provided with three feet (3') high vibration/insulated curbs to minimize noise and vibration. Rooftop units will not be operated without filters. Filters used during construction will be changed prior to Tenant's occupancy. The ventilation for the building will be designed per the Massachusetts State Code.

15B-02   DUCT WORK

         All duct work shall be galvanized steel to meet the ASHRAE standards. Flexible duct run-outs shall not exceed six feet (6').

15B-03   GRILLES AND DIFFUSERS

         As required for the base building.

15B-04   TOILET ROOM EXHAUST

         A toilet room exhaust system shall be installed in accordance with the code requirements.

15B-05   NOISE LEVELS

         The HVAC System will be designed to meet or exceed an NCR of 35 to 40.

15B-06   HEATING, VENTILATING AND AIR CONDITIONING FOR TENANT AREAS

         A zoned heating, ventilating and air conditioning system, including distribution duct work, diffusers, return air grilles and thermostatic control for general office use is not included. Duct shafts and ducts will be provided from the rooftop equipment to the first and second floors. Above the ceiling will be used as a return air plenum. Return ductwork is not anticipated.


SECTION 15C - SPRINKLERS

15C-01 An automatic wet pipe, light hazard sprinkler system shall be provided for the base building. System shall be designed to meet the I.S.O. and NFPA #13 requirements. Heads at acoustical ceilings shall be chrome plated, semi-recessed, pendant type located at the center one third (1/3) of the 24" x 24" ceiling tile. Heads in open areas shall be the brass upright type. Testing shall be in accordance with NFPA Pamphlet No. 13. Furnish and install tamper and flow switches. Wiring shall be by the electrical subcontractor. Sprinkler distribution for the tenant areas is not included. Stub outs will be provided on each floor. Includes standpipe and fire hose cabinets as required.

                                   DIVISION 16

                                   ELECTRICAL

SECTION 16A - ELECTRICAL WORK

16A-01   SERVICE ENTRANCE

         The primary electric service and pad mounted transformer will be provided by the local utility company at no cost to Gutierrez Construction Co., Inc. Provide underground PVC conduit for electric and telephone as required by the utility companies. The secondary side of the electrical service will be 3,000 Amps at 480 Volt, 3-phase, 4-wire. Provide empty conduit from the pad mounted transformer to the switchgear and design the switchgear so the capacity can be increased for the expansion of 75,000 square feet. When the Tenant's additional electrical requirements are determined, the main service size, feeder circuits and equipment will be increased at the Tenant's cost.

16A-02   CODES AND STANDARDS

         Materials and workmanship shall conform with the latest editions of the following applicable codes, standards and specifications:

         1.   National Board of Fire Underwriters
         2.   Underwriter's Laboratories, Inc.
         3.   National Electrical Code
         4.   National Bureau of Standards Handbook 11-30, National Safety Code
         5. Local and State Building Codes, and all other authorities having jurisdiction

16A-03   RACEWAYS AND CONDUCTORS

         Generally, wiring will consist of insulated conductors installed in 3/4" minimum size, EMT. Flexible conduit (BX) will be used for terminal connection at all motors. Electrical metallic tubing will be used in areas above hung ceilings. Aluminum conduit may be used in concealed areas or in areas eight feet (8') above the floor. No aluminum conduit will be used in concrete or underground. BX may be used where allowed by applicable codes. Above the ceiling is used as a return air plenum. Conductors will be 600 volt copper, except where otherwise noted. Wire/cable #2 and larger may be aluminum. The following conductors will be used:

         1.   Power:          #12 Minimum 75(0)C THWN
         2.   Lighting:       #12 Minimum 75(0)C THWN
         3.   Control:        #14 Minimum 75(0)C THW
         4.   Fixture:        #16 Minimum 90(0)C MTW
         5.   Alarm:          #14 Minimum 75(0)C THW

16A-04   GROUNDING SYSTEM

         Grounding will consist of copper clad steel rods connected with bare copper cable. The grounding system will be connected to the existing ground in the power plant. The interconnection conductors will be built into the main feeder cable. Building steel and all electrical equipment enclosures will be grounded.

16A-05   FEEDER CIRCUITS

         Feeders will supply 480/277 volt power from the main distributor to distribution panels. Main service will be adequately sized to serve the building's requirements as specified in these outline specifications. The main riser electrical feeder will be by a vertical plug-in type busway system. Includes transient voltage surge protection at the service entrance and branch circuit panel boards.

16A-06   TRANSFORMERS

         Dry-type K20 rated transformers will be provided for 120/208 volt panels.

16A-07   PANELBOARDS

         Panelboards will be 480/277 volt, 3-phase, 4-wire and 120/208 volt, 3-phase, 4-wire with 200% neutrals with provisions for bolt in circuit breakers. Panelboards will be sized for the HVAC 6 watts per square foot and 2 watts per square foot for the 277 volt light fixtures and 6 watts per square foot at for 120/208 volt power. Panelboards will be located in electrical closets on each floor.

16A-08   WIRING DEVICES, OUTLETS AND SWITCHES

         1.   Switches will be the quiet toggle type, NEMA standard.
         2. Convenience outlets will be duplex grounding type, 20 amp rates, NEMA standard.
         3.   Device plates will be ivory-colored plastic.

16A-09   INDOOR LIGHTING

         Lighting will be fluorescent and/or incandescent for the base building. Lighting in tenant areas is not included.

16A-10   OUTDOOR LIGHTING

         Building lighting will be provided for security lighting and provide 400 watt, high pressure sodium fixtures, energized at 277/480 volt with photocell control and time clock override. High pressure sodium fixtures will have integral ballasts. Fixtures will be pole-mounted in parking areas. Provide lighting at sidewalks for pedestrians. Lighting at the parking areas will be in accordance with the latest energy code requirements, but will provide a minimum of 0.5 foot candles at the remote parking areas.

16A-11   EMERGENCY LIGHTING AND POWER SYSTEM

         Provide emergency power for exit lights, emergency lighting and fire alarm system. Power source for emergency power shall be wet cell batteries located in the electrical rooms or a natural gas fired, roof mounted emergency generator as selected by the Landlord. Provide exit lights, emergency lights and fire alarm at all common areas as required by applicable codes. Exit lights, emergency lights and fire alarm distribution at tenant areas are not included.

16A-12   TELEPHONE EQUIPMENT

         Provide eight (8) 4" sleeves at each telephone room (or as designated by the Tenant) through the second and third floor slabs.
         Interconnection and telephone equipment will be by the telephone company. Telephone interface will be the responsibility of the tenant and will be installed in the tenant's space.

16A-13   FIRE ALARM SYSTEM

         A local fully addressable fire alarm system with horn/light combinations, pull stations and annunciator panel will be provided for the base building. The main fire alarm panel and annunciator panel will be sized to accommodate the tenant area. Location of horn/lights, pull stations and annunciator panel shall be in accordance with applicable codes and the local fire department's requirements. Connect to the local fire department if available. Double shielded cable will be used.

                                   DIVISION 17

                                   EXCLUSIONS

1. Power wiring for any special equipment or outlets other than those specified in these Outline Specifications.

2.   Special floor finishes, other than those previously mentioned.

3.   Special wall finishes, other than those previously mentioned.

4.   Special millwork items, other than those previously mentioned.

5. Health Department or other regulatory agency requirements resulting from tenant's operations unknown to Gutierrez Construction Co., Inc.

6.   Furniture, furnishings, etc.

7.   Security, intercom or sound system.

8.   Vending machines or provisions for such.

9.   Kitchen equipment.

10.  Moveable partitions.

11.  Special exhaust systems.

12.  Underfloor duct systems.

13.  Drinking fountains, other than those specified.

14.  Drywall partitions, including demising walls and painting for tenant areas.

15.  Doors, frames and hardware for tenant areas.

16.  Vinyl base for tenant areas.

17. Power distribution, lights, outlets, light switches, exit signs/lights, and emergency lights at tenant areas.

18.  Special modifications required for a day care center, if any.

19.  Sprinkler piping and heads at tenant areas.

20.  HVAC air terminal units, duct work, grilles and diffusers at tenant areas.

                                 "EXHIBIT C-1"

CERTIFICATE OF                               OWNER          [ ]
SUBSTANTIAL                                  ARCHITECT      [ ]
COMPLETION                                   CONTRACTOR     [ ]
AIA DOCUMENT G704                            FIELD          [ ]
                                             OTHER

--------------------------------------------------------------------------------
PROJECT:                                           ARCHITECT:
(name, address)
                                                   ARCHITECT'S PROJECT NUMBER:

TO (Owner)
                                                   CONTRACTOR:
                                                   CONTRACT FOR:



                                                   CONTRACT DATE:

DATE OF ISSUANCE:

PROJECT OR DESIGNATED AREA SHALL INCLUDE:


The Work performed under this Contract has been reviewed and found to be substantially complete. The Date of Substantial Completion is hereby established as which is also the date of commencement of all warranties and guarantees required by the Contract Documents.

--------------------------------------------------------------------------------
                  DEFINITION OF DATE OF SUBSTANTIAL COMPLETION
                  --------------------------------------------

The date of Substantial Completion of the Work or designated portion thereof is the Date certified by the Architect when construction is sufficiently complete, in accordance with the Contract Documents, so the Owner may occupy the Work or designated portion thereof for the use for which it is intended.
--------------------------------------------------------------------------------

A list of items to be completed or corrected, prepared by the Contractor and verified and amended by the Architect, is appended hereto. The failure to include any items on such list does not alter the responsibility of the Contractor to complete all Work in accordance with the Contract Documents.

___________________________   ___________________________   ____________________
ARCHITECT                     BY                            DATE

The Contractor will complete or correct the Work on the list of items appended
hereto within       days from the above Date of Substantial Completion.

___________________________   ___________________________   ____________________
CONTRACTOR                    BY                            DATE

The Owner accepts the Work or designated portion thereof as substantially
complete and will assume full possession thereof at              (time) on
     (date).

___________________________   ___________________________   ____________________
OWNER                         BY                            DATE

--------------------------------------------------------------------------------
The responsibilities of the Owner and Contractor for maintenance, heat, utilities and insurance shall be as follows: (NOTE - Owner's and Contractor's legal and insurance counsel should determine and review insurance requirements and coverage)

                                  EXHIBIT "C-2"

                         CERTIFICATE OF FINAL COMPLETION


Project:       Unisphere Solutions, Inc.                   Lease Date: ___, 2000

Location:      Technology Park Drive                       Date:
               Westford, Massachusetts

Owner:         Arthur J. Gutierrez and John A. Cataldo,    Trade:
               Class A Trustees, and Howard Stock and
               Marc D. Levy, Class B Trustees, all as
               Trustees of Michelson Farm-Westford
               Technology Park Trust, under Declaration of Trust dated October 1, 1984, recorded with the Middlesex North District Registry of Deeds in Book 2863, Page 235


( )  All work has been completed in accordance with Article III of the Lease.

( ) All work has been completed in accordance with Article III of the Lease, except for that listed in attached schedule for which a credit has been taken.

Final Inspection was made _________________ in the presence of:

Remarks:

Owner must have completed or corrected all punch list items or accepted credit for unsatisfactory or incomplete work and submitted all Close-out Documents as listed on Close-out Documents - Record & Transmittal Form.

This is to certify that Unisphere Solutions, Inc. will not be held responsible for any bills, liens, claims or demands in connection with the above noted project. All workmanship and materials are hereby guaranteed in accordance with stipulations in the Contract Documents and Lease on Certificate of Substantial Completion.

By:________________________________         By:_________________________________

Title:_____________________________         Title:______________________________

Date:______________________________         Date:_______________________________

NOTE: See also definition of Substantial Completion in Article III of the Lease.

                                   EXHIBIT "D"
                               LANDLORD'S SERVICES


I.   CLEANING

     A.   General

          1. All cleaning work will be performed between 8:00 AM and midnight, Monday through Friday, unless otherwise necessary for stripping, waxing, etc.

          2. Abnormal waste removal (e.g., computer installation paper, bulk packaging, wood or cardboard crates, refuse from cafeteria and laboratory operations, etc.) shall be Tenant's responsibility.

     B.   Daily Operations (5 times per week)

          1.   Tenant Areas

               a. Empty and clean all waste receptacles. Wash receptacles as necessary.
               b.   Vacuum all rugs and carpeted areas.
               c.   Empty, damp-wipe and dry all ashtrays.

          2.   Lavatories

               a.   Sweep and wash floors with disinfectant.
               b.   Wash both sides of toilet seats with disinfectant.
               c.   Wash all mirrors, basins, bowls, urinals.
               d.   Spot-clean toilet partitions.
               e.   Empty and disinfect sanitary napkin disposal receptacles.
               f. Refill toilet tissue, towel, soap and sanitary napkin dispensers.

          3.   Public Areas

               a. Wipe down entrance doors and clean glass (interior and exterior).
               b.   Vacuum elevator carpets and wipe down doors and walls.

     C.   Operations as Needed (but not less than every other day)

          1.   Tenant and Public Areas

               a.   Buff all resilient floor areas every other day.
               b.   Clean water coolers.

     D.   Weekly Operations

          1.   Tenant Areas, Lavatories, Public Areas

               a. Hand dust and wipe clean all horizontal surfaces with treated cloths to include furniture, office equipment, window sills, door ledges, chair rails, baseboards, convector tops, etc. within normal reach.
               b. Remove finger marks from private entrance doors, light switches, and doorways.
               c.   Sweep all stairways.

     E.   Monthly Operations

          1.   Tenant and Public Areas

               a.   Thoroughly vacuum seat cushions on chairs, sofas, etc.
               b.   Vacuum and dust grillwork.

          2.   Lavatories

               a.   Wash down interior walls and toilet partitions.

     F. As Required and Weather Permitting (but not less than three times per year)

          1.   Entire Building

               a.   Clean inside of all windows.
               b.   Clean outside of all windows.

     G.   Yearly

          1.   Tenant and Public Areas

               a.   Strip and wax all resilient tile floor areas.


II.  HEATING, VENTILATING AND AIR CONDITIONING

          1. Heating, ventilation and air conditioning (HVAC) as required to provide reasonably comfortable temperatures for normal business day occupancy (except holidays), Monday through Friday, from 8:00 AM to 6:00 PM and Saturday from 8:00 AM to 1:00 PM. Tenant shall be operating HVAC systems beyond the hours specified above and any additional maintenance or services associated with such overtime use shall be furnished by Landlord provided that the additional costs thereof are chargeable to Tenant pursuant to the provisions of Sections 4.2 and 5.1.2 Note: Cost of electricity to be paid directly by Tenant to utility company.

     2. Maintenance on any additional or special air conditioning equipment and the associated operating cost will be at Tenant's expense.

III. WATER

     1. Prior to the commencement of the Term hereunder, Landlord is responsible for providing water up to, but not including, Tenant's water meter, such that hot water for lavatory purposes and cold water for drinking, lavatory and toilet purposes are available. Thereafter, Tenant is responsible for all water and sewer charges consumed in the leased premises, as measured by Tenant's water meter.

     2. The cost of the repair or replacement of a hot water heater which supplies hot water exclusively in a sink in Tenant's Premises will be the responsibility of Tenant.

IV.  ELEVATORS

     Elevators for the use of all tenants and the general public for access to and from all floors of the Building, programming of elevators (including, but not limited to, service elevators), shall be as Landlord from time to time reasonably determines best for the Building as a whole, Landlord hereby agreeing that Tenant may provide input in connection therewith.

V.   RELAMPING OF LIGHT FIXTURES

     Tenant will reimburse Landlord for relamping, ballasts and starters within the Premises.

VI.  CAFETERIA, VENDING AND PLUMBING INSTALLATIONS; LABORATORY

     1. Any space to be used primarily for lunchroom or cafeteria operation (currently estimated at 3,000 square feet) shall be Tenant's responsibility to keep clean and sanitary, unless otherwise mutually agreed upon in writing by Landlord and Tenant. Cafeteria, vending machines or refreshment service installations by Tenant must be approved by Landlord in writing, Landlord hereby acknowledging and agreeing that it shall approve a cafeteria in connection with the Tenant's Plans. All maintenance, repairs and additional cleaning necessitated by such installations shall be at Tenant's expense.

     2. Tenant is responsible for the maintenance and repair of plumbing fixtures and related equipment installed in the Premises for its exclusive use (such as in coffee room, cafeteria, laboratory, or employee exercise area, if applicable), and all of such other fixtures described as Tenant's Property in Section 6.1.13.

     3. Any space to be used primarily for laboratory operations (currently estimated at 30,000 square feet) shall be Tenant's responsibility to keep clean and neat, unless otherwise mutually agreed upon in writing by Landlord and Tenant.

VII. ELECTRICITY

     1. Tenant shall pay for all electricity and gas consumed in the Premises directly to the respective utility providers.

     2. Tenant's use of electrical service in the Premises shall not at any time exceed the capacity of any of the electrical conductors or other equipment in or otherwise serving the Premises or the Building standard, as hereinafter provided. To ensure that such capacity is not exceeded and to avert possible adverse effects upon the Building's electrical system, Tenant shall not, without at least ten (10) days prior written notice to and consent of Landlord in each instance, connect to the Building electric distribution system any fixtures, appliances or equipment which operates on a voltage in excess of 120 volts nominal, or which requires a single (dedicated) circuit, or make any alteration or addition to the electric system of the Premises. In the event Tenant shall use (or request that it be allowed to use) electrical service in excess of that deemed by Landlord to be standard for the Building, Landlord may refuse to provide such excess usage or refuse to consent to such usage or may consent upon such conditions as Landlord reasonably elects (including but not limited to the installation of utility service upgrades, submeters, air handlers or cooling units), and all such additional usage (except to the extent prohibited by law), installation and maintenance thereof shall be paid for by Tenant, as additional rent, upon Landlord's demand.

     3. It is understood that the electrical service to the Premises may be furnished by one or more suppliers of electricity and that the cost of electricity may be billed as a single charge or divided into and billed in a variety of categories such as distribution charges, transmission charges, generation charges, public good charges and other similar categories and may also include a reasonable fee, commission or other charge by a broker, aggregator or other intermediary for obtaining or arranging the supply of electricity. Landlord shall, upon Tenant's prior approval (not to be unreasonably withheld or delayed) so long as Tenant remains the sole tenant of the Building, have the right to select the supplier of electricity to the Building, Premises and Lot, and, as Tenant's agent, to designate the same to a local utility, to aggregate the supply of electricity for the Building, Premises and Lot with other buildings, to purchase electricity for the Building, Premises and Lot through a broker, aggregator or other intermediary and/or buyers group or other group and to change the supplier of electricity and/or manner of purchasing electricity from time to time.

          If Landlord undertakes activities for the purpose of reducing Landlord's or Tenant's operating costs (such as negotiating an agreement with a utility or another energy supplier or engaging an energy consultant or undertaking conservation or other energy efficient measures that may require capital expenditures), Tenant shall pay its proportionate share of all costs and expenses associated with such actions (including but not limited to brokers' commissions, legal fees and capital expenditures), as additional rent, as and when payment is made by Landlord, so long as Tenant's approval has been obtained by Landlord in advance, which such approval shall not be unreasonably withheld or delayed by Tenant and which such approval of Tenant shall only be required so long as Tenant remains the sole tenant of the Building.

     4. Utility lines and other facilities that supply the Premises, whenever installed, may be the subject of a requirement that the owner of the Premises make payments for the lines or other facilities upon the occurrence of certain events, if, for example, a tenant utilizing such facilities discontinues purchasing energy from the provider of the facilities, Landlord may be required to enter into agreements that would obligate it to make such payments in the future. Landlord agrees to notify the Tenant of any such agreements, any amendments, modifications, replacements or substitutions thereto, Landlord hereby acknowledging that there are no such agreements currently in force or effect. If such payments are required, whether based on contract or tariff, from Landlord with respect to such facilities that are utilized by the Tenant, the Landlord shall so inform Tenant in writing, and the Tenant thereby agrees that it shall reimburse the Landlord for its proportionate share of all such payments as additional rent, when and as made by the Landlord, with no profit to Landlord.

     5. As used in this Section VII, the term "supplier(s) of electricity" shall mean one or more companies (including but not limited to an electric utility, generator, independent or non-regulated company or intermediary or broker or group) that provides electricity to the Premises or to the Landlord to be provided to the Premises, as the case may be.

VIII.     SNOW REMOVAL AND LANDSCAPING

          As may be necessary and consistent with the other lots in the Park to provide landscaping services and snow removal on the Lot.

                                   EXHIBIT "E"
                              RULES AND REGULATIONS


1. No curtains, blinds, shades, screens, or signs other than those furnished by Landlord shall be attached to, hung in, or used in connection with any window or door of the Premises without the prior written consent of the Landlord. All interior Tenant signage is at Tenant's expense and must be installed or affixed by a contractor first approved by Landlord acting reasonably and without delay. The style, size and color of any interior signage visible from the exterior of the Premises must also be reasonably acceptable to Landlord.

2. As well as any security (door access) system provided and installed by Tenant, as reasonably approved by Landlord, Tenant shall be allowed to place additional locks or bolts upon doors and windows within the Premises. Tenant recognizes that these additional locks and bolts could prove to be a hindrance to Landlord providing building services such as cleaning and maintenance. Tenant must, upon the termination of its tenancy and provide Landlord all Building access cards and keys either furnished to or otherwise procured by Tenant; and in the event of the loss of any keys so furnished, Tenant shall pay to Landlord the reasonable cost thereof.

3. Canvassing, soliciting and peddling in the Building are prohibited, and Tenant shall cooperate to prevent the same.

4. Tenant shall comply with all reasonably necessary security measures from time to time established by Landlord for the Park.

5. Tenant agrees that there shall be no smoking allowed anywhere in the Building.

6. Tenant shall comply with the Park Covenants attached hereto as Exhibit "I", provided that such compliance is within Tenant's control, Landlord hereby acknowledging and agreeing, as set forth in Section 10.18, that Landlord's construction of the Landlord's Work and Tenant's Work shall be in compliance therewith.

                                   EXHIBIT "F"
                                OPTION TO EXTEND


     The Tenant has the option to extend this Lease for two (2) successive five
(5) year terms ("Extended Terms", and separately the "First Extended Term" and the "Second Extended Term"), the exercise of each of which shall automatically extend the term of this Lease without the necessity of additional documentation. So long as there does not exist any Event of Default hereunder at such time, and except as otherwise set forth in Article VII of this Lease, the option to extend shall be deemed to have been exercised as to the First Extended Term by Tenant's notification to Landlord that it elects to exercise its first option to extend at least twelve (12) months but not more than eighteen (18) months prior to the end of the initial Term hereunder, and as to the Second Extended Term by Tenant's notification to Landlord that it elects to exercise its second option to extend at least twelve (12) months but not more than eighteen (18) months prior to the end of the First Extended Term. Each Extended Term shall be upon the same terms and conditions as are set forth in this Lease, including, without limitation, the Tenant's obligations to pay Operating Cost Escalation set forth in Section 4.2, except that (i) there shall be no additional option to extend after the termination of the Second Extended Term or the failure to exercise the first option, whichever shall first occur, (ii) the annual Fixed Rent for the First Extended Term shall be equal to the Market Rent (as defined in and determined in accordance with Exhibit P), and (iii) the annual Fixed Rent for the Second Extended Term shall be equal to the Market Rent (as defined and determined in accordance with Exhibit P). In no event, however, shall the annual Fixed Rent and additional rent for the First Extended Term and for the Second Extended Term be less than the rent then in effect as of the last day immediately preceding the First Extended Term or Second Extended Term, as applicable.

                                   EXHIBIT "G"

                              ESTOPPEL CERTIFICATE


     THIS CERTIFICATE is made to ___________________________ (the "Bank") with respect to a lease dated _________________ execute by and between ________________________ (the "Landlord") and the undersigned (as "Tenant"), covering a building (a portion of a building) located in _____________ (the "Lease"), as amended by (list all amendments):

     The undersigned has been advised that the Bank is about to enter into a transaction whereby the Bank is making a loan secured by the aforesaid real estate and the Lease to the undersigned, and under which the Bank may acquire an ownership interest in such real estate. In connection with this transaction, the entire interest of the Landlord under the Lease to the undersigned will be assigned to the Bank. The undersigned acknowledges that the Bank is and will be relying upon the truth, accuracy and completeness of this letter in proceeding with the transaction described above.

     The undersigned, for the benefit of the bank, their successors and assigns, hereby certifies, represents, warrants, agrees and acknowledges that:

     1. The Lease is in full force and effect in accordance with its terms without modification or amendment except as noted above and the undersigned is the holder of the Tenant's interest under the Lease.

     2. The undersigned is in possession of all of the Premises described in the Lease under and pursuant to the Lease and is doing business thereon; and the premises are completed as required by the Lease.

     3. The undersigned has no claims or offsets with respect to any of its obligations as Tenant under the Lease, and neither the undersigned nor the Landlord is claimed to be in default under the Lease.

     4. The undersigned has not paid any rental or installments thereof in advance of the due date as set forth in the Lease.

     5. The undersigned has no notice of prior assignment, hypothecation or pledge of rents of the Lease or the Landlord's interest thereunder or of the Tenant's interest thereunder.

     6. The term of the Lease has commenced and is presently scheduled to expire on __________, ____. If there are any rights of extension or renewal under the terms of the Lease, the same have not, as of the date of this letter, been exercised.

     7. Until such time as the Bank shall become the Landlord, if the undersigned should assert a claim that the Landlord has failed to perform an obligation to the undersigned under the terms of the Lease or otherwise, notice thereof shall promptly be furnished to the Bank; and the undersigned agrees that the undersigned will not exercise any rights which the undersigned might otherwise have on account of any such failure until notice thereof has been given to the Bank, and the Bank has had the same opportunity to cure any such failure as the Landlord may have under the terms of the Lease.

     8. Each of the statements set forth in Paragraphs 1 through 7 are true, accurate and complete except as follows (state specifically any exception):


DATED

ATTEST:

                                           By:
                                              ----------------------------------

                                           Its:
                                               ---------------------------------

                                   EXHIBIT "H"


                              INTENTIONALLY DELETED

                                   EXHIBIT "I"

                                 PARK COVENANTS

     Landlord agrees with Tenant to enforce, or cause to be enforced, these Park Covenants with all due diligence to preserve the quality and appearance of the Park.

     The Lot is approximately ________________ (____) acres and is located in an approximately ninety (90) acre office/research and development park shown on the Plan of the Park attached hereto as part of Exhibit A and more particularly described therein and elsewhere in this Lease, as the same, including without limitation the Common Areas of the Park, may be amended by Landlord from time to time in accordance with and subject to the provisions of Section 2.1 of this Lease.

     All lots of land comprising the Park (which lots, including without limitations the Lot, are individually called the "Parcel" and collectively the "Parcels") are subject to the following restrictions which shall bind Michelson Farm-Westford Technology Park Trust (collectively "Grantor") as original owner of the Park and its successors in title.

     A. All parcels shall have facilities for parking, loading and unloading sufficient to serve any uses of the Parcels without using adjacent streets for such purpose. On-street parking shall be prohibited. All parking, trucking and vehicular maneuvering areas for a Parcel shall be contained within such Parcel.

     B. No exterior loading platforms shall be visible from any primary way or proposed primary way serving the Park. Screening and planting may be used for this purpose.

     C. No open or outside storage shall be done on any Parcel, other than normal and customary trash compactors and containers on locations to be reasonably approved by Landlord in advance.


     D. Signs shall conform to the sign ordinances of the Town of Westford. Any variance from such ordinance granted by the Town of Westford must also be approved by Grantor in the manner provided below in Section I.

     E. No condition or use of any Parcel will be permitted which is objectionable by reason of noise, odor, vibration, smoke, radiation, the hazardous nature of the use, or the violation of environmental laws or regulations adopted by the Town of Westford, the Commonwealth of Massachusetts, the Federal Government or any Court.

     F. All utilities serving a Parcel shall be placed underground, unless prohibited by the utility company. Any exterior lighting on a Parcel shall either be indirect or of such controlled focus and intensity as not to disturb street traffic or the occupancy of any adjacent Parcel.

     G. The exterior appearance of any buildings in the Park, including landscaping thereon, shall be kept neat and orderly and free from litter.

     H. No building, exterior sign, fence, wall, exterior lighting or other structure shall be erected or allowed to maintain on any portion of the Park or exterior structural alteration or addition made, except pursuant to plans approved in writing by Grantor as to landscaping, parking and architectural conformity with existing buildings in the Park.

     I. The Grantor may from time to time by written instrument in recordable form grant variance from any one or more of these restrictions (except restriction H for which variances may not be granted) where the Grantor reasonably determines that the variance can be granted without substantial detriment to the intent and purpose of the restrictions and without substantial detriment to the Land, and portions of the Park theretofore built upon.

     J. Written approval by the Grantor as to any buildings, signs, structures, alterations, additions and landscaping approved by Grantor in good faith shall be conclusive evidence of compliance with these restrictions. The Grantor agrees to furnish to any grantee such written instruments in recordable form as may reasonably be requested by the grantee as evidence of such compliance.

     K. The term "Grantor", as herein used, shall mean Arthur J. Gutierrez and John A. Cataldo, Class A Trustees, and Howard Stock and Marc D. Levy, Class B Trustees, all as Trustees of Michelson Farm-Westford Technology Park Trust, u/d/t dated October 1, 1984 and recorded with the Middlesex North District Registry of Deeds in Book 2863, Page 235, and any of its successors in title to whom the Grantor has expressly granted of record the rights to enforce these restrictions.

                                   EXHIBIT "J"

                            LESSEE'S LEASE STATEMENT
                                       AND
             SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT



     THIS AGREEMENT is made and entered into as this ____ day of ___________, 2000, by and among ______________________________, a ___________________________
(hereinafter called the ("Lender"), ________________________ (hereinafter called the "Tenant") and ______________________________ (hereinafter called the
"Landlord").

                                   WITNESSETH

     WHEREAS, Landlord owns certain real property commonly known as _______________, ________________________ and located in _____________ County,
Massachusetts, and more particularly described in Exhibit "A" attached hereto and made a part hereof (said property being hereinafter called the "Property"); and

     WHEREAS, Landlord and Tenant made and entered into that certain Lease, dated as of the ___ day of ____________, 2000, with respect to certain premises located on the Property constituting the Premises therein described, as the same may be expanded pursuant to Exhibit "R" of the Lease (said Lease being hereinafter called the "Lease" and said premises being hereinafter called the "Leased Premises"), notice of which was recorded in the Middlesex _________ Registry of Deeds on _________________, 2000 as Instrument No. _______; and

     WHEREAS, Landlord has entered into and delivered that certain Mortgage and Security Agreement in favor of Lender recorded in the Middlesex _________ Registry of Deeds on _______________, 2000 as Instrument No. ______ prior to the recording of this Agreement (said Mortgage and Security Agreement being hereinafter called the "Security Deed"), conveying the Property to secure the payment of the indebtedness described in the Security Deed; and

     WHEREAS, on or about the date hereof, Landlord has entered into and delivered that certain Assignment of Leases and Rents in favor of Lender recorded in the Middlesex _______ Registry of Deeds on _______________, _______ as Instrument No. _________ prior to the recording of this Agreement (said Assignment of Leases and Rents being hereinafter called the "Assignment of Leases"), assigning all of Landlord's right, title and interest as lessor under the Lease to further secure the indebtedness described in the Security Deed; and

     WHEREAS, the Lender represents that it is the sole holder of the Security Deed and the Promissory Note and other loan documents secured thereby; and

     WHEREAS, the parties hereto desire to enter into this Non-Disturbance, Attornment and Subordination Agreement;

     NOW, THEREFORE, for and in consideration of the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender, Tenant and Landlord hereby covenant and agree as follows:

     1. ESTOPPEL - Tenant hereby certifies to Lender that, as of the date of this Agreement: (i) the Lease, as described above, is the true, correct and complete Lease and has not been modified or amended and constitutes the entire agreement between Landlord and Tenant, (ii) to the best of Tenant's knowledge, without inquiry, there are no defaults of Landlord under the Lease and there are no existing circumstances which with the passage of time, or giving of notice, or both, would give rise to a default under the Lease and/or allow Tenant to terminate the Lease, and (iii) Tenant is satisfied with all of the work done by and required of Landlord to date, such work has been done in accordance with plans and specifications approved by Tenant, and as of the date hereof Tenant is not aware of any defect in the work or has not rejected any of the work done by Landlord on the Leased Premises. If this Agreement is being delivered prior to completion of all of Landlord's Work (as such term is defined in the Lease) on the Leased Premises, Tenant agrees that, promptly after request of the Lender therefor, it will provide an estoppel certificate to Lender following completion of such work indicating whether Tenant has accepted the work and begun payment of rent.

     2. NON-DISTURBANCE - Lender agrees that if Lender comes into possession of or acquires title to all or any part of the Leased Premises or the Lot (as defined in the Lease) as a result of foreclosure or other enforcement of the Security Deed or the Assignment of Leases, or both, then so long as no default under the Lease by Tenant exists and continues beyond the expiration of all applicable cure periods (after notice, if any, required by the Lease) as would entitle the lessor under the Lease to terminate the Lease or would cause, without any further action on the part of such lessor, the termination of the Lease or would entitle the lessor under the Lease to exercise any other remedy available to it on account of Tenant defaults under the Lease, the Lease shall not be terminated, nor shall Tenant's use, possession or enjoyment of the Leased Premises and appurtenant rights and interests or rights under the Lease be interfered with. Following a foreclosure or other action or proceeding in the nature of foreclosure instituted under or in connection with the Security Deed or the Assignment of Leases, or the acquisition of title to the Leased Premises, the person or entity acquiring the interest of the lessor under the Lease as a result of any such action or proceeding or deed in lieu of any such action or proceeding (hereinafter called the "Purchaser") or Lender if Lender takes possession of the Property shall have all rights and obligations of Landlord under the Lease, except as expressly otherwise set forth herein, provided, however, that neither the Purchaser nor the Lender shall be (a) liable for any act or omission of any prior lessor under the Lease provided that nothing herein shall relieve such Purchaser or Lender from curing any continuing defaults of lessor after receipt of requisite notices from Tenant, all in accordance with the Lease; or (b) liable for the return of any security deposit which lessee under the Lease has paid under the Lease unless such security deposit is received by Lender; or (c) subject to any offsets or defenses which the lessee under the Lease might have against any prior lessor under the Lease unless Lender has received prior written notice of the offset or defense and opportunity to cure the same in accordance with Section 7 below; or (d) bound by any base rent, or any other payments which the lessee under the Lease might have paid for more than the current month to any prior lessor under the Lease; or (e) bound by any amendment or modification of the Lease made without Lender's prior written consent (Lender hereby agreeing not to unreasonably withhold or delay its consent); or (f) bound by any assignment or sublease of the lessee's interest in the Lease made without obtaining Lender's prior written consent (such consent not to be unreasonably withheld or delayed), except where the consent of the Landlord is not required pursuant to the provisions of Section 6.1.6 of the Lease (in which event no consent of Lender shall be required); or (g) personally liable for any default under the Lease or any covenant or obligation on its part to be performed thereunder as lessor, it being acknowledged that Tenant's sole remedy in the event of such default shall be to proceed against Purchaser's or Lender's interest in the Property and the rents, or other proceeds arising therefrom.

     In the event that Lender acquires title to or possession of all or any part of the Leased Premises, whether pursuant to a foreclosure proceeding or otherwise, then within thirty (30) days thereafter, the Lender may elect to deliver a written notice to the Tenant stating that either (i) the Lender intends to perform the construction obligations of the Landlord set forth in
Article III of the Lease (the "Construction Obligations"), or (ii) the Lender does not intend to perform the Construction Obligations. A notice delivered by the Lender pursuant to clause (i) is referred to herein as an "Opt-In Construction Notice" and a notice delivered by the Lender pursuant to clause
(ii) is referred to herein as an "Opt-Out Construction Notice".

     In the event that the Lender does not deliver either an Opt-Out construction Notice or an Opt-In Construction Notice to the Tenant within said thirty (30) days after acquisition of title or possession, then Tenant may elect to deliver a written request (a "Construction Confirmation Request") to the Lender, requesting that Lender deliver either an Opt-Out Construction Notice or an Opt-In Construction Notice.

     If either (a) Lender delivers an Opt-Out Construction Notice to Tenant as aforesaid, or (b) Lender does not deliver an Opt-In Construction Notice to Tenant by not later than thirty (30) days after receipt of Tenant's Construction Confirmation Request, then Lender shall not be obligated to perform the Construction Obligations in accordance with the terms and provisions the Lease. If Lender delivers an Opt-In Construction Notice as aforesaid, then Lender shall be obligated to perform the Construction Obligations in accordance with the terms and provisions of the Lease. If Lender timely delivers an Opt-Out Construction Notice to Tenant by not later than thirty (30) days after receipt of Tenant's Construction Confirmation Request as aforesaid, or Lender does not deliver an Opt-In Construction Notice to Tenant by not later than thirty (30) days of its receipt of Tenant's Construction Confirmation Request, then (a) Lender shall have no obligation to perform the Construction Obligations, and (b) Tenant may elect to terminate the Lease by providing written notice of such election to Lender. If Tenant elects to terminate the Lease, the Lease shall be terminated effective as of the date specified in Tenant's notice. Thereafter the Lease shall be null and void and of no further force or effect, and neither the Tenant nor the Lender shall have any further liabilities or obligations thereunder.

     If (a) Lender sells, conveys, assigns, pledges or transfers its interest in the Loan, or (b) Lender sells the Leased Premises, or any part thereof, at a foreclosure sale, or (c) if Lender acquires title to the Leased Premises and subsequently conveys the Leased Premises, then, in any such event, concurrently with such transaction, Lender shall transfer, assign and convey all right, title and interest of the Lender in and to the Security Deposit then held by it, if applicable, to such purchaser, assignee, or transferee. Notwithstanding anything to the contrary contained in this Section, if Lender so transfers, assigns or conveys all right, title and interest of the Lender in and to the Security Deposit, if applicable, as aforesaid, then Lender shall have no liability for the return of the Security Deposit.

     3. ATTORNMENT - Unless the Lease is terminated in accordance with Paragraph 2 or in accordance with the terms of the Lease, if the interests of the lessor under the Lease shall be transferred by reason of the exercise of the power of sale contained in the Security Deed (if applicable), or by any foreclosure or other proceeding for enforcement of the Security Deed, or by deed in lieu of foreclosure or such other proceeding, or if Lender takes possession of the Property pursuant to any provisions of the Security Deed, Tenant shall be bound to the Purchaser or Lender, as the case may be, under all of the terms, covenants and conditions of the Lease for the balance of the term thereof and any extensions or renewals thereof which may be effected in accordance with any option therefor in the Leases with the same force and effect as if the Purchaser or Lender were the lessor under the Lease, and Tenant, as lessee under the Lease, does hereby agree to attorn to the Purchaser and Lender if it takes possession of the Property, as its lessor under the Lease. Such attornment shall be effective and self-operative without the execution of any further instruments upon succession by Purchaser to the interest of the lessor under the Lease or the taking of possession of the Property by Lender. Nevertheless, Tenant shall, from time to time, execute and deliver such instruments evidencing such attornment as Purchaser or Lender may reasonably require. The respective rights and obligations of Purchaser, Lender and of the lessee under the Lease upon such attornment, to the extent of the then remaining balance of the term of the Lease and any such extensions and renewals, shall be and are the same as now set forth in the Lease, except as otherwise expressly provided in Paragraph 2 above.

     4. SUBORDINATION - Subject to the provisions of this Agreement, Tenant hereby subordinates all of its rights, title and interest as lessee under the Lease to the right, title and interest of Lender under the Security Deed, and Tenant further agrees that the Lease now is and shall at all times continue to be subject and subordinate in each and every respect to the Security Deed and to any and all increases, renewals, modifications, extensions, substitutions, replacements and/or consolidations of the Security Deed and to all sums secured thereby with the same force and effect as if the Security Deed had been executed, delivered and recorded prior to the execution and delivery of the Lease.

     5. OTHER CONDITIONS - Notwithstanding anything to the contrary contained in this Agreement or in the Lease, Lender, Tenant and Landlord agree: (a) that to the extent required by the Lease, and provided that (i) Tenant has not defaulted in the payment of rent or other charges under the Lease, (ii) Landlord has not defaulted in the payment of debt service or other payments under the loan documents and (iii) neither Landlord or Tenant has filed a voluntary petition in bankruptcy under Title 11 of the United States Code or had an order for relief issued against it and not dismissed within thirty (30) days of issuance or has filed any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other law or regulation relating to bankruptcy, insolvency or other relief of debtors or consented or acquiesced in the appointment of any custodian, trustee, receiver, conservator or liquidator for it or all or any substantial part of its property or made an assignment for the benefit of creditors, then in the event of an insured casualty to the Leased Premises, and if Landlord satisfies the conditions provided for hereafter, Lender shall hold the balance of any casualty proceeds after proof and adjustment and shall use such funds for the following purposes: (x) to pay costs and obligations secured by the Security Deed (the "Secured Obligations") as such become due during the course of reconstruction or repair of the Leased Premises (y) to reimburse Landlord, in accordance with the terms and conditions set forth below, for the costs of reconstruction or repair of the Leased Premises, and (z) upon completion of such reconstruction or repair, to apply any excess to the payment of the Secured Obligations. Such funds shall be made available as provided above upon the Landlord's prior satisfaction of such conditions as the Lender may reasonably establish with respect thereto (each of which must be complied with in a manner reasonably satisfactory to the Lender, with all documents, instruments, agreements, or evidence to be in form and substance satisfactory to the Lender), including without limitation, the following (hereinafter referred to as the "Funding Requirements"):

          (i) delivery of estoppel certificate(s) or other satisfactory evidence that the Lease remains in full force and effect and will remain in full force and effect after such repair and restoration, without any right of termination or cancellation during the projected course of said repair or restoration;

          (ii) delivery of plans and specifications, construction budget, construction contract, and construction schedule for such repair and restoration, satisfactory to Lender;

          (iii) delivery of evidence of compliance with all applicable state, federal, and local laws, ordinances and regulations relating to such repair and restoration, and the issuance of all required permits, licenses and approvals relative thereto;

          (iv) delivery of evidence of the availability of any funds necessary to complete such repairs and restoration in excess of such proceeds, which funds, at the request of the Lender, shall be deposited with the Lender to be disbursed with such proceeds;

          (v)  builder's all risk insurance;

          (vi) rent loss insurance sufficient to pay all operating costs and debt service confirmed by the insurer to be available for the period of repair and restoration;

          (vi) evidence that the insurer under such policies of fire or other casualty insurance does not assert any defense to payment under such policies against Lender, Landlord or any tenant of the Leased Premises;

          (vii) execution of any documentation deemed reasonably necessary by the Lender to provide for the disbursement of such funds in a manner typical to a construction loan;

          (viii) delivery of evidence that the repair or restoration can be completed prior to the then applicable maturity date of the note;

          (ix) Landlord delivers to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the necessary restoration; and

          (x) compliance of such other reasonable non-financial terms and conditions customary for construction loans of the size and scope involved with such repairs and restoration.

     6. ASSIGNMENT OF LEASES - Tenant hereby acknowledges that all of Landlord's right, title and interest as lessor under the Lease is being duly assigned to Lender pursuant to the terms of the Assignment of Leases, and that pursuant to the terms thereof all rental payments under the Lease shall continue to be paid to Landlord in accordance with the terms of the Lease unless and until Tenant is otherwise notified in writing by Lender. Upon receipt of any such written notice from Lender, Tenant covenants and agrees to make payment of all rental payments then due or to become due under the Lease directly to Lender or to Lender's agent designated in such notice and to continue to do so until otherwise notified in writing by Lender. Landlord hereby irrevocably directs and authorizes Tenant to make rental payments directly to Lender following receipt of such notice and covenants and agrees that Tenant shall have the right to rely on such notice without any obligation to inquire as to whether any default exists under the Security Deed or the Assignment of Leases or the indebtedness secured thereby, and notwithstanding any notice of claim of Landlord to the contrary, that Landlord shall have no right or claim against Tenant for or by reason of any rental payments made by Tenant to Lender following receipt of such notice. Except as otherwise specifically set forth in the Lease, Tenant further acknowledges and agrees: (a) that under the provisions of the Assignment of Leases, the Lease cannot be terminated (nor can Landlord accept any surrender of the Lease) or modified in any of its terms, or consent be given to the waiver or release of Tenant from the performance or observance of any obligation under the Lease without the prior written consent of Lender, and without such consent, no rent may be collected or accepted by Landlord more than one month in advance; and (b) that the interest of Landlord as lessor under the Lease has been assigned to Lender for the purposes specified in the Assignment of Leases, and Lender assumes no duty, liability or obligation under the Lease, except only under the circumstances, terms and conditions specifically set forth in the Assignment of Leases or this Agreement.

     7. NOTICE OF DEFAULT BY LESSOR - Tenant, as lessee under the Lease, hereby covenants and agrees to give Lender written notice properly specifying wherein the lessor under the Lease has failed to perform any of the covenants or obligations of the lessor under the Lease simultaneously with the giving of any notice of such default to the lessor under the provisions of the Lease. Tenant agrees that Lender shall have the right, but not the obligation, within thirty
(30) days after receipt by Lender of such notice (or, with respect to non-monetary defaults only, within such additional time as is reasonably required to correct any such default) to correct or remedy, or cause to be corrected or remedied, each such default before the lessee under the Lease may take any action under the Lease by reason of such default; provided however, in no event shall such time extend for more than sixty (60) days after Tenant provides such notice to Lender, except if Lender has commenced to cure any such non-monetary default under the Lease (which shall in no event include foreclosure or exercise of other remedies available under the Security Deed) within thirty (30) days after such written notice to Lender and is diligently proceeding to cure such default and such non-monetary default cannot be cured within sixty (60) days despite such diligent efforts to cure on the part of Lender, in which event such time period may be extended for an additional period of not more than thirty (30) days. Such notices to Lender shall be delivered in duplicate in writing by registered or certified mail, return receipt requested, or by depositing the same with an overnight commercial courier (such as Federal Express) or by hand delivery to:

                            ________________________
                            ________________________
                            ________________________
                            Attention:______________

or to such other address as the Lender shall have designated to Tenant by giving written notice to Tenant, prior to the Term Commencement Date at:

                            ________________________
                            ________________________
                            ________________________
                            Attention:______________

after the Term Commencement Date at:

                            ________________________
                            ________________________
                            ________________________
                            Attention:______________


or to such other address as may be designated by written notice from Tenant to Lender.

     8. NO FURTHER SUBORDINATION - Except as expressly provided to the contrary in Paragraph 4 hereof, Landlord and Tenant covenant and agree with Lender that there shall be no further subordination of the interest of lessee under the Lease to any lender or to any other party without first obtaining the prior written consent of Lender. Any attempt to effect a further subordination of lessee's interest under the Lease without first obtaining the first written consent of Lender shall be null and void.

     9.   CONSENT - Lender hereby consents to the Lease.

     10. TRADE FIXTURES OR EQUIPMENT - The lien of the Security Deed does not encumber any trade fixtures or equipment used by Tenant in its business on the Property.

     11. AS TO LANDLORD AND TENANT - As between Landlord and Tenant, Landlord and Tenant covenant and agree that nothing herein contained nor anything done pursuant to the provisions hereof shall be deemed or construed to modify the Lease.

     12. AS TO LANDLORD AND LENDER - As between Landlord and Lender, Landlord and Lender covenant and agree that nothing herein contained nor anything done pursuant to the provisions thereof shall be deemed or construed to modify the Security Deed or the Assignment of Leases.

     13. TITLE OF PARAGRAPHS - The titles of the paragraphs of this agreement are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this agreement.

     14. GOVERNING LAW - This agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

     15. PROVISIONS BINDING - The terms and provisions hereof shall be binding upon and shall inure to the benefit of the heirs, executors, administrators, successors and permitted assigns, respectively, of Lender, Tenant and Landlord. The reference contained to successors and assigns of

Tenant is not intended to constitute and does not constitute a consent by Landlord or Lender to an assignment by Tenant where such consent is required under the Lease, but has reference only to those instances in which the lessor under the Lease and Lender shall have given written consent to a particular assignment by Tenant thereunder where such consent is required under the Lease.

     In the event of any transfer of the Security Deed or the note secured thereby, the Lender shall transfer and deliver to the transferee any security deposit under the Lease held by Lender or its agent, and provided the transferee assumes the obligations of Lender hereunder or otherwise recognizes the provisions hereof by written instrument, Lender shall thereupon become freed and relieved of all covenants and obligations of the Lender hereunder, except with respect to any breaches of this Agreement as shall have theretofore occurred.

     16. COUNTERPARTS - This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     17. MODIFICATION - This Agreement may not be modified orally or in any manner other than by an agreement in writing signed by the parties hereto or their respective successors in interest.

     IN WITNESS WHEREOF, the parties have executed this Agreement as an instrument under seal and hereunto set their respective hands and seals as of the day, month and year first above written.

                                         LENDER:

                                         --------------------------------------

                                         BY:
                                         ---------------------------------------

                                         TITLE:
                                         ---------------------------------------

                                         TENANT:

                                         ---------------------------------------

                                         BY:
                                         ---------------------------------------

                                         TITLE:
                                         ---------------------------------------


                                         LANDLORD:

                                         ---------------------------------------

                                         BY:
                                         ---------------------------------------


                                         BY:
                                         ---------------------------------------

                          COMMONWEALTH OF MASSACHUSETTS

______________ County, SS                                  _______________, 2000

     Then personally appeared before me _______________, the ___________________
of ________________________, to me personally known, who I am satisfied signed the foregoing instrument, and who did acknowledge under oath that he/she signed and delivered the same in his/her capacity as ________________ and that the foregoing instrument is his/her free act and deed and the free act and deed of such ____________________________.


                                             -----------------------------------
                                             Notary Public
                                             My Commission Expires:


                          COMMONWEALTH OF MASSACHUSETTS

____________ County, SS.                                  ________________, 2000

     Then personally appeared before me _______________, the ___________________
of _____________________, to me personally known, who I am satisfied signed the foregoing instrument, and who did acknowledge under oath that he/she signed and delivered the same in his/her capacity as ________________ and that the foregoing instrument is his/her free act and deed and the free act and deed of such corporation.


                                             -----------------------------------
                                             Notary Public
                                             My Commission Expires:


                          COMMONWEALTH OF MASSACHUSETTS

__________________, SS.                                      _____________, 2000

     Then personally appeared before me _________________, as _________________, to me personally known, who I am satisfied signed the foregoing instrument, and who did acknowledge under oath that he signed and delivered the same in his capacity as ___________ aforesaid and that the foregoing instrument is his free act and deed as ____________ aforesaid.


                                             -----------------------------------
                                             Notary Public
                                             My Commission Expires:

                          COMMONWEALTH OF MASSACHUSETTS

__________________, SS.                                      _____________, 2000

     Then personally appeared before me ________________, as __________________, to me personally known, who I am satisfied signed the foregoing instrument, and who did acknowledge under oath that he signed and delivered the same in his capacity as ___________ aforesaid and that the foregoing instrument is his free act and deed as ____________ aforesaid.

                                             -----------------------------------
                                             Notary Public
                                             My Commission Expires:

                                   EXHIBIT "K"

                          LANDLORD, TENANT, CONTRACTOR
                              CHANGE PROPOSAL FORM

Project:         ____________________________________
                 ____________________________________     R______      NR_______
Proposal No.     ___________________ Date ___________
From: (Landlord) ____________________________________     BB_____      TW_______

To: (Contractor) ______________________________________
CC: (Tenant) __________________________________________

--------------------------------------------------------------------------------
Step 1:   Contractor:    Provide an estimate for the described work.
          Architect:     Develop proper plans and specifications to clarify
                         described work.
          DESCRIPTION:   (List Drawings)


          Landlord:__________________________ Reason:__________________________

--------------------------------------------------------------------------------
Step 2:   Contractor:    Proceed with work as definitive plans become available.

          Landlord:__________________________ Date: __________________________

--------------------------------------------------------------------------------
Step 3:   Cost of Work
          a.  Cost of the work                         $________________
              (See attached breakdown)
          b.  Add construction fee                     $________________
          Total Cost of Work                           $________________

Submitted by:___________________________________________    ____________________
Dennis G. Bailey, Vice President and Construction Manager   Date
--------------------------------------------------------------------------------
Step 4:   The submitted Cost of Work has been reviewed and is (not) approved.
          _________________________________________    ______________________
                         Architect                             Date

          Design Fees                                  $________________
          TOTAL COST OF PROPOSAL                       $________________
--------------------------------------------------------------------------------
Step 5:   FINAL ACTION

          a.  The Tenant ________________________ Hereby agrees to reimburse the
                              Name of Firm
              Landlord the Total Cost of Proposal shown in Step 4 above.

              ___________________________________________   __________________
                    Authorized Tenant's Representative             Date

          b. This bulletin is approved (rescinded) and the work above is (not) to be performed. Cost of this work shall be included in Change Order No.____________

          _______________________________________________   __________________
                           Landlord                                Date

                                   EXHIBIT "L"

                         DEFINITION OF COST OF THE WORK


REIMBURSABLE COSTS:

The following 18 numbered items shall be used to determine and calculate the Cost of the Work:


1. The term Cost of the Work shall mean costs necessarily incurred and paid by the Contractor in the proper performance of the work. Such costs shall be at rates not higher than the standard paid in the greater Boston area and shall include the items set forth below.

2. Wages paid for labor in the direct employ of Gutierrez Construction Co., Inc. ("Contractor") in the performance of the work under applicable collective bargaining agreements, or under a salary or wage schedule agreed upon by the Landlord, and Contractor, and including such welfare or other benefits, if any, as may be payable with respect thereto.

3. Salaries of Contractor's personnel when stationed at the field office, in whatever capacity employed, and a proportionate share of the project manager and construction managers' salaries, whether at the job site or in the main office. Personnel engaged at shops or on the road in expediting the production or transportation of materials or equipment shall be considered as stationed a the field office and their salaries paid for that portions of their time spent on the work.

4. Cost of contributions, assessments or taxes incurred during the performance of the work for such items as unemployment compensation and social security, insofar as such cost is based on wages, salaries or other remuneration paid to employees of the Contractor and included in the Cost of the Work under subparagraphs 2 and 3.

5. The portion of reasonable travel and subsistence expenses of the Contractor or of his officers or employees incurred while traveling in discharge of duties connected with the work, but not including travel and expenses to and from the job site or to attend meetings..

6. Costs of all materials, supplies and equipment incorporated in the work, including costs of transportation thereof.

7. Payments made by the Contractor to subcontractors for work performed pursuant to subcontracts.

8. Cost, including transportation and maintenance, of all materials, supplies, equipment, temporary facilities and hand tools not owned by the workers, which are consumed in the performance of the work, and cost less salvage value on such items used by not consumed which remain the property of the Contractor.

9. Rental charges of all necessary machinery and equipment, exclusive of hand tools, used at the site in performance of the work, whether rented from the Contractor or others including installation, minor repairs and replacements, dismantling, removal, transportation and delivery costs thereof, at rental charges consistent with those prevailing in the greater Boston area.

10.  Cost of premiums for all bonds required by Tenant.

11. Sales, use, or similar taxes related to the work and for which the Contractor is liable, which are imposed by any governmental authority.

12. Permit fees, royalties, damage or infringement of patents and costs of defending suits therefor, and deposits lost for causes other than due to the Contractor's negligence.

13. Losses and expenses, not compensated by insurance or otherwise, sustained by the Contractor in connection with the work, provided they have resulted from causes other than the fault or neglect of the Contractor, subcontractors, or those for whom the Contractor is responsible. Such losses shall include settlements made with the written consent and reasonable approval by Landlord and Tenant. If, however, such loss requires reconstruction and the Contractor is placed in charge thereof, he shall be paid for his services a fee of ten percent (10%) of the cost of such work.

14. Minor expenses such as telegrams, long distance telephone calls, telephone service at the site, expressage, drawing reproduction, mail service, special deliveries, and similar petty cash items incurred in connection with the Tenant's Work.

15.  Cost of all removal of debris and clean up.

16. Costs incurred due to an emergency affecting the safety of persons and property.

17. Other costs incurred in the performance of the work if and to the extent approved in advance in writing by the Tenant.

18.  The cost of temporary power and heat.

                                   EXHIBIT "M"

                                   ALLOWANCES


- $3.50 per rentable square foot for Tenant's costs for project management, space planning, architectural and engineering for the Tenant's Work. Landlord hereby acknowledges and agrees that such allowance shall be paid by Landlord within ten (10) days of Landlord's receipt of an invoice therefore. It is hereby acknowledged and agreed to by Landlord that Tenant shall have the right to apply such portion of any unused allowance to other costs due from Tenant pursuant to Article III hereof, Tenant hereby acknowledging and agreeing that in no event shall Landlord be required to actually reimburse Tenant out-of-pocket for any such unused amount.

                                   EXHIBIT "N"

                      PROPOSED EXPANDED BUILDING FOOTPRINT
                                  AND SITE PLAN


     Phase II as shown on Plans entitled A1.1, A1.2 and A1.3, prepared by Symmes, Maini & McKee Associates, Inc. (see plans attached to Exhibit "A"), and Sheet C3 labeled "Westford Technology Park" dated February 16, 2000.

                               [BUILDING LAYOUT]

                                   EXHIBIT "O"

                             GUARANTY OF COMPLETION

     WHEREAS, Michelson Farm-Westford Technology Park, u/d/t dated October 1, 1984, and recorded with the Middlesex North Registry of Deeds in Book 2863, Page 235 ("Landlord") entered into a Lease dated as of March ___, 2000 (hereinafter, the "Lease"), with Unisphere Solutions, Inc. ("Tenant") with respect to certain demised premises located in the building situated at 11 Technology Park Drive, Westford, Massachusetts (as in the Lease more particularly defined, the "Premises"), and

     WHEREAS, The Gutierrez Company is the managing member of the Landlord; and

     WHEREAS, as an inducement to Tenant to enter into the Lease, the undersigned will guaranty the construction obligations of Landlord under Article III and Exhibit R of the Lease.

     NOW, THEREFORE, in consideration of the Lease and the covenants herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees as follows:

     The undersigned hereby absolutely and unconditionally guarantees to Tenant the due and punctual performance of all of Landlord's or of Landlord's general contractor's (Gutierrez Construction Co., Inc.'s) construction obligations and responsibilities as Landlord under Article III of the Lease, including, without limitation, the warranties set forth in Section 3.7 of the Lease, and of all the expansion obligations and responsibilities of Landlord or its general contractors as aforesaid under Exhibit R thereof, and including the payment and discharge of all claims and demands for labor used for or in connection with the construction and equipping of such construction so that the property upon which the Premises is located shall be and remain free and clear of mechanics' and materialmen's liens, but excluding all claims and demands for labor and materials used for or in connection with the Tenant's work not constructed by Landlord or its general contractor pursuant to Article III or Exhibit R of the Lease.

     The undersigned hereby covenants and agrees that, upon written notice by Tenant, but only after default by Landlord, or its general contractor, as the case may be, and expiration of applicable grace periods set forth in the Lease, or if none, thirty (30) days upon receipt of such notice from Tenant, it will promptly perform all of such construction responsibilities of Landlord under said Article III or Exhibit R of the Lease during the construction of the Building of which the Premises form a part.

     The undersigned hereby agrees, as principal obligor and not as a guarantor only, to pay to Tenant forthwith upon demand all costs and expenses (including court costs and reasonable legal fees) incurred or expended by Tenant in connection with this Guaranty and the defense and/or enforcement hereof.

     No provision of this Guaranty can be changed, waived or discharged except by an instrument in writing signed by Tenant and the undersigned. No course of dealing or delay or omission on the part of Landlord in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto.

     This Guaranty is intended to take effect as a sealed instrument to be governed by and construed in accordance with the laws and courts of the Commonwealth of Massachusetts and shall inure to the benefit of Tenant and its successors and assigns, and shall be binding on the undersigned and its successors and assigns.

     IN WITNESS WHEREOF, the undersigned has executed this Guaranty under seal on this _____ day of ________, 2000.


                                           GUARANTOR:
                                           THE GUTIERREZ COMPANY


                                           By:
                                           -------------------------------------
                                                  Arturo J. Gutierrez
                                                  President



                          COMMONWEALTH OF MASSACHUSETTS

COUNTY OF MIDDLESEX

     Then appeared the above named Arturo J. Gutierrez, the President of The Gutierrez Company, who acknowledged the foregoing instrument to be his free act and deed in his capacity as aforesaid, before me, this ___ day of ___________, 2000.



                                            ------------------------------------
                                                      NOTARY PUBLIC
                                                      My Commission Expires:

                                   EXHIBIT "P"

                                   MARKET RENT


     The market rent for the Premises shall be the then fair market rent for similar space in similar Class A office buildings in the Town of Westford, which such rent (the "Market Rent") shall be determined as follows:

(a) The Market Rent shall be proposed by Landlord within fifteen (15) days of receipt of Tenant's notice that it intends to exercise its option to extend the Term as specified in Exhibit F of this Lease hereof (the "Landlord's Proposed Market Rent"). The Landlord's Proposed Market Rent shall be the Market Rent unless Tenant notifies Landlord, within fifteen (15) days of Tenant's receipt of Landlord's Proposed Market Rent, that Landlord's Proposed Market Rent is not satisfactory to Tenant ("Tenant's Rejection Notice").

(b) If Tenant delivers Tenant's Rejection Notice and the Market Rent is not otherwise agreed upon by Landlord and Tenant within forty-five (45) days after Landlord's receipt of Tenant's notice that it intends to exercise its option to extend the Term, then the Market Rent shall be determined by the following appraisal procedure:

     1. Within five (5) days of the expiration of said forty-five (45) day period, Tenant shall give notice to Landlord, which notice shall specify the name and address of the appraiser designated by Tenant (the "Tenant's Appraisal Notice"). Landlord shall within five (5) days after receipt of Tenant's Appraisal Notice, notify Tenant of the name and address of the appraiser designated by Landlord. Such two appraisers shall, within twenty (20) days after the designation of the second appraiser, make their determinations of the Market Rent in writing and give notice thereof to each other and to Landlord and Tenant. Such two (2) appraisers shall have twenty (20) days after the receipt of notice of each other's determination to confer with each other and to attempt to reach agreement as to the determination of the Market Rent. If such appraisers shall concur in such determination, they shall give notice thereof to Landlord and Tenant and such concurrence shall be final and binding upon Landlord and Tenant. If such appraisers shall fail to concur as to such determination within said twenty (20) day period, they shall give notice thereof to Landlord and Tenant and shall immediately designate a third appraiser. If the two appraisers shall fail to agree upon the designation of such third appraiser within five (5) days after said twenty (20) day period, then they or either of them shall give notice of such failure to agree to Landlord and Tenant and if Landlord and Tenant fail to agree upon the selection of such third appraiser within five (5) days after the appraiser(s) appointed by the parties give notice as aforesaid, then either party on behalf of both may apply to the American Arbitration Association or any successor thereto, or on his or her failure, refusal or inability to act, to a court of competent jurisdiction, for the designation of such third appraiser.

     2. All appraisers shall be independent real estate appraisers or consultants who shall have had at least seven (7) years continuous experience in the business of appraising real estate in the suburban Boston area.

     3. The third appraiser shall conduct such hearings and investigations as he or she may deem appropriate and shall, within ten (10) days after the date of his or her designation, make an independent determination of the Market Rent.

     4. If none of the determinations of the appraisers varies from the mean of the determinations of the other appraisers by more than ten (10%) percent, the mean of the determinations of the three (3) appraisers shall be the Market Rent for the Premises. If, on the other hand, the determination of any single appraiser varies from the mean of the determinations of the other two (2) appraisers by more than ten (10%) percent, the mean of the determination of the two (2) appraisers whose determinations are closest shall be the Market Rent.

     5. The determination of the appraisers, as provided above, shall be conclusive upon the parties and shall have the same force and effect as a judgment made in a court of competent jurisdiction.

     6. Each party shall pay fees, costs and expenses of the appraiser selected by it, its own counsel fees, and one-half (1/2) of all other expenses and fees of any such appraisal.

                                   EXHIBIT "Q"


                     EXISTING EXCLUSIVE USES AND EXCLUSIONS


EXCLUSIONS:

Lotus - Building 3 Lease
     -    Novell
     -    Netscape
     -    Microsoft
     -    Hewlett Packard

Emerson - Building 7 Lease
     - Tenants whose principal use is offering medical and diagnostic treatment services and/or health education and wellness promotion educational services

Chili's
     - Restaurant exclusion for 3-mile radium of Westford Technology Park excluding cafeterias in buildings

RIGHTS OF FIRST REFUSAL:

Lotus - Building 3 Lease
     -    Building 4
     -    Building 6

Lotus - Building 1 Lease
     -    Building 1

Emerson - Building 7 Lease
     -    Building 7

RIGHTS OF FIRST OFFER:

ENSR - Building 2 Lease
     -    Building 2 - any space that becomes available

                                   EXHIBIT "R"

                                EXPANSION OPTION


     Landlord (including Landlord's affiliates, successors and assigns and all other successors in title) agrees it shall hold available, subject to the conditions of this Exhibit R, for Tenant Lot 10E, as described in Exhibit A-1 and in Exhibit N of this Lease (the "Expansion Land") required to support one contiguous expansion of the Building by Landlord for Tenant for a total of up to seventy-five thousand (75,000) rentable square feet of additional space (the "Expansion Space"). Landlord acknowledges and agrees not to construct or permit the construction of any buildings in, on or under the Expansion Land, and not to use the Expansion Land for purposes other than for providing the required parking, additional parking and access to Tenant pursuant to the provisions of
Section 10.14 of the Lease, subject to the conditions of this Exhibit R. The size and footprint of the Expansion Space shall be determined by Landlord and Tenant provided, however, that such expansion shall be a three (3) story building consisting of seventy-five thousand (75,000) square feet, and shall provide Tenant with an additional two hundred twenty-two (222) parking spaces, and that the footprint and parking of such expansion shall be within the general building footprint and parking areas shown on the Proposed Expanded Building Footprint & Site Plan, prepared by Symmes, Maini & McKee Associates, dated February 16, 2000, attached as Exhibit N to this Lease (the "Expanded Building Site Plan"), or such other area as is reasonably agreed upon by Landlord and Tenant. So long as there does not then exist any uncured, continuing Event of Default and this Lease is then in existence and in full force and effect, so long as Tenant is then leasing including (subleasing) at least one hundred percent (100%) of the Building, and so long as such expansion option has not been terminated in accordance with paragraph I. of this Exhibit R, Landlord shall be required to hold the Expansion Land available as aforesaid, or to cause an affiliate, successor or assign of Landlord or any other successor in title to hold the Expansion Land available as aforesaid, necessary for said Expansion Space, until the option for the Expansion Space has been terminated in accordance with paragraph I. of this Exhibit R or until such date which is twelve (12) months after the Term Commencement Date of this Lease, or until such expansion has been constructed, whichever is sooner.

     Landlord shall exercise good faith efforts to obtain, simultaneously with the approvals and permits necessary for construction of the original Building, any and all approvals and permits, including but not limited to all zoning, subdivision, wetlands and environmental permits and approvals, necessary for the construction of the Expansion Space generally similar to the footprint and site plan shown on the Expanded Building Site Plan. In the event that any of the applicable authorities require modifications to the Expanded Building Site Plan, then Landlord and Tenant hereby further agree that they will work and cooperate with each other to reach a mutual agreement on any such modifications, provided, however, that in no event shall such modifications result in the Expansion Space containing less than seventy-five thousand (75,000) rentable square feet.


     If, after having exercised good faith efforts, Landlord is unable to obtain all such necessary permits and approvals for the construction of the Expansion Space by the Expansion Permit Date, as defined in paragraph I. below, as it may be extended, then this Exhibit R, including paragraph I., shall be null and void and of no further force and effect, and Landlord, or its affiliate, shall no longer be required to hold the Expansion Land required for the Expansion Space for Tenant as contemplated hereunder.

I.   EXPANSION SPACE

     (i) In the event that Tenant desires to exercise its option to lease and occupy the Expansion Space, and there does not then exist any uncured, continuing Event of Default hereunder, and Tenant is leasing and occupying at least one hundred percent (100%) of the Building, written notice of Tenant's intention to lease and occupy such Expansion Space (the "Expansion Notice") must be given to Landlord not later than such date which is twelve (12) months after the Term Commencement Date of this Lease (the "Expansion Exercise Date"). If Tenant elects to expand by leasing and occupying the Expansion Space (the "Lease for the Expansion Space") as herein provided, the annual Fixed Rent for the Expansion Space shall be an amount equal to the following:

     Years 1-5:  $1,191,000.00/Year; $99,262.50/Month; $15.88/RSF
     Years 6-10:  $1,415,250.00/Year; $117,938.00/Month; $18.87/RSF
     (Note: These figures reflect an adjustment for cleaning of an estimated 15,000 square feet of lab area)

     Notwithstanding anything to the contrary contained in this Paragraph I. of this Exhibit R, in the event that the Term of this Lease is extended beyond the initial ten (10) year Term of this Lease as a result of Tenant exercising its expansion option hereunder in conformity with the foregoing provisions, then such Term shall be extended, subject to the provisions of this Exhibit R (including the next full paragraph) for such additional period as necessary to comply with the terms of this paragraph I. (the "Additional Extension Term"). In such event, the Fixed Rent for the original Premises hereunder during the Additional Extension Term shall be $18.86 per square foot.

     The Lease for the Expansion Space shall be in the same form as this Lease, and, except as herein set forth, on the same terms and conditions as are set forth in this Lease and shall be for a Term of ten (10) years. The Lease for the Expansion Space shall provide for an Expansion Scheduled Term Commencement Date (Landlord and Tenant hereby agreeing that such date occur no later than twelve
(12) months following the Expansion Notice by Tenant) and an Expansion Term Commencement Date, the former to be mutually agreed upon by Landlord and Tenant in good faith, but in no event less than thirty-six (36) weeks or more than forty-four (44) weeks after obtaining all required permits and approvals for construction of the Expansion Space, considering such factors as weather and material availability (it being agreed by Landlord and Tenant that such Expansion Notice by Tenant occurring between October 1 and March 1 shall add two
(2) additional months to the Expansion Scheduled Term Commencement Date for such space beyond that which would otherwise be expected). The Lease for the Expansion Space shall also provide (i) for an Expansion Outside Delivery Date of sixty (60) days after the Expansion Scheduled Term Commencement Date, (ii) Tenant the right to cancel the Lease for the Expansion Space in the event that the Expansion Space is not delivered on or before the Expansion Outside Delivery Date, as extended for delays due to Force Majeure (up to an aggregate of forty-five (45) days) or Tenant's Delay as therein described, and (iii) that the Tenant's Plans for the Expansion Space prepared by and being delivered by Tenant to Landlord are attached as an Exhibit to the Lease for the Expansion Space. The proposed form of Lease for the Expansion Space shall be delivered by Landlord to Tenant promptly after such Expansion Notice to Tenant, and a mutually agreed upon form shall be executed by Landlord and Tenant within forty-five (45) days from the date of Tenant's receipt of a proposed form of Lease for the Expansion Space from Landlord in the form as herein required, unless such date is extended by mutual agreement of both parties hereto. Tenant and Landlord shall use reasonable efforts, each acting in good faith, to execute the Lease for the Expansion Space within said forty-five (45) days from the date of Tenant's receipt of a proposed form from Landlord. Notwithstanding the foregoing, Landlord and Tenant agree that any such Lease for the Expansion Space may, at the sole option of Landlord, be in the form of a lease amendment to this Lease, whereupon any references herein to the Lease for the Expansion Space shall also be deemed to refer to any such amendment to this Lease, as the case may be. Landlord and Tenant hereby further agree that in the event that the parties enter into a Lease for the Expansion Space, as aforesaid, they shall enter into an amendment to this Lease evidencing an agreement to extend the initial Term of this Lease such that the expiration of the initial Term of this Lease for the original Premises hereunder and of the Lease for the Expansion Space for such additional space shall be coterminous.

     If not already obtained in connection with the construction of the original Building, Landlord agrees to exercise good faith efforts to obtain all necessary permits and approvals to construct the Expansion Space within twelve (12) months after receipt of the Expansion Notice (the "Expansion Permit Date"). If Tenant fails to exercise its option as to the Expansion Space, or exercises its option in a timely manner but thereafter fails to execute and deliver the Lease for the Expansion Space on or prior to the time period as hereinabove set forth in accordance with the provisions of this Exhibit R, or, if after proceeding diligently and using good faith efforts to obtain all required permits and approvals to construct such space by the Expansion Permit Date, Landlord is unable to obtain all of such permits and approvals, then, subject to the terms and provisions contained in this Exhibit R, Tenant's option as to the Expansion Space and the rights and obligations of both Landlord and Tenant under this paragraph I. shall terminate forthwith and be of no further force and effect.

II.  ADDITIONAL EXPANSION PROVISIONS

     The building quality, plans and specifications for the Expansion Space shall be in accordance with the Expanded Building Site Plan and specifications substantially comparable to the Building initially leased herein, except as hereinafter provided, which such plans and specifications shall be set forth in the Lease for the Expansion Space. Without limiting the foregoing, the building quality, fit and finish of the Expansion Space shall be substantially comparable to the Building initially leased herein based on Landlord's Plans and Tenant's Plans and specifications for the initial Building. In addition, the Expansion Space shall be landscaped to the mutual satisfaction of Landlord and Tenant, each acting reasonably.


     Landlord's obligation to construct the Expansion Space is contingent upon Landlord's ability, using a good faith diligent effort, (i) to finance the project cost of such Expansion Space, or such portion thereof as the Landlord elects to finance, at the annual Fixed Rent as determined in paragraph I. above, and (ii) to obtain applicable permits and approvals required under building, zoning and environmental laws, codes, rules and regulations and other laws then affecting the use and development of such land in order to construct the Expansion Space in accordance with all of the terms of this Lease.

     Further notwithstanding any language to the contrary contained in this Exhibit R, in the event that Tenant's option as to the Expansion Space expires or has otherwise been terminated pursuant to the above provisions of this Exhibit R, then Landlord shall have, at any time thereafter during the Term of this Lease, the right to construct the Expansion Space (or a portion thereof), and to determine whether it shall be contiguous to the Building or not, adjacent to the Building or elsewhere on the Lot, and lease such space to any third party upon such terms and conditions as are negotiated by Landlord in its sole and absolute discretion and Tenant shall have no further rights thereto. Landlord and Tenant hereby further acknowledge and agree that in such event, the Expansion Space may be enlarged or reduced by Landlord, in accordance with applicable laws, codes, rules and regulations. Such Expansion Space, whether for the original contemplated square footage or greater or less than the amount as aforesaid, shall be subject to the terms and conditions set forth in the first complete paragraph of paragraph II. above (i.e. conditions as to building quality, fit and finish). In connection therewith, and in connection with any Expansion Space constructed pursuant to this Exhibit R, whether for Tenant or not, Landlord shall (i) if necessary, relocate such portion of the Building Parking Area, as designated on Exhibit A, to an area as close to the Building as reasonably possible, specifically as designated by Landlord so long as such area is within the relocation parking area shown on Exhibit A hereto (i.e. on Lots 10D and 10E), Tenant hereby agreeing that such relocation parking area described by Landlord on Exhibit A is acceptable to Tenant, (ii) have the right to temporarily access such portion of the Premises comprising a 5' area in side of the north wall on floors 1-3 of the Building, as such area is shown as cross-hatched on Exhibit A hereto, Landlord hereby agreeing to minimize any interruptions to Tenant in connection therewith, and, (iii) if such Expansion Space is not constructed for Tenant, (a) construct a demising wall between the two (2) phases shown on said Exhibit A such that the Premises hereunder (including all building systems) shall be independent of the Expansion Space, Tenant hereby acknowledging in such event loss of the window line along the north wall and (b) reduce the initial Building Parking Area by seventy-two (72) parking spaces, if necessary, in accordance with and subject to the provisions of Section 10.14 of this Lease. Subject to the foregoing provisions, Landlord and Tenant hereby further agree that they shall enter into an agreement amending, modifying or supplementing this Lease, if necessary, in order to reflect the occupancy of the Building by any such additional tenant(s) other than Tenant if the Expansion Space is constructed as so permitted by Landlord hereunder.

                                                                       EXHIBIT S

                     Westford Technology Park - Building 10
                  Preliminary Construction Schedule - 3/13/00

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                       2000
------------------------------------------------------------------------------------------------------------------------------------
                                                                               Apr        May         Jun         Jul         Aug
                                         Start      End                    ---------------------------------------------------------
Task Name                                Date       Date     Duration      3 10 17 24 1 8 14 22 30 5 12 19 26 3 10 17 24 31 7 14 21
------------------------------------------------------------------------------------------------------------------------------------
1.)  Site Work                          4/3/00    10/6/00   132.0 days
     Erosion/Siltation Control          4/3/00    4/14/00    10.0 days     -----
     Clearing & Grubbing               4/17/00    4/28/00    10.0 days          ------
     Site Excavation - Cuts & Fills     5/1/00    6/30/00    44.0 days                ------------------------
     Bldg. Excavation & Backfill       5/22/00    6/23/00    24.0 days                       --------------
     Site utilities                     7/3/00    8/30/00    42.0 days                                        ----------------------
     Gravel Below Paving & Walks       8/14/00    9/22/00    29.0 days                                                        ------
     Biluminous Paving (Binder)        8/25/00    8/30/00     4.0 days                                                             -
     Biluminous Paving (Finish)        10/2/00    10/6/00     5.0 days
     Granite Curbing                   9/18/00    10/6/00    15.0 days
     Landscaping                       9/18/00    9/26/00     7.0 days
2.)  C.I.P. Concrete                   5/22/00    9/14/00    81.0 days
     Foundations                       5/22/00    6/23/00    24.0 days                       --------------
     Slab on Grade                     7/10/00    7/14/00     5.0 days                                          ---
     Fill on Metal Decks                9/1/00    9/14/00     9.0 days
3.)  Precast Concrete                  8/14/00     9/8/00    19.0 days                                                        ------
4.)  Struct. Steel Joists/Decks        7/17/00    8/11/00    20.0 days                                             ----------
5.)  Misc. Metals                      8/28/00    9/29/00    24.0 days
6.)  Caulking                          10/4/00   10/27/00    17.0 days
7.)  Roofing                           10/4/00   10/31/00    19.0 days
8.)  Doors, Frames & Hardware         12/26/00     1/5/01     8.0 days
9.)  Aluminum Windows                   9/5/00   10/20/00    33.0 days
10.) Curtain Wall                      10/2/00   10/20/00    14.0 days
11.) Entry Doors                      10/20/00   10/26/00     5.0 days
12.) Overhead Doors                    9/18/00    9/22/00     5.0 days
13.) Gypsum Wallboard and Dryvit       10/2/00   12/15/00    52.0 days
14.) Ceramic Tile & Granite           11/20/00    12/1/00     9.0 days
15.) Accoustical Ceilings             11/14/00    12/8/00    18.0 days
16.) Carpeting/Resid. Flooring        12/26/00     1/5/01     8.0 days
17.) Painting                          11/7/00    1/31/01    57.0 days
18.) Toilet Access./Partitions        12/11/00   12/15/00     5.0 days
19.) Loading Dock Equipment            9/25/00    9/29/00     5.0 days
20.) Elevator Jack Hole                6/12/00    6/16/00     5.0 days                               ---
21.) Elevators                        10/10/00   12/15/00    47.0 days
22.) Plumbing (Underground)            6/19/00    6/30/00    10.0 days                                  ------
23.) Plumbing                          9/13/00   11/24/00    50.0 days
24.) Fire Protection                   9/13/00   11/27/00    51.0 days
25.) H.V.A.C.                          9/13/00    12/7/00    59.0 days
26.) Electrical (Underground)          6/19/00    6/30/00    10.0 days                              ----------
27.) Electrical                        9/15/00    9/15/00     0.0
28.) Start Tenant Improvements         1/31/01    1/31/01     0.0



---------------------------------------------------------------------------------------------------
                                                     2000                                 2001
---------------------------------------------------------------------------------------------------
                                         Sep          Oct          Nov       Dec       Jan     Feb
---------------------------------------------------------------------------------------------------
Task Name                          28 5 11 18 25 2 10 16 23 30 6 14 20 27 4 11 18 26 2 8 16 29 5 12
---------------------------------------------------------------------------------------------------
1.)  Site Work
     Erosion/Siltation Control
     Clearing & Grubbing
     Site Excavation - Cuts & Fills
     Bldg. Excavation & Backfill
     Site utilities
     Gravel Below Paving & Walks   --------
     Biluminous Paving (Binder)
     Biluminous Paving (Finish)                  --
     Granite Curbing                       --------
     Landscaping                           -----
2.)  C.I.P. Concrete
     Foundations
     Slab on Grade
     Fill on Metal Decks              -----
3.)  Precast Concrete              -----
4.)  Struct. Steel Joists/Decks
5.)  Misc. Metals                  -------------
6.)  Caulking                                     ---------
7.)  Roofing                                      ----------
8.)  Doors, Frames & Hardware                                                     ----
9.)  Aluminum Windows                 -------------------
10.) Curtain Wall                                --------
11.) Entry Doors                                         --
12.) Overhead Doors                        ---
13.) Gypsum Wallboard and Dryvit                 ------------------------------
14.) Ceramic Tile & Granite                                         ------
15.) Accoustical Ceilings                                         ----------
16.) Carpeting/Resid. Flooring                                                    -----
17.) Painting                                                   ------------------------------
18.) Toilet Access./Partitions                                              ---
19.) Loading Dock Equipment                   --
20.) Elevator Jack Hole
21.) Elevators                                     ----------------------------
22.) Plumbing (Underground)
23.) Plumbing                             ----------------------------
24.) Fire Protection                      -----------------------------
25.) H.V.A.C.                             ---------------------------------
26.) Electrical (Underground)
27.) Electrical
28.) Start Tenant Improvements

                                   EXHIBIT "T"

                                 NOTICE OF LEASE


     In accordance with the provisions of Massachusetts General Laws (Ter. Ed.) Chapter 183, Section 4, as amended, notice is hereby given of a certain lease (hereinafter referred to as the "Lease") dated as of March ___, 2000 by and between Arthur J. Gutierrez and John A. Cataldo, Class A Trustees and Howard Stock And Marc D. Levy, Class B Trustees, all as Trustees of Michelson Farm-Westford Technology Park Trust, under Declaration of Trust dated October 1, 1984, recorded with the Middlesex North District Registry of Deeds in Book 2863, Page 235 (hereinafter referred to as "Landlord") and Unisphere Solutions, Inc. (hereinafter referred to as "Tenant").

                                   WITNESSETH:

     1. The address of the Landlord is c/o The Gutierrez Company, One Wall Street, Westford, Massachusetts 01803.

     2. The address of the Tenant is 5 Carlisle Road, Westford, Massachusetts 01886.

     3.   The Lease was executed on March ___, 2000.

     4. The Term of the Lease is a period of ten (10) years beginning on the Term Commencement Date determined in accordance with Section 3.2 of the Lease, currently scheduled for January 31, 2001.

     5. Subject to the provisions of the Lease, the Tenant has the option to extend the Term of the Lease for two (2) successive five (5) year terms pursuant to Exhibit "F" of the Lease.

     6. The Tenant has an Expansion Option to lease up to seventy-five thousand (75,000) rentable square feet of additional space in the Building pursuant to Exhibit "R" of the Lease. The Expansion Land, as described in Exhibit "R" of the Lease, is known as Lot 10E and is described on Exhibit "A-1" attached hereto and made a part hereof.

     7. The Lot and the Park, as such terms are defined in the Lease, are subject to the covenants and agreements contained in Exhibit "I" of the Lease.

     8. The demised premises is a three (3) story building containing approximately one hundred and fifty thousand (150,000) rentable square feet located at 11 Technology Park Drive, Westford, Massachusetts 01886, and the areas of which are the subject of all appurtenant rights and easements set forth in Sections 2.1 and 10.14 of the Lease.

     9.   The deed(s) for the demised premises were recorded on ______________
          with the Middlesex North Registry of Deeds in Book     , Page    , as
          more particularly described on Exhibit "A" hereto.

     10. The deed(s) for the Expansion Land were recorded on ______ with the Middlesex North Registry of Deeds in Book ______, Page ______, as more particularly described on Exhibit "A-1" hereto.

     11. The Tenant has a Right of First Offer for the Buildings known as Buildings 2, 4 and 6 located within the Park pursuant to Exhibit "U" of the Lease.

     This Notice of Lease has been executed merely to give notice of the Lease, and all of the terms, conditions and covenants of which are incorporated herein by reference. The parties hereto do not intend this Notice of Lease to modify or amend the terms, conditions and covenants of the Lease which are incorporated herein by reference.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Notice of Lease this ___ day of ______________, 2000.

                                             LANDLORD:
                                             MICHELSON FARM-WESTFORD
                                             TECHNOLOGY PARK TRUST


                                             By:
                                                --------------------------------
                                                __________________, Class A
                                                Trustee of Michelson
                                                Farm-Westford Technology Park
                                                Trust, on behalf of himself and
                                                his co-Class A Trustee in their
                                                capacities as said trustees and
                                                not individually

                                             Dated:
                                                   -----------------------------

                                             By:
                                                --------------------------------
                                                __________________, Class B
                                                Trustee of Michelson
                                                Farm-Westford Technology Park
                                                Trust, on behalf of himself and
                                                his co-Class B Trustee in their
                                                capacities as said trustees and
                                                not individually

                                             Dated:
                                                   -----------------------------

                                             TENANT:
                                             UNISPHERE SOLUTIONS, INC.


                                             By:
                                                --------------------------------

                                             Its:
                                                 -------------------------------

                                             Dated:
                                                   -----------------------------


                          COMMONWEALTH OF MASSACHUSETTS

MIDDLESEX, SS.
     ____________, 2000
     Then personally appeared before me           , as trustee of Michelson
Farm-Westford Technology Park Trust and acknowledged the foregoing instrument to be his free act and deed as trustee aforesaid.


                                             ___________________________________
                                             NOTARY PUBLIC
                                             My Commission Expires:

                          COMMONWEALTH OF MASSACHUSETTS

______________, SS.                                           ____________, 2000

     Then personally appeared before me           , as trustee of Michelson
Farm-Westford Technology Park Trust and acknowledged the foregoing instrument to be his free act and deed as trustee aforesaid.


                                             ___________________________________
                                             NOTARY PUBLIC
                                             My Commission Expires:



                          COMMONWEALTH OF MASSACHUSETTS

_______________, SS.                                          ____________, 2000


     Then personally appeared before me ________________, as ________________ of Unisphere Solutions, Inc., and acknowledged the foregoing instrument to be his/her free act and deed as _________ aforesaid.


                                             ___________________________________
                                             NOTARY PUBLIC
                                             My Commission Expires:

                                   EXHIBIT "U"
                              RIGHT OF FIRST OFFER

     Subject to the last sentence of this paragraph, in no event shall Landlord decide to lease, agree to lease, or accept any offer to lease space that becomes available during the initial Term hereof the so-called Buildings 2, 4 and 6 within the Park and, unless Landlord first affords Tenant an opportunity to lease such entire Building(s) in accordance with the provisions of this Exhibit U and only after written notice to Tenant. Such notice shall contain the proposed essential terms with respect to such rentable area (Landlord's summary thereof, shall herein be referred to as the "Offer" or "Landlord's Offer"). The Offer shall set forth all of the essential terms and conditions upon which Landlord proposes to lease such space (i.e. the annual fixed rent amounts, the operating expense base amounts, and the allowances). Upon receipt of such notice and the Offer from Landlord, and provided further that there does not then exist an uncured, continuing default under this Lease and provided further that the Tenant is then leasing (including subleasing) one hundred percent (100%) of the Premises, then Tenant shall have a right to lease any such space on the terms set forth in the Offer by giving notice to Landlord to such effect within five business (5) days after Tenant's receipt of Landlord's notice of such Offer. If such notice is not so timely given by Tenant, then Landlord shall be free to lease the subject space, or portion thereof, to any third party on the terms and conditions contained in the Offer (or on such other terms and conditions as are negotiated by Landlord in its sole discretion) at any time after the expiration of said five (5) day period. The non-exercise by Tenant of its rights under this Exhibit U as to any one Offer by Landlord shall not be deemed to waive any of Tenant's rights of first offer as to other Building(s) aforesaid. Notwithstanding any language to the contrary in this Exhibit U, Tenant's rights of first offer hereunder (i) shall be subject and subordinate to the pre-existing rights of other tenants, as such rights are set forth in Exhibit Q of this Lease (ii) shall not revive and continue should such Building become available after Tenant's waiver and subsequent leasing by Landlord, and (iii) shall apply to the leasing of the entire Building(s) specified in the Offer and not portions thereof.

     In the event that Tenant accepts Landlord's offer to lease such rentable space in said Building(s), which is the subject of Landlord's Offer to Tenant, then Landlord and Tenant hereby agree that they shall enter into a mutually acceptable agreement amending, modifying or supplementing this Lease, specifying that such rentable area is a part of the Premises under this Lease and demising said premises to Tenant, or at Landlord's election, shall enter into a separate lease agreement substantially in the form of this Lease, as modified to comply with the terms of the Offer, with respect to such rentable space. Such amendment (or separate lease agreement, as the case may be) shall also contain other appropriate terms and provisions relating to the addition of such rentable space to this Lease or the leasing of such rentable space, as applicable, and shall be signed by Tenant within thirty (30) days of receipt of the proposed agreement from the Landlord in the form as hereinabove required.

     Notwithstanding anything to the contrary in this Exhibit U, if Tenant notifies Landlord of its election to lease such rentable space in said Building(s) which was the subject of the Offer and then fails to execute and deliver the required amendment to this Lease (or separate lease agreement, as applicable) once the same has been mutually agreed upon by Landlord and Tenant in accordance with this Exhibit U, then (i) Tenant shall be deemed to have waived its rights to lease the offered space under this Exhibit U, (ii) Landlord shall have the unrestricted right to lease such space upon whatever terms and conditions as are negotiated by Landlord in its sole discretion; and (iii) Tenant's right of first offer as to rentable space in the Building hereunder shall terminate and be of no further force and effect. The recording by the Landlord of an affidavit to such effect shall be conclusive evidence of the termination or waiver of Tenant's first offer option hereunder. Otherwise, if the Landlord and Tenant, each acting reasonably and in good faith, fail to agree on a mutually agreeable form of amendment to this Lease (or separate lease agreement, as the case may be) within said thirty (30) day period upon receipt of Landlord's proposed form of agreement, unless such date is extended by mutual agreement of both parties hereto, then such failure shall be treated as a non-exercise by Tenant of its right of first offer in accordance with the first Section of this Exhibit U and Landlord shall be free to lease the subject space, or portion thereof, to a third party as aforesaid.